Exhibit 4.35 THE KANSAS POWER AND LIGHT COMPANY TO HARRIS. TRUST AND .. SAVINGS BAmt uTrustee DATED .JULY 1.11139 ltEPRINTEO BY OFFSET, OCTOBER 1950

TIIE KANSAS POWER AND LIGHT COMPANY MoRTGAGE AND DEJID oF TRUST Dated July 1, 1939 TAB L E 0 F C 0 N TENT S* PAGE-: PARTIES •• • • • • • • • • • • • • • • • • • • • • • • • • • • • • . • • • • • • . • • • • • • • • • • • • • • • 1 J{E.ClTALS: Purposes of mortgage................... . . • • . . . • • . • • . .. • • • • • 1 General description of bond issue. . .. . . .. .. . .. .. .. • .. .. .. • • .. .. ~ •. General form of coupon Bond., ... ; ................... : ...... :·· 1 General fomt of coupon .....•.••..•................ ;~-.. ·..• ;·.:~-::-·-" S~~r··: ,,, • .·.- ~ '· :·.· .,..-: .,-;:-;.,._<-~- . General form of J"Cglstered Bond without eoupons •.•• ; ; ; : • •••• :; , ... '6 •· Gt•n••rnl form of Tntstee's certificate ••••••.•••.••..••• ; ••••• ·;.; 9 · Due authorization of the Indenture nnd llonds ... ·••••.• ·...... ·• ; • • 9 GIIANTING CLAUSF.S: Grant and conveyance...... . . . . . • .. . . . . . . . . . . . . . .. .. . . .. .. . . 10 Real estate . . . • . .. • . . • . . . . . . .. • . . . . . . .. . . . . . . . . . . .. . . . . .• . . . 10 Powerhouses, etc. ... . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55 Electric distribution systems. . .. . . .. . . . .. .. .. .. . . . . .. .. . . . .. .. 56 Water supply systems . . . . . . . . . . . . • . . . . . . . . . . . . . . . . . . . . . . . . . . 58 Gas distributions systems . .. • . . . . .. . . . • . . • . .. . . . . . . .. . • .. • • . . 58 Steam heating distribution system . .. . . .. . .. . . . .. • .. • • .. . .. .. . . 59 Electric transmission lines.. • • • . . . • . . . . . . .. . . . . . . . . . . • . . . . . . . . 59 Gas transmission lines.. .. . .. . . . . .. . . .. . .. . • . .. . . .. . . . .. .. . .. 73 Telephone lines .. • . . . . . • . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101 Franchises, ordinances, easements, etc. . . . . . . . . . . . . . . . . . . . . . . . . . 102 Property hereafter acquired. . .. .. • • . . • . . .. .. • . . .. . • . . . . . . . . • . 103 Property hereafter subjected to the lien of the Indenture. . • . . . . . . . I 03 ExcEPTED PROI'ERTv .......................................... 10-! HABENDUM .. • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • . • • • • • • !OS SuBJECT TO C!!.RTAIN ExcEPTIONs •••••.••.••.••.••••••••••.•••. !OS GRANT IN TRUST .......................... . !05 DEFEASANCE .. • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • !Ofi GENERAL CovENANT .•••••••••••••••••••.•.•.•••••..•••••••••• 106 "NOTE: The Table cf Contentm and the l'llRC headiop arc not part u[ the Oril!inal lndeatare u executed.

ii

ARTICLE I

Definitions

PAGE

Purposes and limitation of definitions 106
Acquired plant or system 107
Additional Bonds 107
Appraiser 107
Appraiser's certificate 107
Authorized newspaper 107
Board 108
Bondable property 108
Bonded cost 108
Bondholders—percentage of Bondholders 109
Bonds—outstanding Bonds 109
Certified resolution 110
Company 110
Corporation 110
Cost to the Company—cost to another corporation 110
Counsel 112
Coupons 112
Electric properties 112
Engineer 112
Engineer's certificate 112
Event of default 112
Fair value to the Company 113
Gas properties 114
Gross property additions 114
Indenture 114
Independent appraiser 114
Independent appraiser's certificate 114
Independent engineer 115
Independent engineer's certificate 115
Issued 115
Judgment lien 115
Lien of the Indenture 115
Liens upon rights-of-way for transmission or distribution line purposes 116
Mortgaged property 116
Net bondable value of property additions not subject to an unfunded prior lien 116
Net bondable value or property additions subject to an unfunded prior lien 118

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Net earnings available for interest, depreciation and property retirement—net earnings of property or of another corporation available for interest, depreciation and property retirement 119
Non-bondable property 121
Officers' certificate 122
Opinion of counsel 122
Outstanding 122
Permitted liens 122
Prior lien—funded prior lien—unfunded prior lien.................. 123
Prior lien bonds—funded prior lien bonds—outstanding prior lien bonds 123
Property additions 125
Refundable Bonds 128
Registered owner 129
Release moneys 129
Retired 129
Supplemental indenture 129
Trustee 130
Trust estate 130

ARTICLE II

DESCRIPTION AND MANNER OF EXECUTION, AUTHENTICATION AND REGISTRATION OF BONDS

Sec. 1. Issues in series—designations—change in designation....... 130
Sec. 2. Variations and special provisions........................ 131
Sec. 3. Exchange for Bonds issued in the name of a successor corporation 133
Ses. 4. Books for registration and transfer of Bonds.............. 134
Sec. 5. Registration of coupon Bonds.......................... 135
Sec. 6. Transfer and date of registered Bonds................... 135
Sec. 7. Who deemed owners of Bonds and coupons............... 136
Sec. 8. Exchange of Bonds of different denominations............ 136
Exchange of registered Bonds for coupon Bonds.......... 137
Sec. 9. Issue of Bonds in temporary form...................... 137
Sec. 10. Manner and conditions of exchange of Bonds............ 138
Sec. 11. Numbers, designations, legends, etc. on Bonds............ 139
Sec. 12. Execution of Bonds and coupons........................ 140
Sec. 13. Mutilated, destroyed, lost or stolen Bonds................ 141
Sec. 14. Form and authentication of Bonds...................... 141

iv ARTICLE III AuTIIENTICATION AND DELIVERY oF BoNDs PAGE SC<O. 1. Limitations as to principal an1ouut ...•.....•...••........ 142 All Bonds equally and ratably secured ••.••...•••.....•... 142 Sec. 2. Initial issue of $26,500,000 Bonds of 3Ya% Series due 1969. 143 Sec. 3. General requirements for authentication of additional Bonds. 143 (a) Certi fi<•d resolution authorizing execution ami re questing authentication .. .. .. • .. . .. • . • . . .. .. . • . . • 143 (b) Officers' certificate concerning earnings and no default 143 (c) Opinion of counsel concerning intervening liens and authorization of Bond~ .......................... 145 (d) Cash with respect to intervening judgment liens. • . • 146 Sec. 4. Authentication of additional Bonds on the basis of property additions not subject to unfunded prior lien •••••••••••• 146 . · .':'.''_ Conditions to be cOmplied with: .,,.,,..._ .•.. ~~,,~;~ (a) Engineer's ~rti6cate relating to property additions _· ..,,·,~·:, ..... ;.;., ... j~~[:'!'".' and net bondable value ...... ,.................... 146 · ·~. ~:· .• · ·· -·~",~1 · (b) Independent engineer's .ccrtilkate relating to fair .·~' ·· jiL· value of. acquired plants ·c.r systctns. • • • • • • • • . • • • • • 154 (c) Appraiser's certificate relating to fair value of securi- ties issued in payment of property additions. • . . . • • • 154 (d) Instruments of conveyance ........................ 154 (c) Opinion of counsel relating to title and lien of Inden- ture ................................... ; ...... 154 (f) Prior lien bonds and cash necess."y to constitute an unfunded prior lien a funded prior lien ............. 156 (g) Cash .with respect to jndglllent licns. . . . . . . . . • . • • • • 157 ( lr) General requirements provided in SC<."tion 3--Ex cepting ncressity of furnishing certificate required by SC<Oth;m 3_(b) in ·certain cruies where property subjcrt to pnor hen .. .. • • • .. . . • . . .. .. . . . . . . . . . . .. • . . .. 157 Sec. 5. Authentication of additional Bonds against deposit of cash .• 157 Conditions to be complied with: (a) Deposit of cash .. .. .. .. .. .. .. • .. .. . . .. .. .. .. • .. 157 (b) General- rt•quirements provided in SC<Otion .1. . . . . . . . . 158 Sec. 6. Authentication of ac.lditiomtl llonds in substitution fnr re fundable Bonds .. . .. . . .. . .. . . . . . .. . . . . . . . . . . . . . . . .. J 58 Conditions to be <'mnplied with: (a) Officers' certilicate relating to Bonds made the basis for theo application ............................ , . 15/l (b) General requirements provided in Section 3--Exl'cpt- ing necessity of certificate required by Section 3(b) in certain cases • . . . • . . . . . . . . . . . . • . . . . . • . . . . . . . . . 159

v ARTICLE IV PAli.TICVLAR CoVENANTS OF TBR CoMPANY PAGE Sec. 1. To pay principal, premium, if any, and interest ..•...•..... 159 Sec. 2. That separate coupons or claims for interest shall have no rights except after payment of principal and coupons and daims for interest not separate.. .. .. . . .. . . .. . . . • . . . . • 160 Sec. 3. Of seisin and title..................................... 160 Sec. 4. To maintain agency at each place where. principal or interest shall be payable. . .. .. .. . . . .. . .. .. .. . . . .. . . .. . . . . . . . . 160 Sec:. 5. To protect title to mortgaged property against foreclosure or enforcement of prior lien.......................... 161 To pay taxes. . • • . • • • • . • • . . . . . . • • • • • . • . • . . • . • . • • . • • . • • 161 To conform to requirements of governmental authorities .•• 161: ~...-~··. . -~~ Against permitting mechanics' or other liens to attach •••••• 161 . ,··- .. Sec. 6. to insure property •...................................;;. ... ~.. 161_~-: .. ,_ ·. ---- ·Sec. 7. To repair and renew .................................. 153'' ··{' ' ';':;~f~;::fi' Sec:. 8. Of due authorization of execution and delivery of Indenture 153 .. Sec. 9. Trustee or receiver may make advances ..... ; ....... ·... .. 164\ . -· Sec:. 10. To record thiS iililenture and supplemental indentures...... 164 Sec. 11. Of further assurance, etc... .. .. .. .. .. . .. . .. . .. .. . .. .. .. 164 Sec.12. Subsequent mortgages. to be made expressly subordinate .•.. 164 Sec. 13. Against issue of Bonds except in accordance with Indenture -against defaults . . .. . . . . . . . . . . . . . . . . . . . . . . . . . .. .. . 165 Sec. 14. Against acquisition of property subject to unfunded prior lien, except under certain conditions-property ratio and earnings test-certificates to be filed with Trustee....... 165 Sec. 15. Against issuance of prior lien bonds secured liy funded prior liens .............................................. 166 Sec. 16. Against issuance of additional prior lien· bonds· secured by unfunded prior liens, except under certain conditions-on basis of property additions, deposit of cash, and payment or cancellation of prior lien bon~ngs test-certifi cates to be filed with Trustee. • . . . .. .. . . . . . .. .. . . .. .. .. 166 Sec. 17 •• To perform covenants of prior liens. • • . . . . • . . . . . . . . . . . . . 170 Sec. 18. Concerning release of property subject to a prior lien or withdrawal of moneys deposited under a prior lien, in cer- tain conditions on basis property additions. . . . . . . . . . . . . . 170 Sec:. 19. In case of acquisition of all bonds secured by any prior lien, to cause such bonds to be canceled or deposited with Trustee . . . . . . .. . . . . . .. . . . . . . . • • . .. . . .. . .. .. . . .. . . . 171 Sec. 20. In ease of satisfaction of any funded prior lien, to caned or deposit with the Trustee all prior lien bonds secured by other prior liens and to deposit with the Trustee aU moneys held under such satisfied prior lien. . . . . . . . . . . . . . . • • . . . . 171

vi PAGE Sec. 21. Against sale of part of mortgaged property or consolidation with another corpomtion except as provided herein..... 172 Sec. 22. To maintain corpomte existence......................... 172 Sec. 23. To furnish Trustee certain financial statements and infor- mation .. . . . . . .. . . . .. • . . . . . . . . . . . .. .. • . .. . . . • .. . . . . 172 To keel;' proper books of record and account and permit in- spection by Trustee • • .. . .. .. . .. • . .. .. . .. . .. .. .. • • .. • 173 To furnish Trustee semi-annually information with respect to names and addresses of Bondholders. • . • • • • . • . • • . . . . • 1?3 Trustee to keep on file such infomtation and either afford Bondholders access to such information or make its services awil.'1.blc for mailing to Bondholders communica tions with respect to their rights, subject to certain condi- tions . . . . . . . . . . . . .. . . . . . .. . . . . . . . . . . . • • . . . . . .. . . . . . . .. 173 ARTICLE V Rlm!WPTION OF BoNDS See. 1. Company may =erve right to redeem-notice of redemp- tion-redemption of part only of any seriea •.••••••••••• 175 See. 2. Payment of redemption price ........................... 176 .. Sec. 3. Deposit of redemption moneys and effect thereof. • • • • . • • . • 177 Sec. 4. Cancellation of redeemed Bonds .....•.•................ 177 ARTICLE VI CoNCRRNING SECUIUTIU HELD BY THE TausTRE Sec. 1. Uncanceled funded prior lien bonds to he held by the Trus- tee as part of the trust estate. .. . . . .. . .. .. • . . . . .. .. . . .. 178 Sec. 2. Provisions as to payment·of interest and principal of funded prior lien bonds ....... , ..... , .. .. .. . . . . .. . . . .. . . . . . 178 Sec. 3. Cancellation of funded prior lien bonds upon direction by Company ..... ; .......... , ........................ 179 Sec. 4. Cancellation of funded prior lien ·bonds and discharge of funded prior liens • .. .. • . . . . . . . . .. . . .. . . . . . . . . .. . . . . 179 Sec. S. Concerning purchase money obligations and municipal bonds held by Trustee . . . . . . . . . . . . . • . . . . . . . . . . . . . . . . . . . . . . 180 ARTICLE VII PossESSION, UsE AND REutASE OF PRoPERTY Sec. 1. Possession until default . . .. .. .. .. .. .. .. . . .. • . .. • . . . .. 180

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PAGE

Sec. 2. Disposition of machinery and equipment, abandonment of property, modification of leases and surrender or modification of franchises without release or consent by Trustee.. 181

Sec. 3. Release of property (other than prior lien bonds)—conditions to be complied with:

(a) Certified resolution requesting release 183

(b) Engineer's certificate as to fair value of property released, desirability of release and liens on property released 183

(c) Independent engineer's certificate, in certain cases, with respect to desirability of release 184

(d) Cash to be deposited in amount equal to fair value of property, less:

(1) Principal amount of purchase money obligations deposited 184

(2) Fair value of municipal obligations deposited... 185

(3) Principal amount of prior lien solely a lien on property released 185

(e) Opinion of counsel relating to release of franchise... 186

Reduction of cash by compliance with Sections 1, 2 or 4 of Article VIII 186

Deposit of cash and obligations under prior lien........... 186

Sec. 4. Release of funded prior lien bonds upon sale of all the property subject thereto—conditions to be complied with:

(a) Certified resolution requesting release............. 187

(b) Officers' certificate that all property subject to the prior lien has been released 187

(c) Opinion of counsel that no remaining property is subject to the prior lien 187

(d) Cash to be deposited.............................. 187

Sec. 5. Release of property taken by eminent domain or exercise of right of municipal purchase........................... 187

Sec. 6. Purchaser of released property not required to investigate.. 188

Sec. 7. Power to dispose of property may be exercised by receiver, trustee in bankruptcy, assignee, or Trustee in possession.. 188

ARTICLE VIII

Application of Moneys Received by the Trustee

Sec. 1. Payment to Company of moneys (other than moneys received as basis for issue of Bonds, on account of judgment liens or in order to make a prior lien a funded prior lien) against property additions 189

viii PAGE Conditions to be oomplied with : (a) Certified resolution authoriziag application ...•..•.. 190 (b) Engineer's certificate with respect to property addi- tions . . • . . . . . . . • . . • . . . • • • . . . . . . . • . . . . . • . . . . . . . 190 (c) Certificates, instruments and opinion of counsel de scribed in Subdivisions (b) to (e), both inclusive, of Section 4 of Article III. . • • . • . . • . . • • . . . • . • . . • . • • 192 (d) Prior lien bonds and cash .•...•.••.......•....... 192 No cash (except cash relating to property subject to un funded prior lien) may be withdrawn on basis of property additions subject to unfunded prior lien ................ 192 Sec. 2. Payment to Company of moneys (other than moneys re- ceived as basis for issue of Bonds, on account of judg ment liens or in order to make a prior lien a funded prior lien) against refundable Bonds issued by the Company. • • 193 Conditions to be complied with: (a) Certified resolution authorizing application. • • • • • • • • • . (b) Officers' certificate relating to Bonds made the basilf' of the application • • • • • • • • • • . • •.• • . . • • • • • • • • • .. .. • 193 ' . Sec. 3. Payment to Company of money received as basis for authen· _tication. of additioual Bonds. . • . • • • • • • • . . • • . • • • • • • • • • • 194 · (a) On basis of property additions--eonditions to be com plied with: (1) Certified resolution authorizing application ...•. 194 (2) Certificates, instruments, opinions, prior lien bonds and cash provided in Subdivisions (a) to (g), both inclusive, of Section 4 of Article III. 194 (b) Against refundable Bonds-conditions to be complied with: (1) Certified resolution authorizing application. • • • • 194 (2) Officers' certificate provided by paragraphs (1) to (4), both inclusive, of Section 6(a) of Ar- ticle III . . . . . . . • . . . . . . • . . • . • . . . . . . . . • . . . • . 194 Sec. 4. Payment to Company of moneys ( renllliclng after compliance with provisions of supplemental indenture) received upon release of all or substantially all of the gas properties conditions to be complied with:. . . . . . . . • . . . . . . . . . . . . . . 195 (a) Certified resolution authorizing application ...... , .. 195 (b) Certificates, instruments, opinions, prior lien bonds and cash, described in Subdivisions (a) to (g), both inclusive, of Section 4 of Article III ...•••...•..... 195 Sec. 5. Application of moneys held as proceeds of released property to sinking fund payments. . . . . . . . . . • . . . . . . . . . . . . . . . . • 195 Sec. 6. Application by Trustee of moneys held on account of judg ment liens or prior lien bonds. . . . . . . . . . . . . . . . • . . . . . . . . 196 •

ix PAGE Payment to Company of moneys helu on account of judg ment liens or prior lien bonds: (a) \Vhen instrument securing prior lien released or judg ment lien disclmrged-comhtions to be complied with: 196 (I) Certified resolution authorizing application... . . . 197 (2) Opinion of counsel as to instrument of rd<•asc or as to discharge of judgment lien............ 197 (b) When prior lien bonds deposited with Trustee or paid or reduced or ascertained invalid-conditions to be cumplicdwith:· ........................ ; ........ 197 (1) Certified resolution authorizing· application.. .. . 197 (2) Prior lien bonds or officers' certificate and opinion of counsel with respect to payment, etc........ . 197 ( J) Officers' certilkate with respect to prior lien bonds nmde the b.~sis of the npplication....... 198 . ~:- (c) When all properties subject to prior lien and prior lien bonds released from lien of lndmture--:-compli-: ance with Sections 1, 2 or 4 o£ Article VIII. •·· • : • • '. 199 .-:i· When prior lien bonds deemed paid •••••.•••••••••••••••• '199 Sec. 7. Payment to Company of n10neys deposited on account of non-bondable property-conditions to be ~'Om plied with. • 199 . Sec. 8. Application of moneys held as port of tntst estate (other than moneys held on account of prior lien bonds or judgntent liens) to purchase or redemption of bonds payntent by Company of interest. premiums, advertising e.""<penscs with respect to Bonds purdmscd or redccmrd payment to Company by Trustee of e"cess of principal amount over purchase price. . . . . .. . . . . . . . . . . . . . . . . . . . . . 200 See. (). Deposit of cash for payment or redentption of Bonds-not part of trust estate-application of such cash to payment or redemption • .. . . . . . . .. . .. . • .. • . . .. .. .. • . .. . . .. . . 202 Sec. 10. Investment and reinvestment of cash held by Trustee as l'~rt of trust estate .......... ; •.. ·. . . .. . . . . . . . . .. . . . . 203 Sec. 1 I. (\•rtain powers of Company under this Article, with approval of Tn1stee, mny be exercised by receiver, trustee in hank-.. ruptcy or assignee . . . . . . .. . . . . . • . . . . . . . . . .. . .. .. . . . . 204 ARTICLE IX REMF.DIF.S UPON DEFAULT Sec. !. Dcfintiou of event of default. . . . . . . . . . • . .. . . . . . . . . . . . . . • 205 Acceleration nf maturity-waiver of default. . • . . . . . . . • . . . 207 See. 2. Trustee's right to enter and operatt!--<!.pplication of income .. 208 Sec. 3. Trustee's po)ver of sale .........................•.....• 209

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Sec. 4. Judicial proceedings by Trustee to enforce payment, foreclosure and sale of property.......... 210
Sec. 5. Principal and interest of Bonds to become due in case of sale 211
Sec. 6. Conditions of sale of property 211
Sec. 7. Application of proceeds of sale.......... 212
Sec. 8. Covenant to pay Trustee principal and interest in case of certain defaults 213
Application of moneys received by Trustee.......... 214
Sec. 9. Trustee entitled to appointment of receivers.......... 215
Sec. 10. Waiver of appraisement, valuation, stay, extension and redemption laws 215
Sec. 11. Control of proceedings by a majority of Bondholders...... 215
Sec. 12. Conditions to suit by individual Bondholders.......... 216
Sec. 13. Original position of parties to be restored if proceedings on default discontinued 217
Sec. 14. Trustee may act without possession of Bonds.......... 217
Sec. 15. Trustee entitled to file proofs of claim in receivership, insolvency, bankruptcy, reorganization and other proceedings 217
Sec. 16. Delay or omission not a waiver.......... 218
Sec. 17. Definition of outstanding Bonds.......... 218

ARTICLE X

Evidence of Rights of Bondholders

Evidence of rights of Bondholders.......... 219

ARTICLE XI

Immunity of Incorporators, Stockholders, Officers and Directors

Immunity of incorporators, stockholders, officers and directors...... 220

ARTICLE XII

Consolidation, Merger and Sale

Sec. 1. Consolidation, merger, sale or lease by Company permitted under certain conditions 221
Sec. 2. Substitution of successor corporation for Company—conditions imposed upon successor corporation.......... 223
Sec. 3. Extent to which properties of successor corporation shall be subject to lien of this Indenture.......... 224

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ARTICLE XIII

Concerning the Trustee

Sec. 1. Trustee not required to inquire as to performance, etc.—compensation—acting through agency, etc.—liability—sufficiency of evidence for issuance of Bonds, etc.—further investigation—may advise with counsel—Trustee under no duty with respect to recording, filing, etc....... 225
Sec. 2. Action by Trustee—indemnity—notice to Bondholders...... 228
Sec. 3. Notice by Trustee to Company........................ 229
Sec. 4. Interest on moneys with the Trustee..................... 229
Sec. 5. Resignation and removal of Trustee..................... 229
Appointment of successor trustee and acceptance by successor trustee—duties of outgoing trustee..................... 230
Sec. 6. Power of appointment of another corporation or one or more persons to act as co-trustee or separate trustee.......... 232
Sec. 7. Merger or consolidation of Trustee...................... 234
Issuance of Bonds authenticated by predecessor trustee..... 234
Further authentication by successor..................... 234
Sec. 8. Conflicting interests of the Trustee...................... 235
Resignation 235
Sec. 9. Limitations of Trustee as creditor of Company........... 235
Exceptions:
(1) Retention of payments, proceeds of sale, dividends... 236
(2) Realization on security prior to four months' period. 236
(3) Realization on security for claim within four months' period 236
(4) Receipt of payment of claim against release of security 237
Substitution of property as security...................... 237
Substitution of claim 237
Apportionment of funds and property in special account between Trustee and bondholders....................... 237
Resignation of Trustee 238
When Trustee need not account:
(1) Ownership or acquisition of securities under mortgage, etc., or of securities having maturity of one year or more.................................. 238
(2) Disbursements in the ordinary course of business.... 238
(3) Indebtedness for services, rent, goods or securities... 238
(4) Ownership of securities in corporation organized under Federal Reserve Act 239
(5) Acquisition, etc., of self-liquidating paper.......... 239
Meaning of "security" 239

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Sec. 10. Bondholders represented by Trustee 239
Sec. 11. Right of Trustee and agents to hold Bonds and coupons and deal with the Company 239
Sec. 12. Acceptance of trusts 239

ARTICLE XIV

Supplemental Indentures

Sec. 1. Purposes for which supplemental indentures may be executed 239
Sec. 2. Trustee authorized to join in supplemental indentures 241

ARTICLE XV

Meetings of Bondholders

Sec. 1. Modifications of Indenture may be made as provided in this Article 242
Sec. 2. Method of calling meetings of Bondholders—voting 242
Sec. 3. Attendance at meetings 244
Sec. 4. Chairman and Secretary of meeting—inspectors of votes 246
Sec. 5. Quorum—adjournment of meetings 246
Sec. 6. Modifications of Indenture permitted 247
Definition of affiliated corporation 248
Sec. 7. Record of meeting—notice of adoption of resolution—approval by Company—assent of Trustee 249
Sec. 8. Endorsement on Bonds—new Bonds for exchange—supplemental indentures 250

ARTICLE XVI

Defeasance

Defeasance 251

ARTICLE XVII

Miscellaneous Provisions

Sec. 1. Benefits restricted to parties and Bond and coupon holders. 252
Sec. 2. Cremation of canceled Bonds and coupons by Trustee 252

xiii PAGE Sec. 3. Illegality or invalidity of any provisions not to affect others 252 Sec. 4. Date of actual execution indicated by acknowledgments. • • • . 253 Sec. 5. In event publication of any notice is impossible, publication in lieu thereof permitted with approval of Trustee ..•••••• 253 Sec. 6. Regarding certificates or opinions of officers, engineers, counsel or other persons. • • . . . • . . . . . . . • . . . . . . • . . . • • . . 253 Sec. 7. Parties to include successors and assigns .............•.•.. 254 Sec. 8. Execution in counterparts . • . . . . . . . . . . . . . . . . . . . . . • • . • • • 254 TESTIMONIUM • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • 254 ExECUTION • • • • • • • • • • • • • • • • • • • • • • • • . • • • .. .. .. • • • . • • • • • • • • .. • 255 COMPANY's AcKNOWLEDGMENT • • .. • • • • • • • .. • • • .. • • • .. • • • • .. • • • 256 TRUSTER's AcKNOWLitDGIIlENT .. • .. • .. • .. • • • .. .. • .. • • .. • .. .. • .. 257 '}. CnTDriCATE ov Goon FAITH .................................. 258 '# ,.. REcoRDING DATA • • • • • • • • • • .. • • • • • • • • .. • .. .. • .. • .. .. • • .. .. • • • 259 .;: ....... A,;;:.~"::: ' '' .. .. '·. . . . .·~~}.'\ li;·Y~"'~.

JtUitnturt, dated as of the fi1•st day of July In the year one thousand nine hundred thirty-nine (1939) made by and between THE KANSAS POWER AND LIGHT CO!Ul'ANY, a corporation organ· !zed and existing under the laws of the State of Kansas (here inafter called the "Company"), party of the first part, and HA!llliS TRUST AND SAVINGS DANK, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Trustee"), as Trustee, party of the second pa1•t; WHEREAS, the Company deems it necesBilry from time to time to borrow money for its corporate purposes and to issue its Bonds therefor, and to mortgage and pledge its property hereinafter described to secure the payment of the Bonds, and to that end hu authorized the issue of its Bonds, from time to time, not limited in aggregate principal amount except as otherwise herein after provided, to be issued in one or more series, the Bonds-of·. each series to be issuable originally either as coupon Bonds reg· isterable as to principal, with interest coupons atta!!hed,, or as registered Bonds without coupons, or both, all such Bonds to be authenticated by the certificate of the Trustee, which Bonds, coupons and Trustee's certificate are to be substantially in the forms following, respectively-with such appropriate insertions, omissions and variations in respect to the form and terms of such Bonds and coupons as may be authorized from time to time by the Board of Directors to express the terms and conditions upon which the Bonds are issued as required or permitted by this Indenture: [GENERAL FORM OF COUPON BOND] THE KANSAS POWER AND LIGHT COMPANY (Incorporated under the laws of the State of Kansas) FmsT MORTGAGE BOND, .• , % SERIES DUFJ ............. , ... . No ............... . $ ........ . THE KANSAS POWER AND LIGHT COMPANY, a corporation or· ganized and existing under the laws of the State of Kansns (here·

2

inafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this Bond be registered, to the registered owner hereof, on the ....day of ...., ..., the sum of .... dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the .... day of ...., ..., at the rate of .... per cent. (..%) per annum, payable semi-annually, on the .... days of .... and .... in each year until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned, but only, in case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached as they severally mature. Both principal of, and interest on, this Bond are payable at ....

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust (herein called the "Indenture"), dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated

3 ms the "Finnt Mortgage Bonds, •••• % Series due •••••••••••. " of the Company, issued under and secved by the Indenture and described ..........•...............•....•.... To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any in· denture supplemental thereto, and of the rights and obliga· tiona of the Company and of the holders of the Bonds and eoupons may be made with the consent of the Company by an aftlrmative vote of not le1111 than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held ms provided in the Indenture, and by an aftlrmative vote of not le1111 than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by mch modi1lcation 01' alteration, in case one 01' more but leu than all of the llll!1'ielll of Bonds then outstanding under the Indenture are 1110 affected;' provided, however, that no mch modi1lcation or alteration Blu!l1 be mac1e_,'!!Jlch wm affect the terms of payment of the prindpel ot, or interest on, this Bond. In cmse an event of default, ms defl.ned in the Indenture, Blu!l1 occur, the principal of all the Bonds at any mch time outstand· ing under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the etfect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds out- standing. . This Bond is transfersble by delivery except while registered ms to principal. This Bond may, from time to time, be registered as to principal in the name of the owner on books of the Company to be kept for that purpose at the agency of the Company in ••.•••..•••••.•••• , and such registration shall be noted hereon, after which no transfer hereof shall be valid unless made on said books by the registered owner hereof in person or by duly author· imed attorney, and Bimilarly noted hereon; but this Bond may be d!scharged from registration by being in like manner transferred

4

to bearer, and thereupon transferability by delivery shall be restored; and this Bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability of the coupons hereto appertaining, which shall always be payable to bearer and transferable by delivery, and payment to the bearer thereof shall fully discharge the Company in respect of the interest therein mentioned, whether or not this Bond at the time be registered.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present, or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every bearer or registered owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

Neither this Bond, nor any of the coupons for interest thereon, shall be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

In witness whereof, The Kansas Power and Light Company has caused this Bond to be signed in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasu.rer to be attached hereto, 1111 of the ••••..•.•..••• day of •••••••••••••••••••• , ............ . TRill KANBAS POWllllt AND LmBT CoMPANY, Dy ............................ . Vice President. Attest: .................. ,• ............ .. :·:. '.t~i~'~;~~~,,;,~_ [GENIIIIUL li'OIIM 011' COtlPON] No•••••••••• ••••••••• . • '., - .... % Series due ...............• On the .... day of ..........., .... , unless the Bond herein mentioned shall have been duly called. for. previous redemption and payment thereof duly. provided for The KanBIUI. Power and Light Company will pay to bearer, on surrender of this coupon, at .......................... , ........................... . dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private . debts, being six months' interest then payable on its First Mort- gage Bond, .... % Series due ................ , No ......... .. . . .. .. . . .. . . . .. .. . . . .. . .. . . . . . . . Treamrer.

[OIIINEilAL li'O!Illi 011' REOJBTlliUD BOND WITBOU'r OOUl'ONB) THE KANSAS POWER AND LIGHT COMPANY (Incorporated under the laws of the Sta.te of Kan!lll.ll) FIIIST lifORTGAOlll BoND,_ .. % SEllll!lll DUIII ......... 0 •••••• No•••••••••• '· • 0 •••••• THE AAN!WI POWIIIR AND LIOB'l' CoMPANY, a corporation or· ganized and exillting under the laws of the Sta.te of Kan!lll.ll (here inafter called the "Company", which term shall include any mccessor corporation u defined in the Indenture hereinafter : _' referred to), for value received, hereby promises to p111 .to~·o:-J~,i·-~ _ ~--<4i • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • or .."""" ~...... .. ...._.......,. ~ .•Ef:·~ ~ ...,~~1<'.~~~- · -·· ..,.@>.,. <=:·. ~--·~ 'f aaalgD.s, on th.e ........ day of ..............••........, the :• ..... : ·····-::::-r ~:fu~it~ "eita~ ·~i ~~~a~~': a~th'%:~t~=~ .• . ·;::~.~-.:. - legal tender for publlc and private debts, and to pay interest thereon in llke coin or currency from ••••••••••••• at the rate of ( ........ per cent. ( ... %) per annum, payable semi-annually, on the . . . . . . . . days of . . . . . . . . . . . . . . and . . . . . . . . . . . . . . in etLch year until maturity, or, if the Company shall default in the pay· ment of the principal hereof, until the Company'a obligation with respect to the payment of mch principal shall be discharged llll provided in the Indenture hereinafter mentioned. · Both principal of, and interest on, this Bond ilre payable at •.•••••••••.•.••.• This Bond is one of a duly authorized iBSue of Bonds of the Company (herein called the ''Bonds"), in unlimited aggregate principal amount, of the series hereinafter speclfl.ed, all issued and to be ismed under and equally secured by 111 mortgage and deed of trust (herein called the "Indenture"), dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee") 1 aa Trustee, to which Inden ture and all indentures supplemental thereto reference is hereby made for a deecription of the properties mortgaged and pledged, the nature and extent of the security, the righte of the bearers or

l'ejlistered owners of the Bonds and of the Trwltee in reapect thereto, and the terms and conditions upon which the Bonds are, and IU'e to be, secured. The Bonds may be issued in aeries, for various principal sums, may mature at different times, may beiU' interest at different rates and may otherwise vary u in the Inden ture provided. This Bond is one of a series designated as the "First Mortgage Bonds, .•.• % Series due ..•... " of the Com· pany,..................... issued under and seeured. by the Indenture and .described To the extent permitted by, and as provided iu, the Inden· ture, mod11leations or alterations of the Indenture, or of any in denture supplemental thereto, and of the rights and obllgationa of the Company and of the holders of the Bonds and coupona may be made with the consent of the Company by an alllrmatmt,;. vote of not less than 80% in amount of the Bonds entitled to vote " then o~tstanding, at a meeting of Bondholders called and held u provided in the Indenture, and by an a.flirmative vote of not lea · · than ·so% in amount of the Bonds of any series entitled to vote then outstanding and aifeeted by such modification or alteration, in cue one or more but less than all of the series of Bonds then outstanding under the ·Indenture are so aifeeted; provided, how· ever, that no such modification or alteration shall be made which will o.ft'ect the terms of payment of the principal of, or interest on, this Bond. In case an event of default, as deftned in the Indenture, shall occur, the principal. of all the Bonds at.any such time outatand· ing under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding. This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Com· pany to be kept for that purpose at ......................... , upon surrender and cancellntion of this Bond and on preeenta· tion of 11 duly executed written instrument of tranefer, and

8

thereupon a new registered Bond or Bonds without coupons of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; or the registered owner of this Bond, at his option, may in like manner surrender the same for cancellation in exchange for the same aggregate principal amount of coupon Bonds of the same series and in authorized denominations, with coupons attached maturing on and after the next ensuing interest date; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

In witness whereof, The Kansas Power and Light Company has caused this Bond to be signed in its name by its President or a Vice Premdent, rmd ita corporate seal (or a facsimile'thereof) to be hereto afftxed and attested by its Secretary or rm Assis•.ant Secretary. Dated . ....................... . By . ............ • ..... • .... • .... . Vice President. Attest: .. . • ••••••••••• 0 • " •••••••••••• - iio.- Aaristant 8601'6targ• • ' " .:_~,4, , _;-;·.I • ·: . ~-- . ·~: -~~'/,' .... ,~ra~~~~;~~~~~.: ;:--..,- This Bond Is one of the Bonds (in temporary form), of the series designated therein, described in the within-mentioned In· denture and Supplemental Indenture of ••••••.••••••••..•..•• HARRIS TRUST AND SAVINGS BANX, Tf'Uiltee, By •....•.....•.................. ; and WBEBEAS, the holders of the stock of the Company entitled to vote thereon, and the Board of Directors of the Company, at meetings therecf respectively duly convened and held, have duly authorized the execution and delivery of this Indenture to secure the Bonde to be issued hereunder; and WBEBEAB, all the requirements of law and the by-laws and articles of incorporation of the Company have been fully com·

10 plied with and all other acts and things necessary to make this Indenture a valid, binding and legal instrument for the security of the Bonds, have been done and performed; Now, THIW!IFORJII, THIS lNDENTUlllll Wl'rNESBIII'l'B:: That The Kansas Power and Light Compii.Dy, in consideration of the premises. II.Dd of . the mutual covenii.Dts herein contained and of the purchBBe II.Dd acceptance of the Bonds by the holders thereof and of the sum of One Dolla.r to it duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest (II.Dd premium, if II.Dy) on all Bonds at any time issued and outstanding under this Indenture, · .. ·.; ing to their tenor II.Dd effect, and the pel'formii.Dce and oba:ervane~ ~~~':::~ of all the covenants and conditioiiB in the Bonds and herein tained, and to declare the terms and conditiOIIB upon and BUb- ·. ject to which the Bonds are, and are to be, isiiUed and secured, hOB executed and delivered this Indenture and hiLS granted, bar ! gained, sold, wa.rranted, aliened, remised, released, conveyed, BBsigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, rele&Be, convey, BBsign, transfer, mortgage, pledge, set over·and confirm unto Ha.rriB Trust and Savings Bank, as Trllll- tee, and to its BUccessors and ILBsignB forever, all and singular the following described properties-that iB to say: FmST. ALL and singular the lands, real estate, chattels real, esa. menta, servitudes and leasehold and other interests in real estate which the Company now owns or, subject to the provisions of Article XII, may hereafter acquire, including, among other things, the following property located in the State of Kansas (but reference to, or enumeration of, any particular kinds, claeses or items of property shall not be deemed to exclude from the Opel!'-

11 atlon and effect of tbis Indenture uy kind, cliWI or item not 1110 referred to or enumerated, except as hereinafter expresaly pro vided): PARCELS OF REAL ESTATE. The following described parcels of real estate, all of which are located in the State of Kansas in the respective counties hereinafter apecilied: ' ATCHISON COUNTY. 1. Atchison Power Plllnt Situ: The North One Hundred Thirty ~130) feet of Lots numbered Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eil!hteen (18), Nineteen (19}, Twenty (20) and Twenty-one (21) in BloCk Twenty-three (Z3) In X... C. Challis Addition to the City of Atchison, u shown by the recorded plat ''t~ thereof. . .·· +;:;i::' 2. Spray J'ontl and SBroice Building Si11: lob Thirteen (13);:"• .,.. ,,~1. Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17) and Eighk<!D (18) and 1.otS Twenty-three~23 , Twenty-four (24}, Twenty-live (25), .. Twenty-six (26), Twenty-seven 27) and Twenty:.eight (28}, all in Block Twenty-two (22), in L. C. is Addition to the City of Atchison, u shown by the recorded plat thereof. 3. TYansmis.rion Tower Sit•: A portion of Block Thirty {30) in the City of Atchison, commonly known and designated as Old Atchison; be ginning at a point Seventy-five (75) feet South and Forty-nine (49) feet East of the intersection of the Center line of Utah Street with the East property line of Second Street, thence in a. Northeasterly direction to a point Three (3) feet South of the North line of Lot One (1) in said Block Thirty (30), (Said Northeasterly line nmDinc to a point Sixty-eight (68) feet East ot the intersection of the center line of Utah Street with the East property line of Second Street), thence. East ll8f8]lel with the .North line of said Lot One (I) to the West bank of the Missouri River, thence South westerly along the W eat bank of the Missouri River to a point in said West bank Seventy-five (75) feet South if measured at ~ht angles ~ere to, to the center line of Utah Street, thence West to the potnt of beginning, ~ether with the right to enter upon a atrip of land three (3) feet in width lymg immediately Rorth of and adjacent to the real e.o<tate hereinbefore described for the purpose of maintaining and repairing all structures lo cated upon said real estate. 4. Other Re<ll Estate: The following tracts of land: (a) Part of the Southeast Quarter (SE~) of Section One (1) in Township .Six (6) of R:mge Twenty (20) which is bounded u follows: Commencing at a point Nine Hundred (900) feet North of the Southwest

12 comer of said quarter section, thence running North Five Hundred Sev enty-seven (577) feet; thence East Eil:ht Hundred Twenty-four (824} feet; thence South Twenty-nine (29) degrees and Thirty-five (35) min· utes West on the West line of the public road Six Hundred (600) feet; thence West Five Hundred (500) feet to the place of beginning, compris ing Eight and Eighty-two Hundredths (8.82) acres, IIJOre or less. (b) That part of said Southeast Quarter (SE'A,) of Section One (1) in Township Six (6), of Range Twenty (20), which IS bounded as follows: Commencing Fourteen Hundred Seventy-seven (1477) feet North of the _____________ so(;u;;'t"ih::wnes!"tT.cfio2'm~e".ir,.:o~fSllid_quarter section, mnning-thence North Eight-and------ 4one-half (8~) feet; thence East Eight Hundred Forty-six (846) feet to the public road; thence Southwest with the West line of the public road to a point which is East of the point of beginning; thence West to the point of beginning. ExCI!PTING and excluding, however, from the above said lands the fol.. :. _;·. · lowing tract: Commencing at a point Nine Hundred Four f904) feet. N~. ·;;•r;:" : :: ~f the Southw.est comer !>f ~e Southeast Quarter (SE~) "f th~a&ld sei>.. ~'f~'i;~:_,f£l'' tion One (1) In Township SOt (6) of Range Twenty (20), rumung tlleJJoCe.~''"'~"-'·'' .. '" · East Three Hundred Two (302) feet; thence North Ten (10) feet; thE!ilce ;:,., : · · · East Two Hundred Three and One-half (203~) feet; thence South ·· Twenty-nine (29) degrees and Thirty-live (35) minutes West ·Sixteeo (16) feet; thence West Five Hundred (500) feet; thence North Four (4) feet to the beginning. (c) That part of the Southwest Quarter (SW~) of Section One (1), in Township Six (6), of Range Twenty (20), which part is bounded as follows: Commencing at a point Four Hundred Seventy-five (475) feet North of the Southeast comer of said Southwest Quarter (SW~) section, running thence North Eight Hundred Five (805) feet; thence West Two Hundred Thirty~seven (237) feet; thence South Eight Hundred Five (805) feet, thence East Two Hundred Thirty-seven (237) feet to the beginning, comprising Four and Thirty-eight One-hundredths (4.38) acres, more or less. SUBJECT, however, to right of way reserved by August Haeglin and Mary Haeglin, for the laying of water and gas pipes over the above described lands to their dwelling house located South of the said lands. (d) That part of the Northwest Quarter (NW~) of Section Two (2) in Township number Six (6) of Range number Twenty (20) begin· ning at a point Seventeen (17) chains and Ten (10) links :!i:ast of the Northwest comer of said quarter; running thence Southeasterly in center of public road known as Parallel Road, same being Sixty-six (66) feet wide, to East Line of said quarter; North to Northeast comer thereof; thence West to beginning; Forty-five (45) acres, more or less, including therein a strip Thirty-three (33) feet wide along the entire West and Southerly line thereof, being East Half (E~) of Parallel Road.

101

point of connection with Northern Natural Gas Company's 24-inch gas transmission line in the Southeast corner of the Northeast Quarter of Section 1, Township 35 South, Range 25 West, Clark County, Kansas, and extending therefrom in a Northwesterly direction to the Englewood Town Border Station, located in the Northwest Quarter of the Northeast Quarter of said Section 1.

Line 107. *Gasoline Line—Extraction Plant to Loading Rack.* A certain 2-inch steel pipe gasoline transmission line 4.5 miles in length, described as commencing at the McPherson Gasoline Plant, located in the Southeast Quarter of the Southwest Quarter of Section 29, Township 18 South, Range 2 West, McPherson County, Kansas, and extending thence southwardly to the loading rack, located in the Southeast corner of the Northeast Quarter of Section 19, Township 19 South, Range 2 West, in McPherson County, Kansas.

Line 108. *2-inch Water Line.* A certain 2-inch galvanized pipe water line beginning at the McPherson gasoline extraction plant located in the Southwest Quarter of Section 29, Township 18 South, Range 2 West, running thence East between Sections 29 and 32, to the half section line, thence South approximately 1,000 feet; thence running in a Southeasterly direction through Sections 32 and 33 in Township 18 South, Range 2 West, to the center of the Northeast Quarter of Section 4, Township 19 South, Range 2 West; length approximately 10,500 feet, all in McPherson County, Kansas.

Line 109. *Mahaska-Narka Branch Line.* A certain 2-inch steel pipe gas transmission line approximately 11.25 miles in length described as commencing at a point of connection with Line 1 in the Northeast Quarter of Section 3, Township 2 South, Range 2 West, extending thence in a northeasterly direction through Sections 3 and 2 of Township 2 South, Range 2 West, through Sections 35, 36 and 25 of Township 1 South, Range 2 West, through Sections 30, 29, 20, 21 to the town border station of the City of Narka, located in the Northeast corner of Lot 1, Block 1, City of Narka, continuing thence in a westerly direction through Sections 16, 15, 14, 13 of Township 1 South, Range 1 West to a point near the center of the east line of said Section 13, all in Republic County; continuing thence west and northeasterly through Sections 18 and 7 of Township 1 South, Range 1 East to the town border station of City of Mahaska, located on a tract of land in the Northeast quarter of said Section 7 described as beginning at a point 1,080 feet south and 1,490 feet west of the Northeast corner of the Northeast Quarter of Section 7; thence running west parallel with the north line of Section 7 a distance of 30 feet, thence South 25 feet, East 30 feet, and North 25 feet to the place of beginning, all in Washington County, Kansas.

TELEPHONE LINES.

A certain telephone system approximately 253 miles in length described as commencing at the compressor station of Northern Natural Gas Company located in the Southeast Quarter of Section 7, Township 6 South,

102

Range 2 East, Clay County, Kansas, and extending thence Westwardly and Southwardly upon the poles of The Kansas Power Company a distance of 10.7 miles more or less to the City of Morganville in said County; continuing thence Southeastwardly to the power plant of The Kansas Power and Light Company near Clay Center in said County; continuing thence Southwardly to the office of said last mentioned company in the City of Abilene, Dickinson County, Kansas; continuing thence South and West to the office of said Company in the City of Salina, Saline County, Kansas; continuing thence Southwardly through the City of Lindsborg, McPherson County, Kansas to the office of Company in the City of McPherson in McPherson County, Kansas; continuing thence Westwardly and Southwardly through the Town of Inman in said County and through the City of Hutchinson, Reno County, Kansas, Southwestwardly to a point where the right of way of The Chicago, Rock Island and Pacific Railway Company intersects the West line of Section 24, Township 25 South, Range 9 West in Reno County, Kansas, a distance of approximately 168 miles all of which said line is located upon the poles of The Kansas Power and Light Company excepting 2½ miles located in Sections 4 and 9, Township 23 South, Range 5 West in Reno County, Kansas, continuing thence Southwardly and westwardly through the Towns of Calista and Nashville in Kingman County, Kansas, to its terminus at the "Medicine Lodge Gasoline Plant" located in the Northeast Quarter of Section 13, Township 32 South, Range 12 West in Barber County, Kansas, together with lateral lines serving the compressor station, at or near the City of McPherson, McPherson County, Kansas; the compressor station at or near the Town of Calista, Kingman County, Kansas; and a line extending Eastwardly and Northwardly from Nashville, Kingman County, Kansas, approximately 2 miles; comprising in all approximately 74.3 miles, together with the poles; and a line approximately six (6) miles in length, commencing at the Watchorn substation in the Southeast quarter of Section 5, Township 22 South, Range 4 East, Marion County, Kansas, and extending west into the City of Peabody, Marion County, Kansas.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII, which it may hereafter acquire.

103 ALSO all inventions, patent rights and licenses of every kind now ownetl by the Company or, subject to the provisions of Article XII, which it may hereafter acquire. FOURTH. ALSo, subject to the provisions of Article XII, nil other prop erty, real, personal and mixed (except ns herein expressly ex· cepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity. FIFTH. ALso any and nil property of any kind or description which may from time to time after the date of this Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, as· . signed or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby author· ized to accept and receive any such property and any such con· veyance, mortgage, pledge, assignment and transfer, as nnd for additional secul'ity hereunder, and to bold and. apply any nnd nil such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assign· ment or transfer shall be made. SIXTH. TOGIIITHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof; with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in

104

equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Indenture and from the lien and operation hereof:

(*a*) All bills, notes and accounts receivable, cash on hand or in bank, contracts, operating agreements and choses in action, not specifically assigned to or pledged with the Trustee or required to be, and existing leases in which the Company is lessor and leases hereafter made of portions of the mortgaged property in which the Company is lessor;

(*b*) All shares of stock and other certificates or evidences of interest therein, and all bonds, notes and other evidences of indebtedness or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company (except securities or obligations required to be pledged by the terms of this Indenture);

(*c*) All materials, merchandise, appliances and supplies acquired for the purposes of resale or leasing to its customers in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

(*d*) All electric energy, gas, water and other materials or products generated, manufactured, produced or purchased by the Company for sale or distribution in the ordinary course and conduct of its business; and

(*e*) All property now owned or hereafter acquired by the Company, used in the operation of its bus business or its ice business.

AND FURTHER EXPRESSLY EXCEPTING AND EXCLUDING from this Indenture and from the lien and operation thereof, all property,

105 permits and franchises of nny other corporation of whntcYcr char· acter, sharcs_of stock or securities whereof, or obligations secured by lien upon the properties and franchises whereof, mny be now owned or hereafter acquired or possessed by the Company, not· withstanding the fact that the Company may own or hereafter acquire nil or substantially all of the shares of stock or other securities issued by, or secured by lien upon property of, any snell corporation, or that nny such corporation may be incorporated or organized nt the instance of or·for the· account of the Com· pnny, or that all or any part of the shares of stock or other secnri· ties of such corporation may be subjected to the lien hereof by the Company. ·.· To HAVlll AND TO HOLD all said properties, renl, personal and "\"t;: ·~ .. mixed, mortgnged, pledged and conveyed by the Company lUI:;:, ·~ >::~:... .::<·~1?~~~-~lt- aforesaid, or intended so to be, unto the Trustee nnd its snccessol'!i · and assigns forever; SunJmCT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to existing lenses other than lenses which by their terms are subordinate to the lien of this Indenture, to existing liens upon rights-of-way for transmission or distribn· tion line purposes, as hereinafter in Article I defined, and any ex tensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes oYer, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, coYenants, exceptions and reserYntions expressed or provided in the deeds or other instruments respectiYely under and by Yirtue of which the Company now owns or may hereafter acquire any property Sub ject to the lien hereof, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens ns hereinafter defined in Article I; IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issu·ed and

106 to be issued hereunder, or any of them, without preference of any of said Bonds and coupons of any pnrticular series over the Bonds nnd coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV. PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the Bonds the principal and inter est (and premium, if any) to become due in respect thereof at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in the Bonds and coupons and in thie Indenture . expreasetl IIIII to be kept, performed and observed by 01' Oa.the #;~;,2., ::'~?<.:• part of the Company, then this Indenture and the estate ·amf'' :·-·· rights hereby granted shall cease, determine and be void, other- wise to remain in full force and eft'ect; AND IT JS HEREBY COVENANTED, DECLABED AND AGilEED, by and I between the parties hereto, that all the Bonds and coupons are to be issued,· iuitlilmticated and deiivered, and that· all the trust estate is to be held and applied subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Com· pany, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who .shall hold the. Bonds and coupons,. or any of them, as follows: ARTICLE I. DEFINITIONS. The terms defined in this Article I shall, for all purposes of this Indenture and of all indentures supplemental hereto now or hereafter entered into in accordance with the provisions hereof, have the meanings herein specified, unless the context otherwise requires:

107 Acquired plant or system: The term "aC(JUired plant -:-~ system" shall mean a plant or system, including any property used in connection there with, purchased or acquired by the Company a!ter June 31), 1939 (but not constructed or erected by or .for the Com· puny) which prior to the purchase or acquisition thereof by the Company has been used or operated by others than the Company. · · Additional Bonds: The term "additional Bonds" Bho.ll mean Bonds author ized hereunder of any series, du1y authenticated and dellv· ered pursuant to Sectious 4, 5. or 6 of Article m. -'<"-- .. : ,·, .. Appraiaer: The term "appraiser'' aho.ll mean an individual or a co partnership or a corporation engaged in the business of appraising property or competent to determine the value of the particular property in question, whether or not regu1arly or at intervals employed by the Company. Appraiaer's certificate: The term "appraiser's certi11.cate" Bho.ll mean a.certi11.cate signed and verified by an appraiser appointed by the Board and acceptable to the Trustee. Authorized newspaper: The term "authorized newspaper'', when used in connec· tion with the name of a particu1ar city, Bho.ll mean a ne'WB paper published at least once a day for at least six days (other than legal holidays) per calendar week, printed in the English language and published and of general circu1ation in the city in connection with which the term is so used. Whenever successive publications in an authorized news· paper are required by any provision of the Indenture, BllCh

108 successive publications may be made iu the same or iu dif. ferent authorized newspapers. Board: The term "Board of Directors" shnll menu the Bonrd of Directors of the Compnuy; nnd the term "Board'' shnll mean either the Board of Directors or the Executive Committee of the Board of Directors. Bontlable Property: The term ''bondable property" shnll mean nil property owned by the Company on June 30, 1939, of the snme nature as property hereinafter defined as property additions, ~d . all property additions purchased, contructed or otherwiae"C;i'· acquired by the Company after June 30, 1939. Bonded cost: The term ''bonded cost" shnll mean : ( .(a) with respect to nny property owned by tbe Compnuy on June 30, 1939, the gross amount nt which such property wns carried on the books of the Company at such date; nnd (b) with respect to any particular property additions, the amount at which such property additions shall have been included iu o.n engineer's certificate with respect to net bond· nble value of property additions, on the basis of the distribu· tion mmle therein, or, if the distribution does not show the amount with respect to the particular property addition, the amount at which the signers of the certificate in which the bonded cost is u~ed shnll estimate thnt such property addition wns included in such previous certificate. Bondholclcra: The terms "Bondholders" or "holders of the Bonds" or "holders" shall menu the bearers of nny c•oupon Bonds, the

109 ownership of which is not at the time registered as to princi· pal, the registered owners of any coupon Bonds which are at the time duly registered as to p1'incipnl and the registered owners of any registered Bonds without coupons. Any reference to a particular percentage or proportion of the Bondholders, or to a particular percentage or pro portion of the holders of Bonds of a particular series, shall mean the holders at the· particular time of the specified per centage or proportion in aggregate principal amount of all Bonds then outstanding under this Indenture, or of all Bonds of the particular series then outstanding under this Inden· ture, as the case may be, exclusive of Bonds or of Bonds of the particular series, as the case mny be, held by the Com- · . pany, whether or not theretofore issued, and whether held ita treasury or, subject Section 17 of Article IX, pledge~ '·. ·,·· to to secure any indebtedness. .... Bonds: The term "llond" or ''Bonds" shall mean any Bond or all the Bonds, as the case may be, authenticated and delivered under this Indenture. The term "outstanding under this Indenture" or "out stan!'ling hereunder" or "outstanding'', when used with refer· ence to Bonds, shall mean as of any particular time all Bonds authenticated and delivered under this Indenture, except: (a) Bonds canceled at or prior to the particular time, (b) Bonds for the payment or redemption of which cash shall have theretofore been irrevocably deposited with the Trustee in trust (whether upon or prior to the maturity or the redemption date of such Bonds), provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been published as in Article V provided or provision satisfactory to the Trustee shall have been made for such publication, and

110

(*c*) Bonds in lieu of and in substitution for which other Bonds shall have been authenticated and delivered pursuant to Section 13 of Article II.

The term "issued" when used with respect to Bonds, shall mean sold or otherwise disposed of for value by the Company except by way of pledge unless the pledge shall have been foreclosed.

Certified resolution:

The term "certified resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, under its corporate seal, to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

Company:

The term "Company" shall mean the party of the first part hereto, The Kansas Power and Light Company, and, subject to Article XII, shall also include its successors and assigns.

Corporation:

The term "corporation" shall also include voluntary associations, joint stock companies and business trusts.

Cost to the Company:

The term "cost to the Company", when used with respect to any particular property additions or any particular other property, shall be deemed to include:

(*a*) the fair value in cash of any shares of stock or other securities issued or delivered in payment, in whole or in part, for such property additions or other property at the time of the acquisition by the Company of such property additions or other property,

111

(*b*) the principal amount of any outstanding prior lien bonds secured by a lien upon such property additions or other property at the time of the acquisition by the Company of such property additions or other property, unless the principal amount of such prior lien bonds shall have theretofore been included in the cost of other property additions or other property subject to the same prior lien,

(*c*) the amount of cash (if any) paid by the Company therefor, or which the Company is obligated to pay therefor,

(*d*) the fair value, as stated in an engineer's certificate filed pursuant to Section 3(*b*) of Article VII, of any property transferred in payment, in whole or in part, for such property additions or other property, and

(*e*) with respect to any property additions constructed by or for the Company, such allowances or charges for interest, taxes, engineering, legal expenses, superintendence, insurance, casualties and other items during construction as the signers of a certificate of the nature required by Section 4(*a*) of Article III or Section 1(*b*) of Article VIII shall certify are properly chargeable to fixed property accounts under the regulations, rules and orders, if any, with respect to such matters in force at the time of construction, of the State Corporation Commission of Kansas or other public body or authority having jurisdiction or supervisory authority over the accounts of the Company, and as, in the opinion of the signers of such certificate, are proper in respect of the particular property additions specified in said certificate.

The "cost to the Company" of any property additions consisting of acquired plants or systems shall be deemed to include the cost to the Company of any franchises or other rights or non-bondable property acquired simultaneously

112 therewith for which no separate or distinct consideration shall have been paid or apportioned. "Cost to another corporation" of any property of such other corporation shall be determined in a manner similar to the determination of "cost to the Company." Counsel: The term "counsel" shall mean counsel, who may be of counsel to th~ Company appointed by the Board, and accept· able to the Trustee. Couporn~: The term "coupon" or "coupons" shall mean any interest coupon or all the interest coupons, 1111 the Clllle may be, apper taining to the Bonds. • '!_.. lillectrio properties: .• · . The term "electric properties" shall mean 118 of any "":!:"'. ·. .. ·.. ·.... p&r. : ticulnr time any property owned by the Company used. or useful for the business of generating, manufacturing, trans mitting, distributing or supplying electricity for light, heat, ( cold, power or other purposes. Engineer: The term "engineer" shall mean an individual or a co -partnership or a corporation qualified to pllBB upon engineer· ing questions, whether or not employed by or in any way afllliated with the Company. Engineer's certificate: The term "engineer's certificate" shall mean a certificate signed and verified by the President or a Vice President of the Company and by an engineer appointed by the Board and acceptable to the Trustee. Event of dcfa.ult: The term "event of default" shall mean any event of default specified in Section 1 of Article IX, continued for the period of time, if any, therein designated.

113 Fair value to tile Company: The term "fair value to the Compo.ny", when used with respect to o.ny particular property additions or any other particular property, shall meo.n the fair value thereof to the Company determined: (a) in the co.se of property additions described in o.n engineer's certificate with respect to net bondabln value of property additions .filed· with the Trustee, as of a date not more tho.n ninety (90) days prior to the date of .filing of the first such certi.flcate in which such prop· erty additions are described, (b) in the co.se of property additions or other prop erty described in o.ny other certi.flcate 11led with the .. Trustee, as ot a date not more tho.n ninety (DO) daya :: .. '• :; ';"" prior to the date of 11ling of such certi.flco.te, or ( o) bi ·other co.ses as of e. date not more tho.n ninety (DO) days pri9r to the particular time in question. .A:ny of the certi.flcates described in Subdivisions (a) o.nd (b) above shall be deemed to have been .filed at the time when all of the documents, cash and securities required to be 111ed, paid, or delivered, for the grunting· of the application in con nection with which such certificate is .filed shall have been 11led, paid or delivered, o.s required by this Indenture. The "fair value" of o.ny particular property additions or particular property subject to .any lien shall be determined as if such property additions or other property were free of such lien. The "fair value" of o.ny propertY additions consisting of nn acquired plant or system shall not include any amount for any franchises, contracts, operating agreements or other rights or non·bondable property acquired simultaneously therewith, even though no separate or distinct consideration shall have been paid for, or apportioned to, such franchises, contracts, operating agreements or other rights or property.

114

Gas properties:

The term "gas properties" shall mean as of any particular time any property owned by the Company used or useful for the business of transmitting, distributing or supplying gas, either natural or artificial, for light, heat, cold, power or other purposes (except such property that is used or useful for purpose of generation by the Company of electricity).

Gross property additions:

The term "gross property additions", as applied to any particular period, shall mean all of the property additions purchased, constructed or otherwise acquired by the Company during such period, including property additions purchased, constructed or otherwise acquired during such period, but retired during such period.

Indenture:

The term "Indenture" shall mean this instrument and all indentures supplemental hereto.

Independent appraiser:

The term "independent appraiser" shall mean an individual, copartnership or corporation engaged in the business of appraising property or securities or competent to determine the value of the particular property or securities in question and not regularly engaged in the service of the Company or any affiliated corporation and, in the case of an individual, not a director, officer or employee of the Company or of any affiliated corporation.

Independent appraiser's certificate:

The term "independent appraiser's certificate" shall mean a certificate signed and verified by an independent appraiser appointed by the Board and acceptable to the Trustee.

115 Independent eng·ineer: The term "independent engineer" shall mean an indi· vidual or a copartnet•ship or corporation engaged in an engi· neering business and not regularly engaged in the service of the Company or of any atilliated corporation and, in the ease of an individual, not a director, of!leer or employee of the Company or of any af!lliated corporation. Independent engineer'B certificate: The term "independent engineer's certificate" shall menu a certificate signed and verified by an independent engineer appointed by the Board and acceptable to the Trustee. The term "issued" shall, when used with respect to Bonds, have the meaning specified in the definition of Bonds, and, when nsed with respect to prior lien bonds, shall. have the meaning speeiiled in the definition of prior lien bonds. Judgment lien: The term "judgment lien" shall mean the lien of a judg ment, existing at the particular time D}lOn any of the mort· gaged property, which is prior to the lien of this Indenture as security for the· Bonds then· outstanding or for any addi· tional Bonds then applied for. Lien of the IndentuNJ: The term "lien hereof" or "lien of the Indenture" or ''lien of this Indenture" shall mean the lien created by these presents (including the after-acquired property clauses hereof), or created by any subsequent conveyance to the Trus tee hereunder (whether made by the Company or any other corporation or any individual or copartnership) or other-

116 wise creo.ted, effectively constituting any property a part of the security held by the Trustee for the benefit of the Bonde outstanding hereunder. Liena upon righta-of-way for tronamiasion or aiatribution line purpos6a: The term ''liens upon rights-of-way for transm~on or distribution line purposes'' shall mean any mortgages, liens or other encumbrances created by others than the Com pany and any renewal or extension of any snch lien, mortgage or other encumbrance, which at the particular time in ques tion, are liens upon the lands over which eaaements orrlghtll of·way for trans~on or diBtribution line purpoae111 are held, securing bonds or other indebtedness which have JlOt.. ,r ,· ., ·"'~ been 11.111111med or guaranteed by the Company or on which the ·· · · ·· Company does not customarily pay interest charges. Jlortgagecl. propertu. The terms "mortgaged property" or "trust estate" shall menn 11.8 of any particular time the property which at said time is covered or intended to be covered by the lien of this Indenture. Moneys held by the Trustee in trust for the pay ment, nt maturity or on a date fu:ed for redemption, of speci fic Bonds shall not be deemed to be part of the mortgaged property or trust estate. Net bondable 11alue of property additions not aubject to an unfundeel. prior lien: The term "net bondable value of property additions not Bllbject to nn unfunded prior lien" shall mean, at any par ticular time, the nggregnte of the cost or, as to property addi tions which have not been retired, the fair value to the Com· pnny, if the fair value is less than cost, of all gross property additions not subject to an unfunded prior lien purchased, constructed.or otherwise acquired by the Company, less:

117 (a) the excess, if any, of the bonded cost of nil bond· able property, which was not subject to an unfunded prior lien at the date of its release, theretofore released from the lien of this Indenture pursuant to Section 3 or Section 5 of Article VII, over the fair value to the Company of such property at the time of such release, as stated in an engineer's certl.fl.cate 11led with the Trustee pursuant to Section 3 ( lr) of Article VII, or over the proceeds of such property paid over to the Trustee or the trustee of any funded prior lien pursuant to Section 5 of Article VII, as the case may be; (b) the bond~ cost of nil bondable property (other . than property released from the lien of thill Inden~ pursuant to Section 3 or Beetion 5 of Article Vll) which waa not subject to an unfunded prior lien at the date of its retirement, theretofore (but since JUI!e 30, 1939) .• retired; ( o) in case such grosa property additions shnll in· elude property additions theretofore subject to an un funded prior lien, which shnil prior to or simultaneously with the particular time become a funded prior lien, the bonded cost of nil property additions which were subject to such unfunded prior lien and which have been retired by the Company ·during ·the· period between the date of itli fust acquisition of the property subject to such prior lien and the date such prior lien became a funded prior lien ; (a) the aggregate of: (1) the amount of nil cash in the trust estate which has been withdrawn pursuant to Section 1 of Article VIII on tile basis of property additions not subject to an unfunded prior lien or pursuant to Sec· tion .4 of Article VIII ; (2) the amount of all cash received by the Trus tee as release moneys which has been applied to any

118 sinking fund pny1nents pnrsuant to Section 5 of M· ticle VIII; (3) the amount by which all cash required to be deposited with the T1•ustee as part of the trust estate hns been reduced on the basis of property additions not subject to an unfunded prior lien by simultaneous compliance with Section 1 of Article VIII or has been reduced by simultaneous compliance with Section 4 of Article VIII; (e) ten-sevenths ( 1 %ths) of the amount of o.ll cash theretofore· withdrawn· pursuant to Section 3(a) of Ar· tiele VIII; and (f) ten-sevenths ( 1 %ths) of the aggregate principal amount of additional Bonds theretofore authenticated and delivered upon the basis of property addition& Nee bondable wlue of property additions aubject to a11 Ullfittukd prior lie3: 2t''""'·'"":~~lt1't~,; The term "net bondable value of property additions sub- Ject to an nnftinded prior lien" oho.ll mean the aggregnte of the cost or, o.s to property additiono which have not been retired, the fair value to the Company, if the fair value is ( less than . cost, of all gross property additions snbj ect to the unfunded prior lien or prior liens in question, purchased, constructed or otherwise acquired by the Company nfter the time of the first acquisition by the Company of any property subject to such. unfunded prior lien or prior liens, less: (a) the bonded cost of o.ll bondable property, sub ject to such-unfunded prior lien-or prior liens, theretofore (but since the time of the first acquisition by the Com· pany of any property subject to such unfunded prior lien or prior liens) retired ; (b) the excess, if any, of the fair value at the time of release, as stated in an engineer's certificate filed with the Trustee pursuant to Section 3 (b) of "Article VII, or of the proceeds of property paid over to the Trus tee or the trustee of such unfunded prior lien, pursuant to Section 5 of Article VII, as the case- may be, of all bondable property, which was subject to such unfunded prior lien or ·prior liens at the date of release, theretofore released from the lien of this Indenture, over the bonded cost thereof;

119

(c) ten-sevenths ($^{10}/_7$ths) of the principal amount of prior lien bonds secured by such prior lien or prior liens issued by the Company as permitted by Section 16(a) (1) of Article IV; and

(d) ten-sevenths ($^{10}/_7$ths) of the amount of cash deposited by the Company upon the issue of prior lien bonds secured by such prior lien or prior liens theretofore withdrawn on the basis of property additions.

In case of the consolidation of the Company with, or the merger of the Company into, any other corporation, or the sale by the Company of its property as an entirety or substantially as an entirety upon the terms set forth in Article XII where the successor corporation has outstanding indebtedness which upon such merger, consolidation or conveyance constituting an unfunded prior lien or prior liens, the term "the first acquisition by the Company of any property subject to such unfunded prior lien or prior liens", when used with respect to property subject to a particular unfunded prior lien or prior liens owned by such successor corporation at the time of the merger, consolidation or conveyance, shall mean the time of such merger, consolidation or conveyance.

Net earnings available for interest, depreciation and property retirement:

The term "net earnings available for interest, depreciation and property retirement" shall mean the net earnings of the Company ascertained as follows:

(a) The total operating revenues of the Company (other than those derived from its bus and ice business) and any net non-operating revenues of the properties (other than bus and ice properties) of the Company shall be ascertained.

(b) From the total, determined as provided in Subdivision (a), there shall be deducted (1) all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, and taxes (other than income and excess or other profits taxes which are imposed on income after the deduction of interest charges) but excluding all appropriations for depreciation or property re-

1:!0 th·cmcnt, nil interest chm·ges, amortization of stock and debt discount and expense or premium, und ull operating expenses incm•n'll. in connection with the !Jus und ice ilnsinl'ss, (:!) net non-operating losses, if any, of the prop erties of the Compnny (including the bns.and ice prop· ertics), and (3) net losses, if any, of the bus und ice business. (c) The bulance remaining after the deduction of the totul amount computed pursuant to Subdivision (b) from the totul amount computed pursuant to Subdivision (a) shnll constitute the ''net earnings available for interest, depreciation nnd property retirement". · (d) No income received or accrued by the Comp~·'-'/~,~~'-''"-.'>~-; from BeCurities or other investments in other corpol'lL· ···~-'~··. · .· •:-: tlons and no profits or losses from the sule or abandon- ment of .cupitul nssets or variation in value of securi- ties or other investments shall be included in making such computations. · ( (c) In case the Com puny shall huve acquired nl1y acquired plant or system within or after the particular period for which the cnlculation of net earnings avnil· able for interest, depreciation und property retirement is ruude, tlten, in computing the net earnings avuiluble for interest, depreciation nnd property retirement there shull be included,- to· the extent thnt they muy not huve been otherwise inchtded, the net enrnings or net losses of BUcb acquired plunt or system for the whole of such period. The net earnings or net losses of such acquired plunt or system for the period preceding such acquisition shull be uscertnined and computed as provided in the foregoing Subdivisions of this definition as if such acquired plant or system had been owned by the Com puny during the whole of such period. (f) In case the Compuny shall have obtained the re lease of any property pursuant to Section 3 of Article

121

VII, of a fair value in excess of Five hundred thousand dollars as shown by the engineer's certificate required by said Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII, the proceeds of which shall have exceeded Five hundred thousand dollars, within or after the particular period for which the calculation of net earnings available for interest, depreciation and property retirement is made, then, in computing the net earnings available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section 3(*b*) of Article III or Section 16 of Article IV shall deem proper.

The terms "net earnings of property available for interest, depreciation and property retirement", and "net earnings of another corporation available for interest, depreciation and property retirement", when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in this definition for the computation of net earnings available for interest, depreciation and property retirement.

The net earnings available for interest, depreciation and property retirement, whether of the Company or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

Non-bondable property:

The term "non-bondable property" shall mean any property other than bondable property, whether owned by the

122

Company on June 30, 1939, or purchased, constructed or otherwise acquired by it after June 30, 1939.

Officers' certificate:

The term "officers' certificate" shall mean a certificate signed and verified by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company.

Opinion of counsel:

The term "opinion of counsel" shall mean an opinion or opinions in writing signed by counsel.

Outstanding:

The term "outstanding", when used with respect to Bonds, shall, except as otherwise provided in Articles IX and XV, have the meaning specified in the definition of Bonds, and, when used with respect to prior lien bonds, shall have the meaning specified in the definition of prior lien bonds, and, when used with respect to any other indebtedness of the Company or another corporation, shall have a meaning similar to the meaning of outstanding when used with respect to prior lien bonds.

Permitted liens:

The term "permitted liens" shall mean:

(*a*) liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the rights-of-way in question or other lands adjacent thereto;

(*b*) undetermined liens and charges incidental to construction, except such as may result from any obligation

123 of the Complllly for the payment of money on• account of ouch construction ; (c) the right reserved to, or vested in, lllly municipal· ity or public authority by the terms of llllY right, power, frllllchise, grllllt, liceilse, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the mortgaged property; (d) the lien of ta.xes for the then current year; (e) the lien of taxes lllld assessments not at the time due; and 4 (f) the lien of speci1led ta.xes lllld assessmc- • lllready due but the validity of which is being contested ir.t the time by the. Complllly in good faith, unless thereby in the opin~;~"'" ion of counsel or of the Trustee llllY. of the- mortgaged.· .. ' property may be lost or forfeited. Prior lien: The term "prior lien" shall mean a mortgage or other lien prior to the lien of this Indenture, existing at the par ticular time upon any of the mortgaged property, excepting judgment liens lllld permitted liens. The term "funded prior lien" shall mellll any prior lien under which, at the particalar time, no prior lien bonds shall be outstanding, .within. the. melllling.of .the. deftnition of. out standing prior lien bonds contained in this Article I. The term "unfunded prior lien" shall mean any prior lien other than a funded prior lien. Prior lien bonda: The term "prior lien bonds" shall mean bonds, obligations or indebtedness secured by a prior lien. The term "funded prior lien bonds" shall mean prior lien bonds secured by a funded prior lien.

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The term "outstanding prior lien bonds" shall mean, as of any particular time, all prior lien bonds secured by a prior lien, excluding:

(*a*) prior lien bonds then or theretofore canceled,

(*b*) prior lien bonds held in pledge hereunder,

(*c*) prior lien bonds held by the trustee or other holder of the prior lien securing such prior lien bonds (or other prior lien bonds secured by a mortgage or other lien on the same property as such prior lien, junior to such prior lien but senior to the lien of this Indenture) under conditions such that no transfer of ownership or possession of such prior lien bonds by the trustee or other holder of such prior lien is permissible thereunder except to the Trustee hereunder or to the trustee or other holder of the prior lien securing such prior lien bonds (or other prior lien bonds secured by a mortgage or other lien on the same property as such prior lien, junior to such prior lien but senior to the lien of this Indenture) for cancellation or to be held uncanceled under the terms of the prior lien securing such prior lien bonds or other prior lien bonds under like conditions, and

(*d*) prior lien bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been irrevocably deposited in trust with the Trustee hereunder or with the trustee or other holder of the prior lien securing such prior lien bonds (whether upon or prior to maturity or the redemption date of such prior lien bonds), provided that, if any such prior lien bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall, according to an opinion of counsel furnished to the Trustee, have been published or otherwise given as required by the mortgage or other instrument securing the same or provision satisfactory to the Trustee shall have been made for such notice.

The term "issued", when used with respect to prior lien bonds, shall mean authenticated and delivered by the

125 trustee of the prior lien securing such prior lien bonds, or, if there be no such trustee, made and delivered by the maker of the prior lien or by the Company. Property additiona: The term ''property additions" shall mean any new or additional property, real or personal (including separate and distinct units, plants, systems and properties), located within the State of KanBlls, or located in any other State if such property is physically connected with any of the prop· erties of the Company located in KansllB, either directly or through other bondable property of the Company, and im· provements, extensions or additions (including in these tenna . equipment and appliances installed as a part of the -WI'e~~~..._,; . ;:-,:·· property of the Company) to_or about the plants or prcilpel~ll';i :~ of the Company purchased, constructed or oth!'.l'Wime quired by the Company after June 30, 1939, and in ·- -" ,. ·case used or useful for the business of generating, manufaC- ··c,cc:::.•., turing, transmitting, distributing or 1111pplying electricity or gas, either natural or artificial, for light, heat, cold, power, or other purposes, or power or heat by menns of stenm or water, or of supplying wnter for domestic or public use, and in every case properly chnrgeable to fixed property accounts under the regulntions, rules and orders, if any, with respect to such matters, in force at the time, of the State Corporation · Commission of- KansllS or other public body or authority having jurisdiction or supervisory-authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in the opinion of the signers of a certificate_ of the nature required by Section 4 (a) of Article III or Section 1 ( b) of Article VIII. "Property additions" ns so defined, without limitation of the general import of such term, shall include: (a) subject to Article XII, property acquired by the Company or by a successor corporation ns a result of any consolidntion or merger to which the Company or any successor corporation mny be a party;

126 (b) permo.nent improvements, extenlliollll or e.dditiODS to or about the properties of the Company in the pl'OCellil of construction or partially completed, in so far 1111 actu ally constructed or completed; {e) property purchased, colllltructed or otherwise ac quired to replace property retired; (d) transmission line or distribution line equipment or dams or other l!imilar structures installed by the Com pany under easements, rights-of-way and leases over pri· vate property for towers, poles, wires, cond nits or mains, or for transmission line or distribution line purposes, and rights, permits or liceMes to lllle or appropriate -water, Oi' to over11.ow the land of others by the erection of da.m!! ;,,,," or otherwise, including suCh e~~~~ements, rights-of~"'l''g' ·.. ~~tf.'(.!'Fif~; and leasebold interests or suCh rights, permits or liceDIII!II, provided that, in the opinion of counsel, suCh e~~~~ementu, rights-of-way and leasebold interests or such rights, per- mits or licenses shall run for an unlimited period of time, or for a period of time extending for so long as the Com- ( pany shall continue to use the same for the purposes for which they were granted, or for a period of time extend- ing beyond the date of maturity of all Bonds then out- standing under this Indenture 'and all additional Bonds applied for at the particular time in question; and (e) transinisSion line or distribution line equipment or dams or other simnnr structures located or colllltructed on, over or under public highways or other public prop erty, provided that the Company shall, in the opinion of counsel, have the lawful right, under permits or fran. chisea granted by a governmental body having jurisdic tion in the premises or by the law of the State in whiCh such property is located, to maintain and operate suCh equipment or structures for an unlimited, indeterminate or indefinite period of time or for the period, if any, spec ified in such permits or franchises or law, and to remove

127 such equipment or structures at the expiration of the period covered by such permits or franchises or law or that the terms of such permits or franchises or law re quire any public authority having the right to take over such equipment to pay fair consideration therefor. "Property additions" as so defined shall not include: ( aa) good will or going concern value; ( bb) any contracts or operating agreements or fran. cltises or governmental permits, granted or acquired, aa such, separate and distinct from the property operated thereunder or in connection therewith or incident there to; . .: : ... ( cc) any shares of stock or certificates or evidence~~~~ . _ of interest therein, or any honda, notes or other evidenea ~· . of Indebtedness or certificates of intereat therein or any other securities; (tU) any materials, merchandise, appHances or 11Up plies acquired for the purpose of resale or leasing to its customers in the ordinary course and conduct of the business of the Company, or any materials or supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes ; ( ee) leasehold estates, rights-of-way, or easements, with respect .to land owned .. by_ others and additions in· stalled by the Company on leasehold estates, rights-of· way or easements, or under any permits or franchises granted by a governmental body, except as permitted by Subdivisions (d) and (e) of this definition; or {if) any natural gas or oil wells or leases or real estate acquired for the purpose of obtaining gas or oil rights. "rroperty additions" as so defined shall not include any gas properties purchased, constructed or otherwise acquired

128 simultaneously with or after any release as an entirety of all or substantially all of the gas properties (either with or with out including the gas property in the City of Atchison, Kansas). Refundable Bondlt: The term "refundable Bonds" shall mean, at any partlcu· ~- Jar time, all Bonds which were theretofore authenticated and delivered under the provisions of· this Indenture and thereto- fore paid at maturity or redeemed or purchased (otherwise than out of funds included in the trust estate) and surren- dered to the Trustee, either canceled or uncanceled, or 1111!' rendered to the Trustee for conversion (it convertible), or .. otherwise surrendered to the Trustee, except upon exchange tor other Bonds pursuant to the provillio1111 of Article n, and which were not theretofore made the basis tor the authentl- .,.,,,.,_, __ ,.,., cation and delivery of additional Bonds or the withdrawal of . _: · cash included in the trust estate or the reduction of the ~~t. amount of cash required to he paid into the trust estate under any provision of this Indenture, or paid or redeemed ( or purchased pursua11t to the provisions, or used in anticipa· tion of the requirements, or made the basis for any reduction in the amount, of any sinking or analogous fund established by nny indenture supplemental hereto which does not permit the authentication nud delivery of additional Bonds on the basis of Bonds, paid, redeemed,. purchased,- used for or made the· basis- for- -reduction .. in- -the- amount· of such sinking or · analogous fund. I Bonds and coupons for the payment or redemption of which moneys shall have been irrevocably deposited in trust with the Trustee (whether at or prior to maturity or the I redemption date of such Bonds) shall be deemed to have been paid nnd canceled within the meaning of this definition; pro· vided, however, thnt if such Bonds are to be redeemed prior I to the maturity thereof, notice of such redemption shall have been pubHshed ns in Article V provided or provision satisfac· I tory to the Trustee shnll have been made for such publication.

120 Begist&red Oum6f': The term "registered owner" shall mean the person or persons in whose name or names the particular registered Bond without coupons shall be registered, or the particular coupon Bond shall be registered na to principal, on the books of the Company kept for that purpose in accordance with the terms of this Indenture. .Releaae moneys: The term "release moneys" shall mean moneys received by the Trustee: (e) upon the relell.Se of bondable property not subject to an unftmded prlor lien, plU'BUIU1t to Sections 3 or 6 .. : ot Article VII; ;~~ ;~,t:•• :o;-~'1'- .. -. (b) upon the payment of principal of, or release of,-,,: '·:~·-~ · -··:·· - .: any obligations deposited with the Trustee upon .~e rele1!.88 of any such -property; (c) upon the rele1!.88 ot funded prior lien honda pur suant to Section 4 of Article VII; (d) on account of prior lien bonds, which are subject to withdrawal under Section 6(o) of Article VIII"; and (e) pursuant to Sections 18( b) or 20 (b) of Article IV, other than proceeds of insurance. Retired:. The term "retired" when used with respect to property, shall mean retired, abandoned, destroyed, lost through the enforcement of mortgage or other liens upon rights-of-way for transmission or distribution line purposes, or released or otherwise disposed of free of the lien of this Indenture, whether or not such property shall have been retired on the books of the Company. Supplemental indenture: The term "supplemental indenture" or "indenture supple mental hereto" shall mean any indenture now or hereafter

130

duly authorized and entered into in accordance with the provisions of this Indenture.

Trustee:

The term "Trustee" shall mean the Trustee under this Indenture for the time being, whether original or successor, but not a co-trustee or separate trustee appointed pursuant to Section 6 of Article XIII unless otherwise provided in the instrument of appointment executed pursuant to the provisions of said Section, and only to the extent therein provided.

Trust estate:

See definition of "mortgaged property".

ARTICLE II.

Description and Manner of Execution, Authentication and Registration of Bonds.

Section 1. The Bonds may, at the election of the Board of Directors, be in one or more series and, except as hereinafter in this Section provided, shall be designated generally as the First Mortgage Bonds of the Company, with such further appropriate particular designations added to or incorporated in or eliminated from such title, for the Bonds of any particular series, as the Board of Directors may determine. Each Bond shall bear upon the face thereof the designation so selected for the series to which it belongs. All Bonds of any one series at any time simultaneously outstanding shall be identical in respect of date of maturity (unless they are of serial maturities), the place or places of payment of principal and of interest, the rate and dates of interest payments, the terms and rate or rates of optional redemption, if redeemable, the terms of convertibility, if convertible, and in respect of sinking fund or analogous provisions (if any) and tax provisions (if any); but Bonds of the same series may be of different denominations, and Bonds of any series may be of serial

131 maturitie111 and, if of serial maturities, may differ with respect to redemption price. All coupon Bonds of any one series shall be dated aa of the same date and ench date shall be fixed for the Bonds of any particular series by the Board of Directors. The Company may, if the Board of Directors so elects and the Trustee approves, and, if the Trustee so requesj;s in writing, the Company shall, at any time or from time to time chunge the general designation of the Bonds from First M()rtgage Bonds to such other general designation aa may in the opinion of the Trns· tee be appropriate under the circumstances existing at the par ticular time. In the case of any such change, and until a further change, all Bonde which may be authenticated and delivered there after pursuant to Article III shall bear ench new designation. If additional Bonde of any particnlar seriP.s, of which aeries ., ·. · oMO - .... ... '. :: .. Bonds are outstanding at the time of any ench change, shatif.:'f~~;j-~' • .· '"- · at any time thereafter be authenticated and delivered, or if ani."· -: Bonds bearing ench new designation are authenticated and deliv~):: .. ered thereafter pnranant to this Article II in exchange or enb- _... ntitntion for or upon transfer of any ench Bonds, the Company shall provide for the exchange of all Bonds of such series at the time outstanding for new Bonds of like series and maturity bear- ing the new general designation, at the option of, but without expense to, the holders. SEC'XION 2. Subject to determination from time to time by the Board of Directors, as expressed from time to time in one or more indentures suppleinentai hereto, which the Company is hereby authorized to execute and deliver to the Trustee, the Bonds of any series : (a) shall bear interest at snch rate and be payable, aa well the interest as the principal thereof, at such time or times, and at such place or places, as may be determined by the Board of Directors and expressed in such Bonds; (b) shall be payable in any coin or currency of the United Stateij of America which at the time of payment is legal tender for public and private debts;

132 (c) may be either coupon Bonds registerable as to prin· cipal or registered Bonds without coupons, or both, and con· pon Bonds of such denominations as may be specified by the Board of Directors may contain provisions permitting the exchange thereof for fully registered Bonds without coupons of authorized denominations of the same series and of the same maturity, and provisions (in addition to the privilege of exchange referred to in.Section.8 of this Article) permit. ting the exchange thereof for other coupon Bonds of other authorized denominations of the same series and of the same maturity, but in every case of the same aggregate principal amount; (d) may have such additional registration privilege~~ 11111 - may be determined by the Board of Directors; _!:,-z.;..t.~ · !:"'$' · • · (e) may be in such denominations as may be determined I -by-the Board of Directors; ! (f) may be limited as to the mrudmum principal amount thereof which may be authenticated and delivered by the Trustee or which may be at any one time outstanding, aud an appropriate insertion in respect of such limitation may, but need not, be made in the Bonds of such series; I (g) may contain such lawful provisions, if any, as the I Board of Directors shaU prescribe with respect to the pay· i ment.. of:-:principal. (!r interes~ or both thereby represented without deduction for or the reimbursement of such taxes, I assessments or governmental charges as may be specified therein or in an indenture supplemental hereto creating such series, and otherwise with respect to relieving the holder from payment of any such taxes, assessments or governmental charges; Ii (h) may contain such provisions for the redemption thereof, at the option of the Company, at such redemption price or prices, at such time or times, upon such notice, in such manner nnd upon such other terms and conditions, not

133 inconsistent with the provisions of Article V, as may be de termined by the Board of Directors and expressed in such Bonds; ( i) may be convertible into or exch11ngeable for, at the option of the holders thereof, capital stock of any class of the Company or of any other corporation, at such times and upon such terms and conditions 11nd subject to such adjust ments as may be determined liy.the Board of Directors and expressed in such Bonds or in an endorsement thereon; (j) may contain such provisions, if any, for the estab lishment of a purchase, sinking, amortization, improvement, or analogous fund therefor, in such amount, at such time or times, in. such manner and upon such other terms and con· ditions, and for the retirement or redemption of such Bonds by the operation of any such fund or otherwise, at such price or prices, in such amounts, at such time or times, in such manner and upon such other terms and conditions as may be determined by the Board of Directors and expressed in such Bonds; and ( k) may contain such provisions with respect to serial maturitit>s, interest ro.te, redemption price or prices, con· vertibility, anticipation of maturity on the happening of a specified event, and such other special terms and conditions, not contrary to the ·provisions hereof; as may be determined by the Board ·of Directors. SEariON 3. In case the Company, pursuant to Article XII of this Indenture, shall be consolidated with or merged into any other corporation or shall convey, subject to this Indenture, all or substantially all the mortgaged property as an entirety, and the successor corporation resulting from such consolidation, or into which the Company shall ho.ve been merged, or which shall have received a conveyance as aforesaid, shall have executed and caused to be recorded o.n indenture with the Trustee pursuant to Section 2 of Article XII, any of the Bonds authenticated or

134

delivered prior to such consolidation, merger or conveyance may, from time to time, at the request of the successor corporation and with the consent of the holders thereof, be exchanged for other Bonds of the same series and of the same maturity executed in the name of the successor corporation with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor to the Bonds surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the successor corporation, shall authenticate and deliver Bonds as specified in such request for the purpose of such exchange. If additional Bonds of any particular series, of which series Bonds are at the time outstanding, shall at any time thereafter be authenticated and delivered in any new name, or if any Bonds in any new name are authenticated and delivered thereafter pursuant to this Article II in exchange or substitution for or upon transfer of any such Bonds, the Company shall provide for the exchange of all Bonds of such series at the time outstanding for Bonds in such new name, at the option of, but without expense to, the holder.

SECTION 4. The Company shall keep or cause to be kept at an agency to be maintained by it in the city in which the Trustee, at the time, has its principal office, books for the registration and transfer of Bonds entitled to registration and transfer, which, at all reasonable times, shall be open for inspection by the Trustee; and, upon presentation for such purpose at such office or agency, the Company will register or transfer or cause to be registered or transferred therein, as hereinafter provided and under such reasonable regulations as it may prescribe, any Bonds entitled to be so registered or transferred.

Similar books shall also be kept at such other place or places as the Board of Directors may determine, for the registration and transfer of the Bonds of any particular series, open in like manner for inspection by the Trustee, in which the Bonds of such series may be registered and transferred upon the terms and in the manner in this Article provided; and such other place or

135 places may (but need not) be appropriately recited in the Bonds of such series. SECTION 5. .All coupon Bonds shall be negotiable and pass by delivery, unless registered as to principal in the manner herein· after provided. The bearer of any coupon Bond may have the ownership of the principal thereof registered on said registration hooks required to be kept P!ll'BUant to Section 4 of this Article, . and such registration shall be noted on the Bond. After l!llch registration no transfer shall be valid unless made on such hooks by the registered owner in person, or by his dnly authorized attor ney, and orimflorly noted on the Bond; but the same· may be dis charged from registration by being in like manner transferred to bearer and thereupon transferability by delivery lllhall be re stored; and snch Bond may again, from time to time, be ~-- · tered or discharged from reg"iatration in the same manner as be fore. Such registration, however, shall not affect the negotiability by delivery of the coupons, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer, and payment thereof to bearer shall fully discharge the Company in respect of ·the interest therein mentioned, whether or not the Bond be registered as to principal. Such registrations and discharges from registration shall be without e:r:penae to the holder of the Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the Bondholder requesting such registration or discharge from reg· istration as a condition precedent to the exercise of such privilege. SECTION 6. .A:ny registered Bond without coupons may be transferred at the agency of the Company to be maintained by it as aforesaid, upon ·surrendering such Bond for cancellation accompanied by delivery of a written instrument of transfer in a form approved by the Company, duly executed by the registered owner of such Bond, and thereupon the Company shall execute in the name of the transferee or transferees and the Trustee shall authenticate and deliver, a new registered Bond, or new regis tered Bonds, of like form, of the same series and maturity, for

136 the same aggregate principal amotmt. Except liS provided in Sec tions 10 and 13 of this Article, every registered Bond without coupons shall be dated liB of the date of its authentication and delivery (except that if any registered Bond shllll be anthenti· cated and delivered on any interest payment date it shall be dated liB of the day next following such interest payment date), an!~ sho.ll bear interest from the interest payment date next pre ceding the date of such Bond, or; in case of registered Bonds without coupons authenticated and delivered on the initial au thentication and delivery of Boi!dB of any series, from the 11.rst date on which interest is payable with respect to Bonds of snch series. Sl!lal'ION 7. All to all registered Bonds without coupons and ,., :;-. o.ll coupon Bonds registered liS to principal, the person in whose·- ' >: name the same sho.ll be registered shall be deemed and regarded liB the absolute owner thereof, for all purposes of this Indenture; and thereafter payment of or on account of the principal of snch Bond, if it be a coupon Bond registered as to principal, and of ( the principal and interest, if it be a registered Bond without coupons, shall be made only to or upon the order in writing of such registered owner thereof, but such registration may be changed as above provided. All such payments sho.ll be valid and effectual to satisfy and discharge the liability upon such Bonds to the extent of the sum or sums so paid. The Company and the Trustee may· doom and treat the bearer of any coupon Bond, which shall not at the time be registered as to principal, and the bearer of any coupon for inter-em on such Bond, whether such Bond shall be registered or not, as the absolute owner of such Bond or coupon for the purpose of receiving payment there- of, and for all other purposes whatsoever, and the Company and the Trustee shall not be a.f'l'ected by any notice to the con trary. SECTION 8. Coupon Bonds of any authorized denominations bearing all unmatured coupons may, upon surrender thereof to

131 the Company in principal amounts aggregating One thousand dollars or some multiple thereof, be el:Changed for the same ag gregate principal amount of coupon Bonds, of the same series and of the same maturity, in any authorized denomination not less than One thousand dollars, bearing all unmatured coupons. A registered Bond without coupons, with or without others of like form, series and maturity, may, upon. surrender thereof to the Company, be el:changed for·one·or more·snch· Bonds of like form for the same aggregate principal amount, of the same series and maturity, in authorized denominations. A registered Bond with· out coupons may, upon surrender thereof to the Company, be exchanged for a coupon Bond or Bonds for the same aggregate principal amount, of the same series and of the same maturity, in any authorized denomination not less than One thousand dollan,·.;.;,: with conpone representing interest from the next preceding in···· terest payment date, and bearing the serial numbers, if any, endorsed on the Bond surrendered. · · SECTION 9. Until Bonds in definitive form of any series ars ready.for delivery, the Company may execute and upon its request in writing, the Trustee Rhall authenticate and deliver in lien of any thereof, and subject to the same provisions, limitations and conditions, one or more printed, lithographed or typewritten Bonds in temporary form, substantially of the tenor of the Bonds hereinbefore described, without coupons or with one or more coupons, a:nd with appropriate omissions,· variations and ·inser· tions. Such Bond or Bonds in temporary form may be for the amount of One hundred dollars or any multiple or multiples · thereof, as the Company may determine. Until e:"tchanged for Bonds . in. definitive form such Bonds in temporary form sha:Il be entitled to the lien and benefit of this Indenture. The Com· pany shall, without unreasonable delay, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of the Bond or Bonds in temporary form, the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form of the same series and maturity for the

138

same aggregate principal amount as the Bond or Bonds in temporary form surrendered. Such exchange shall be made by the Company at its own expense and without making any charge therefor. When and as interest is paid upon Bonds in temporary form without coupons, the fact of such payment shall be noted thereon. Until such Bonds in definitive form are ready for delivery, the holder of one or more Bonds in temporary form may, with the consent of the Company, exchange the same on the surrender thereof to the Trustee for cancellation and shall be entitled to receive Bonds in temporary form of like aggregate principal amount of the same series and maturity in authorized denominations indicated by him, bearing all unmatured coupons, if any.

SECTION 10. In all the cases in which the privilege of exchanging Bonds exists and is exercised, the Bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board for the purpose, with all unmatured coupons attached in the case of coupon Bonds or of Bonds in temporary form with coupons, and accompanied by duly executed instruments of transfer in the case of registered Bonds without coupons and coupon Bonds or Bonds in temporary form registered as to principal, and the Company shall execute and the Trustee shall authenticate and deliver, in exchange therefor, the Bond or Bonds which the Bondholder making the exchange shall be entitled to receive. Every exchange of Bonds shall be effected in such manner as may be prescribed by the Board with the approval of the Trustee.

Each Bond delivered pursuant to the exercise of any such privilege of exchange or in substitution for the whole or any part of one or more other Bonds of the same series and maturity shall carry all of the rights to interest accrued and unpaid, and to accrue, which were carried by the whole or such part of such one or more other Bonds, and notwithstanding anything contained in this Indenture, such Bonds shall be so dated, and have attached thereto such coupons, that neither gain nor loss in interest shall result from such exchange or substitution.

139

Upon every exchange of coupon Bonds for coupon Bonds of another denomination or for registered Bonds without coupons, or of registered Bonds without coupons for coupon Bonds or for other registered Bonds without coupons, and upon every transfer of registered Bonds without coupons, the Company may require payment of such charge therefor as it may deem proper, not exceeding the sum of Two dollars for each Bond issued upon such exchange or transfer, payment of which, together with any stamp taxes or other governmental charges required to be paid with respect to such exchange or transfer, shall be made by the Bondholder requesting such exchange or transfer as a condition precedent to the exercise of the privilege of such exchange or transfer.

The Company shall not be required to make (*a*) exchanges or transfers of any Bond under any provision of this Article either for the period of five days next preceding any interest payment date for such Bond or the redemption date of such Bond, or (*b*) exchanges of any coupon Bond for another coupon Bond or other coupon Bonds or for a registered Bond or Bonds without coupons, after the first publication or mailing, whichever shall be earlier, of notice of redemption of such Bond as provided in Article V.

All Bonds so surrendered for exchange and the coupons attached thereto and all registered Bonds without coupons surrendered for transfer shall be presented to the Trustee for cancellation, and the Trustee shall forthwith cancel the same, and, on its written request, deliver the same to the Company.

All Bonds executed, authenticated and delivered in exchange for Bonds so surrendered or upon transfer of registered Bonds without coupons shall be the valid obligations of the Company, evidencing the same debt as the Bonds surrendered, and shall be secured by the lien of this Indenture to the same extent as the Bonds in exchange for which they were authenticated and delivered.

SECTION 11. Any Bond, whether in registered or in coupon form, may bear such numbers, letters, or other marks of identifi-

140

cation or designation, and may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect of the Bond or Bonds for which it is exchangeable and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture as may be determined by the Board and approved by the Trustee; and provision may be made in connection with the issue of coupon Bonds of denominations of less than One thousand dollars or of registered Bonds without coupons for the reservation of the appropriate numbers or other designating marks of the coupon Bonds exchangeable therefor as may be required to comply with the rules and regulations of any stock exchange upon which the Bonds are or are to be listed or to conform with any usage with respect thereto.

SECTION 12. All the Bonds shall, from time to time, be executed on behalf of the Company by its President or one of its Vice Presidents and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries. The coupons to be attached to the Bonds shall bear the facsimile signature of the present or any future Treasurer of the Company.

In case any of the officers who shall have signed or sealed any of said Bonds shall cease to be such officers of the Company before the Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued, and delivered with the same force and effect as though the person or persons who signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bond may be signed and sealed on behalf of the Company by such persons as at the actual date of the execution of such Bond shall be the proper officers of the Company, although at the nominal date of such Bond any such person shall not have been such officer of the Company.

Before authenticating any Bond the Trustee, except as provided in Sections 10 and 13 of this Article, shall cut off, cancel and deliver to the Company all matured coupons thereon.

141

SECTION 13. Upon receipt by the Company and the Trustee of evidence satisfactory to both of them that any outstanding Bond has been mutilated, destroyed, lost or stolen, and of indemnity satisfactory to both of them, in their discretion, the Company, in its discretion, may execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of the same series and maturity and of like tenor (which may bear such notation as may be required by the rules of any stock exchange upon which the Bonds are listed or are to be listed and having attached the same corresponding coupons, if any, as the mutilated, destroyed, lost or stolen Bond if such Bond were a coupon Bond, or, if such Bond were a registered Bond without coupons, having endorsed thereon the same distinctive number or numbers of the coupon Bond or Bonds in lieu of and in exchange for which such mutilated, destroyed, lost or stolen Bond was issued), in exchange and substitution for, and upon surrender and cancellation of, the mutilated Bond and coupons, if any, or in lieu of and in substitution for the Bond and coupons, if any, so destroyed, lost or stolen. The Company may, for each new Bond authenticated and delivered under the provisions of this Section, require the payment of a sum not exceeding Two dollars and, in addition, the expenses, including counsel fees, which may be incurred by the Company and the Trustee in the premises. Any Bond or coupon issued under the provisions of this Section in lieu of any Bond or coupon alleged to be destroyed, lost or stolen, shall constitute an original additional contractual obligation on the part of the Company whether or not the Bond or coupon so alleged to be destroyed, lost or stolen be at any time enforceable by anyone; and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds and coupons issued under this Indenture.

SECTION 14. Subject to the qualifications hereinbefore set forth, the Bonds and coupons to be secured hereby shall be substantially of the tenor and effect hereinbefore recited, and no Bonds shall be secured hereby or entitled to the benefit hereof,

142 or shall he or become valid or obligatory for any purpose unless there shall he endorsed thereon a certiftcate of authentication, substantially in the form hereinbefore recited, executed by the Trustee; and such certificate on any Bond issued by the Company shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder. ARTICLE lli. AUTHENTICATION AND DIDI4VERY 011' BONDS SII:CTION L The aggregate principal amount of Bonds which may he executed by the Compuy and authenticated and delivered by the Tr1llltee and secUred by this Indenture and outstandi!lg at any one time lhall not, in any event, exceed the amount at ';;ft::s· ·:-~-, the time permitted by law, but otherwise, except as hereinafter in thia Article lli provided, la not limited. But the aggregate princlpai··amount of Bonds, which may be so executed, authenti· cated and delivered hereunder, may, at any time at the election of the Company, evidenced by au indenture supplemental hereto, ( he limited to such definite aggregate principal amount as may he specified in such supplemental indenture. This Indenture shall he and constitute a continuing lien to secure the fall and final payment of the principal of, and interest (and premium, if any) on, all Bonds which may, from time to time, be executed, authen· ticated and delivered hereunder. Subject to Section 2 of Article IV and subject to the terms with respect to any purchase or sink· ing fund or analogous provisions for any particular series of Bonds as established by any indenture supplemental hereto, -all Bonds and coupons shall in all respects be equally and ratably secured hereby without preference, priority or diatinction on ac· count of the actual time or times of the authentication and deliv· ery or maturity of the Bonds and coupons, or any of them, so that all Bonds and coupons at any time outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture, and shall all be equally secured hereby, with like

143

effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether the same, or any of them, shall actually be sold or disposed of at such date, or whether they, or any of them, shall be sold or disposed of at some future date, or whether they, or any of them, shall have been authorized to be authenticated and delivered under Section 2 of this Article III, or may be authorized to be authenticated and delivered hereafter pursuant to other provisions of this Indenture.

SECTION 2. Bonds for the aggregate principal amount of Twenty-six million five hundred thousand dollars ($26,500,000), being the initial issue of Bonds of 3½% Series due 1969, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company. Such Bonds shall be subject to the terms of the Supplemental Indenture dated July 1, 1939, made by the Company and the Trustee and delivered simultaneously herewith, to which reference is hereby made for the provisions and agreements therein contained in respect of the Bonds of 3½% Series due 1969.

SECTION 3. Except as otherwise specifically provided in Section 4(*h*) and Section 6(*b*) of this Article III, the Company shall file or deposit with the Trustee, upon any application for the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of this Article III:

(*a*) A certified resolution of the Board of Directors authorizing the execution and requesting the authentication and delivery of the additional Bonds applied for in the principal amount therein specified, designating the series of such Bonds, as created by the terms of an indenture supplemental hereto, and naming the officer or officers of the Company to whom or upon whose order such Bonds shall be delivered.

(*b*) An officers' certificate stating in substance that:

(1) For any twelve consecutive cnlendw· months dur· ing the period of fifteen calendar months immediately preceding the first dny of the month in which the appli· cation for authentication and delivery of additional Bonds is made, the net earnings available for interest, depreciation and property retirement have been in the aggregate equal to not less than the greater of two and one-half times the amount of the annual interest charges on, or ten per cent; ( 10%) of the principal amount of, ( i) all Bonds then outstanding under this Inden ture and the additional Bonds applied for; (ii) all prior lien bonds at the time outstanding and all prior lien bonds, if any, simultaneously ap- ....... ,._ plied for; and · ·= ~··;·.. ·:''!.~· .. -\. '.~· , .-.... (iii) in case the Compi!.Dy shall have been con solidated or merged with or into or shall have made a conveyance to any other corporation as permitted by Article XII and the corporation formed by or re sulting from such consolidation or merger or to which ( such conveyance shall have been made, as aforesaid, shall not have executed and delivered to the Trustee and caused to be recorded a supplemental indenture subjecting to the lien of the Indenture all property and franchises then owned and which may thereafter be acquired by such successor corporation (other than 'property of the character defined in the granting clauses hereof as excepted property), all other in· debtedness of such successor corporation maturing more than one year from the date of creation thereof; (!!) The net earnings available for interest, depre- ciation and property retirement have been cnlcnlnted in nccordnnce with the definition thereof contnined in At•t.iclc I, nnd t.o thnt end specif.ving the operating revenues of the Compnny nn<l the net non-oper-

145

ating revenues of the properties of the Company and the deductions therefrom all as called for by said definition; and

(3) The Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture.

(c) An opinion of counsel to the effect that:

(1) Since the date of the last previous opinion of counsel filed with the Trustee pursuant to Sections 4, 5 or 6 of this Article III (or since June 30, 1939 in the case of the first opinion filed hereunder), no property described in the granting clauses of this Indenture or in any previous certificate with respect to property additions not subject to an unfunded prior lien filed with the Trustee, which is still owned by the Company, has become and still remains subject to any lien not existing thereon at such previous date prior to the lien of this Indenture as security for the additional Bonds then applied for, excepting specified judgment liens and permitted liens;

(2) The issue of the additional Bonds, the authentication and delivery of which are being applied for, has been duly authorized by all governmental authorities the consent of which is requisite to the legal issue of such Bonds or that no such consent is required; and, unless such opinion shall show that no consent of any governmental authority is requisite to the legal issue of the additional Bonds applied for, it shall specify any official certificates or other documents by which such consent is evidenced, and the same shall accompany such opinion; and

(3) The Company is duly authorized and entitled to the authentication and delivery of the additional Bonds applied for in accordance with the provisions of this

146

Indenture and to issue such additional Bonds under the laws of the State of Kansas and the applicable laws of any other jurisdiction; that upon the issue of such Bonds, such Bonds will be the valid and binding obligations of the Company and entitled to the benefits and security of this Indenture; and that the amount of Bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law.

(*d*) An amount of cash equal to the aggregate amount of all judgment liens specified in the opinion of counsel provided for in Subdivision (*c*) of this Section, less the amount of all cash then held by the Trustee on account of such judgment liens, which shall be held and applied by the Trustee as a part of the trust estate and which may be withdrawn only in accordance with Section 6 of Article VIII.

SECTION 4. From time to time hereafter the Company, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to the other provisions of this Article III, may execute and deliver to the Trustee, and the Trustee shall thereupon authenticate and deliver to or upon the order of the Company, additional Bonds for an aggregate principal amount equal to seventy per cent. (70%) of the net bondable value of property additions not subject to an unfunded prior lien. The Trustee shall authenticate and deliver such additional Bonds only upon receipt by it of:

(*a*) An engineer's certificate with respect to net bondable value of property additions not subject to an unfunded prior lien, showing in substance:

(1) The balance, if any, of the net bondable value of property additions not subject to an unfunded prior lien, as stated in the most recent certificate, if any, with respect to net bondable value of property additions not subject to an unfunded prior lien theretofore filed with the Trustee, which shall not, however, exceed Five hundred thousand dollars.

147 (2) The aggregate coat to the Company of the gro1111 property additions not subject to an unfunded prior lien purchased, constructed or otherwise acquired by the Com· pany during the period specified in such certiftcate and not described in any previous certificate with respect to net bondable value of property additions not subject to an unfunded prior lien filed with the Trustee. A de scription in reasonable detail of such gro1111 property additions, which may be itt accordilnce with the classifica· tions then used by the Company in its property account and may, in the case of tracts or parcels of land, be by reference to the deeds by which the same were acquired or to the supplemental indenture by which the same were or are being conveyed to the Trustee, and which shllll specify any grosa property additlona consisting of 8lll :'· acquired plant or system, or which shllll have beeJi. ·· acquired rm..,_ paid for in whole or in part through the issue or delivery of shares of stock or other aecuritleiu; whether the. fair value to the ComP!IDY (as of the date provided for in the definition of fair value to the Com· pany contained in Article I) of any particular property addition included in the certiftcate, except such as have been retired by the Company, is less than the cost to the Company thereof, and, if so, such fair value thereof; a distribution of the cost to. the Company, or the fair value to the Company, if the fair value is less than the cost, of the property additions described' in the certificate among the various classes of such property additions, to such extent and upon such basis, which may be an esti· mate, as the signers deem proper. If the fair value of any property additions is less than the cost thereof to the Company, the fair value shall be used in determining the amount at which the gross property additions de scribed pursuant to the provisions of this paragraph (2) are included in the engineer's certificate. (In case the inclusion in the certificate of all of the gross property additions purchased, constructed

148 or otherwise acquired by the Company during the period stated in the certificate would result in a bal· ance of over Five hundred thousand dollars of net bondable value of property additions remaining after the granting of the application being made, an amount of the groSB property additions plll'Chased, con· strncted or otherwise acquired during such period snl!lcient to prevent snchbalanc.e from exceeding Five hundred thousand dollars shall be omitted from the gross property additions stated in said certificate, but the gross property additions so omitted may be in· eluded in any later certificate, regardleSB of the period covered by such later certificate. No property adiii- . .· • ,_d .. . tiona subject to an unfunded prior lien, which ')rill -~ 'H.;"L-: .. . .:.-... not, prior to or Bimnltaneonsly with the granting' Oi-~i" '1:~~ the application with respect to which the certificate is'."'' :.tF ·· · ,. ·· · then being ffied, become a funded priOl' lien, and DO • "~. property additions with respect to which the Com- pany cannot at the time furnish the opinion of coun- { sel; required by Subdivision (e) of this Section, shaD. be included in the gross property additions stated, but such property additions may be included in a later certificate when such unfunded prior lien shaD. become a funded prior lien or when the Company Ia able to furnish t!Je opinion of. counsel, as the case m~cy be, regardless of the . period <;overed by such later certificate. ) (3) The excess, if any, of the bonded cost of all bond· able property, which was not subject to an unfunded prior lien at the date of its release, released from the lien of this Indenture pursuant to Section 3 or Section 5 of Article VII, during the period between the date of 11Iing the most recent certificate, if any, with respect to net bondnble value of property additions not subject to an unfunded prior lien theretofore filed with the Trustee (or June 30, 1939 in the case of the first such certi:ft·

149 cate) and the date of filing the certificate then being tlk>d, over the fair value to the Company of such prop· erty at the time of such release, as stated in an engineer's certificate filed with the Trustee pursuant to Section 3 (b) of Article VII, or over the proceeds of such prop· erty paid over to the Trustee or the trustee of any funded prior lien pursuant to Section 5 of Article VII, as the case may be. (4) The bonded cost of all bondable property (other than property t•elensed from the Hen of this Indenture pursuant to Section 3 or Section 5 of Article VII), which was not subject to an unfunded prior lien at the date of ita retirement, retired during the period between the latest date of the period for which retirements were· . ;: ... stated in the most recent certificate, if any, with respect to net bondable value of property additions not subject to an unfunded prior lien theretofore filed with the Trustee .(or June 30, 1939 in the case of the first such certificate) and the last day of any calendar month within the period of three calendar months immediately preceding the first day of the month in which the par· ticular certificate is being filed with the Trustee, or the last day of the period during which the gross property additions described in paragraph (2) of this Subdivision (a) were purchased, constructed or otherwise acquired, if such date is later. (5) In case the gross property additions described in the certificate shall include property additions subject to an unfunded prior lien, which prior to or simultane ously with the granting of such application will become a funded prior lien,-the bonded cost of all property additions which wet•e subject t.o such nnrnnded prior lien and which have not been deducted in a cer tificate with respect to net bondable value of property nd"ditions not subject to an unfunded prior lien filed with the Trustee, that have been retired by the Company dur·

150

ing the period between the date of its first acquisition of property additions subject to such prior lien and the last day of any calendar month within the period of three calendar months immediately preceding the first day of the month in which the particular certificate is being filed with the Trustee, or the last day of the period during which the gross property additions described in paragraph (2) of this Subdivision (*a*) were purchased, constructed or otherwise acquired, if such date is later.

(6) The aggregate of:

(*i*) the amount of all cash in the trust estate which has been withdrawn pursuant to Section 1 of Article VIII on the basis of property additions not subject to an unfunded prior lien,

(*ii*) the amount of all cash received by the Trustee as release moneys which has been applied to any sinking fund payments pursuant to Section 5 of Article VIII,

(*iii*) the amount by which all cash required to be deposited with the Trustee as part of the trust estate has been reduced on the basis of property additions not subject to an unfunded prior lien by simultaneous compliance with Section 1 of Article VIII, during the period between the date of filing the most recent certificate, if any, with respect to net bondable value of property additions not subject to an unfunded prior lien theretofore filed with the Trustee (or June 30, 1939 in the case of the first such certificate) and the date of filing the certificate then being filed.

(7) The aggregate of:

(*i*) the amount of all cash in the trust estate which is simultaneously being withdrawn pursuant to Section 4 of Article VIII; and

151 ( ii) the nmount by which ull cash re<Juired to be d<•po~it.etl with t.hc Trustee us part of the trust estate is being rctlnc<•tl by simnltunLoous compliance with Section -t of AJ•ticle VIII. (8) Ten-sevenths ( 1 %ths) of the amount of cnsh, if any, which is simultaneously being withdrawn pursuant to Section 3 (a) of A1·ticle VIII. (!l) Ten-sevenths ( 1 %ths) of the aggregate principal amount of additional llonds then applied for upon the bnsis of property additions. (10) The balance of net bondable value of property · additions not subject to nn unfunded prior lien, llhown ;;~fih.· ·:~~--·._ .. by snid certiftcate, remaining after the granting of the( "·l~{;:/::·· :~-4~~ application then being made which shall be computed by K.::;: ,;. taldng . .; : .. • --·~.!- p .";... , (i) the sum of the amounts stated pursuant to paragraph (1) of this Subdivision (a), and the total of the. gross property additions stated pursuant to paragraph (2) of this Subdivision (a); and subtracting therefrom (ii) the sum of the amounts stated pursuant to paragraphs (3), (4), (5), (6), (7), (8) and (9) of this .subdivision- (a). (11) That the gross property additions described in the certiftcnte are property additions as defined in Article I; that no portion of such property additions wns in cluded in any other certificate with respect to net bond able value of property additions not snbject to an un funded prior lien !iletl with the Trustee; that snell prop erty additions, except such ns lm\·c been retired, m•e desirable in the comluct of the busim•ss of the Company; that the distribution made by the signers of the cost or the fair value of nny of sno~h property additions ls, in the

15!! opinion of the signers, proper; and that the bonded cost of bondable property not subject to an unfunded prior lien retired by the Company during the period since the last day of the period covered pursuant to paragraph (4) of this Subdivision (a) does not exceed the oggregate of ( i) the balance of net bondable value of property addi· tiona not subject to an unfunded prior lien stated purau· ant to parogrnph (lO).of.this Subdivision (a), and (ii) the cost to the Company of the gross property additions not subject to an unfunded prior lien not included in any certificate with respect to net bondable value of property additions not subject to an unfunded prior lien 1lled with the Trustee. .0 ;J ~- -~· (12) That the allowanct!ll or charges, if any fcir5~ ,--.-~~:~ :dliitc interest, taxes, engineering, legal expenses, Buperinten·-' ~-;.;_:· ..... _.- -'····r"'2ft:t*'• -··., :· ··:::~t deuce, insurance, casualties and other items during con· - ·~--'];: struction, included in the cost to iii.e' Company of such · ' - of the property additions described in the cerW!.cate as were constructed by or for the Company, are such 1111 are properly chargeable to fixed property accounts under the regulations, rules and orders, if any, with respect to such matters in force at the time of construction, of the State Corporation Commission of Kansas or other public- body or authority having jurisdiction or snpervisory authority over the accounts of the Company, and are such as are, in the opinion of the signers, proper in respect of the particular property additions specified. (13) That no portion of the cost or the fair value to the Company of such property additions described in the certificate should properly have been charged to maintenance or repairs, and that no expenditures are included in the certificate, which under the regulations, rules and orders, if any, with respect to such matters in force at the time, of the State Corporation Commission of Kansas or other public body or authority having

153 jurisdiction or supervisory authority over the accounts of the Company, or, if there are no such regulations, rules and orders, in the opinion of the signers, are not properly chargeable to fixed property accounts. · (14) Whether any portion of the property additions described in the certificate is u.t the time subject to a prior lien, and, if so, the total amount of all prior lien bonds secured thereby and a brief statement of the nature and extent of the mortgage or other lien securing the same, and whether such prior lien is a funded prior lien, and, if not, specifying the amounts of prior lien bonds and cash which must be deposited with the Trustee or with a trustee or other holder of any prior lien securing . : :;~:.·.__ ' '' such prior lien bonds or other funded prior lien bonds, in '·: ... - ' ~:·_.,:,:._~.: =.;. __. ·~-u=:=··.. -- order to constitute such prior lien a funded prior lien; and ·· whether any portion ot st~:c!!-" property additions is, at the time, subject tO ·a judgment lien and, if so, a brief statement of the nature and extent of such judgment lien and what, if any, funds have been theretofore de posited· with· the Trustee on account of such judgment lien. (15) -That no portion of the property additions de scribed in the certificate is subject to u.ny mortgage. pledge or other _lien prior to the lien of this Indenture, except the prior liens and.judgment liens, if any,. speei·. fled pursuant to paragraph (14) above and permitted liens and, in the case of property additions to or upon leasehold estates, as permitted by this Indenture, tbe lien reserved by the lease for rent and for compliance by the Company with the terms of the lease; and that no portion of such property additions is subject to any easement or similar encumbrance except such as, in the opinion of the signers, does not impair the continued use of such prop erty additions for the purposes for which they were ac· quired.

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(16) That the terms used in the certificate which are defined in Article I are used as therein defined.

(*b*) In case any property additions are shown by the engineer's certificate provided for in Subdivision (*a*) of this Section 4 to consist of an acquired plant or system, an independent engineer's certificate stating, in the opinion of the signer, the fair value to the Company of the gross property additions consisting of such acquired plant or system, except such as have been retired by the Company, determined as provided in Article I.

(*c*) In case any property additions are shown by the engineer's certificate provided for in Subdivision (*a*) of this Section 4 to have been acquired or paid for in whole or in part through the issue or delivery of shares of stock or other securities, an appraiser's certificate, stating the fair value in cash of such shares of stock or other securities at the time of the issue or delivery thereof in payment for such property additions.

(*d*) Such instruments of conveyance, transfer and assignment as, in the opinion of counsel, may be necessary to vest in the Trustee to hold as a part of the mortgaged property all right, title and interest of the Company in and to the property additions described pursuant to Subdivision (*a*) (2) of this Section 4, or the opinion of counsel that no such instruments are necessary for such purpose.

(*e*) An opinion of counsel to the effect that:

(1) The Company has, or upon delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion will have, good title to any tracts or parcels of land mentioned or described in the engineer's certificate provided for in Subdivision (*a*) of this Section 4 (except such as have been retired), subject only to such defects therein as the Company may have power by appropriate legal proceedings to cure, or which, in the

155

opinion of such counsel, are inconsequential, and to such liens and encumbrances as are referred to in paragraph (6) below;

(2) If such property additions include any transmission line or distribution line equipment or dams or other similar structures installed by the Company under easements, rights-of-way, or leases over private property for towers, poles, wires, conduits or mains, or for transmission line or distribution line purposes, or rights, permits or licenses to use or appropriate water or to overflow the land of others by the erection of dams or otherwise, or such easements, rights-of-way and leasehold interests or such rights, permits or licenses, the Company is entitled to such right-of-way or easement or such leasehold interest or such right, permit or license, as the case may be, for an unlimited period of time, or for a period of time extending for so long as the Company shall continue to use the same for the purposes for which they were granted, or for a period extending beyond the date of maturity of the additional Bonds applied for and also beyond the date of maturity of all Bonds then outstanding under this Indenture, subject only to such defects in the rights of the Company thereto as the Company may have power by appropriate legal proceedings to cure or as, in the opinion of such counsel, are inconsequential, and subject to such liens and encumbrances as are referred to in paragraph (6) below;

(3) If such property additions include any transmission line or distribution line equipment or dams or other similar structures located or constructed on, over or under public highways or other public property, the Company has the lawful right, under permits or franchises granted by a governmental body having jurisdiction in the premises or by the law of the State in which such property is located, to maintain and operate such equipment or structures for an unlimited, indeterminate or indefinite period of time or for the period, if any, speci-

156 ficd in such permit or franchise or law, and to remove such equipment or structures at the expiration of the period covered by such permits or franchises or law or that the terms of such permit or frnnchise or law require any public authority having the right to take over such equipment to pay fair consideration therefor; (4) The Company hilS corporate power to own and operate such property additions; (5) The nature and extent of the prior liens and judgment liens, if any, on such property additions are correctly stated in said engineer's certificate; and (6) The Indenture ill, or upon the delivery of the instruments of conveyance, triLDllfer or assignment or ·of . _., '~' " ··; -·· -~· . prior lien bonl!a or certificates or payment of cash, if ·· · any, speclfted in such opinion, will be, a lien upon all property additions described in said engineer's certificate (except such BB have been retired) free and clear of any mortgage or other lien prior to the lien of this Indenture, except specified funded prior liens, if any, specified judg- ment liens, if any, permitted liens, and, in the case of property additions to or upon leasehold estates, as per- mitted by this Indenture, the lien reserved by the lease for rent and for compliance with the terms of the lease, and free and clear of any eaaements or similar encumbrances, except such ns, in. the.opinion ot such counsel, do not impnir the use of such property additions for the pur- poses for which they were acqu;red, (/) The prior lien bonds and cnsh in the amounts neces sary in order to constitute nny unfunded prior liens, specified in the engineer's certificate and opinion of counsel provided for in Snbilivisions (a) and (e) of this Section 4, funded prior liens, or the certificate of the trustee or other holder of the prior lien securing such prior lien bonds or other funded prior lien bonds certifying to the deposit with it of such prior lien bonds or cash.

157 (g) An amount of cash eqno.l to the aggregate of all jndg, ment liens specified in said engineer's certificate and opinion of counsel, less the amount of o.ll cash then held by the Trustee on account of such judgment liens, which sho.ll be held and applied by the Trustee as part of the trust estate. (h) The resolution, certificate, opinion of counsel and cash required by Section 3 of this Article III, except that, in case an application for the· authentication and delivery of Bonds upon the basis of property additions subject to an unfunded prior lien, which simultaneously with the granting of such application will become a funded prior lien, is made at any time after a date two years prior to the date of ma turity of the prior lien bonds secured by such prior lien, the Trustee sho.ll authenticate and deliver such additiono.l Bonds in an amount equo.l to the principo.l W~ount of o.ll prior lien bonds secured by such prior Uen outstanding immediately prior to its becoming a funded prior lien, withoUt requiring the certificate provided for in Section 3 (b) of this Article III, upon receipt by it of an ofll.cers' certificate stating, in BUb stance, that. o.ll the additiono.l Bonds applied for, or the pro· ceeds of the sale thereof, will be applied by the Company to the extent necessary to make such prior lien a funded prior lien or to pay indebtedness incurred by the Company for such purpose. SECTION 5. From time to time hereafter the .Company, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to the other provisions of this Article III, may execute and deliver to the Trustee, and the Trustee sho.ll thereupon authenticate and deliver to or upon the order of the Company, additional Bonds for an aggregate principal amount equal to the amount of cash which shall be depoeited with the Trustee pursuant to this Section 5, but only upon receipt by the Trustee of: (a) Cash in an amount equal to the aggregate principal amount of additiono.l Bonds applied for pursuant to tbi&

158 Section 11, which shall be held and applied by the Tnultee as a part of the trust estate and which may be withdrawn onq in accordance with Section 3 of Article VIII, and (b) The resolution, certificate, opinion of counsel and cash required by Section 3 of this Article m. SEOTION 6. From time to time hereafter the Company, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to the other provisions of this Article III, and in substitution for any refundable Bonds, may execute and deliver to the Trustee, and the Trustee shall thereupon au thenticate and deliver to or upon the order of the Company, additional Bonds for an aggregate principal amount equal to the aggregate principal amount of the refundable Bonds made the basis for the application therefor, but only upon the receipt ''':"" · ·' by the Trustee of: · · · - " (e) An o111.cera' certiilcate stating in- substance (1) The series and the aggregate principal amount ( of the Bonds in substitution for which additional Bonds are to be authenticated and delivered; (2) That no part of the Bonds made the basis for the application have theretofore been made the basis for the authentication and delivery of additional Bonds pur suant to this Section 6, or for the withdrawal of cash included in the trust estate or for the reduction of the amount of cash required to be deposited in the trust estate under any provision of this Indenture; (3) That no part of the Bonds made the basis for the application were paid or redeemed or purchased with moneys included in the trust estate; (4) That no part of the Bonds made the basis for the application were paid or redeemed or purchased pur suant to the provisions, or used in anticipation of the

159 requirements, or made the basis for any reduction in the amount, of any sinking fund or analogous fund estab lished by any indenture supplemental hereto, which does not permit the authentication of additional Bonds upon the basis of Bonds paid, redeemed, purchased, used for or made the bnsis for reduction in the amount of such sinking fund or analogous fund; and (5) Whether all of the Bonds made the basis for the application were theretofore · iSsued ·by the Company; and (b) The resolution, certificate, opinion of counsel and cnsh required by Section 3 of this Article III, except that, in any case where Sllch application is upon the basis of the '.-~.· ..·t.: payment at maturity of Bonds, which were theretofore issued · · by the Company, or the redemption or purehnse thereof after a date two years prior to the date of their maturity, the · certificate provided for by Section 3 (b) of this Article m need not be filed with the Trustee, but in lieu thereof there s'hnll be filed with the Trustee an ofllcers' certificate stating, in substance, thnt nil of the additional Bonds so applied for, or the proceeds of the sale thereof; will be applied by the Company to the e:'ttent necessnry to elfect the retirement by payment, redemption, purchase or exchange of the Bonds made the bnsis for the application or the payment by the . Company of moneys borrowed for such purpose. ARTICLE IV. PARTICULAR CO\'ENANTS OF THE COMPANY. The Company hereby covenants, warrants and agrees: SECTION 1. That the Company will punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of nil the Bonds duly issued hereunder according

160

to the terms thereof. As the coupons are paid they shall be forthwith canceled.

SECTION 2. That no coupon or claim for interest which in any way at or after maturity shall have been transferred or pledged, separate or apart from the Bond to which it relates, or which shall in any manner have been kept alive after maturity by extension or by purchase thereof by or on behalf of the Company, shall be entitled, in case of a default hereunder, to any benefit of or from this Indenture, except after the prior payment in full of the principal of the Bonds and of all coupons and claims for interest not so transferred, pledged, kept alive or extended.

SECTION 3. That the Company is lawfully seized and possessed of all the mortgaged property; that it has good right and lawful authority to mortgage the same as provided in this Indenture; and that the mortgaged property is, at the actual date of the initial issue of Bonds, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to this Indenture, except as set forth in the granting clauses hereof.

SECTION 4. That the Company will at all times keep an office or agency, while any of the Bonds are outstanding, at each place at which the principal or interest of any of the Bonds shall be payable, where notices, presentations and demands to or upon the Company in respect of such Bonds or coupons as may be payable at such place or in respect of this Indenture may be given or made, and will give the Trustee written notice of the location of and any change in the location of each such office or offices or agency or agencies. In case the Company shall fail to maintain such office or offices or agency or agencies the principal office of the Trustee shall be conclusively deemed to be the office or agency of the Company for such purposes, and the Company hereby appoints the Trustee its agent, on its behalf, to receive all such notices, presentations and demands.

161 SECTION 5. That the Company will at all times protect its title to the mortgaged property and every part thereof against loss by reason of any foreclosure or other proceeding to enforce any lien thereon prior to the lien of this Indenture. That the Company will duly pay and discharge, or cn use to be paid and discharged, as the some shall become due and payable, all taxes, rates, assess· menta. and governmental and other charges lawfully levied and imposed upon the mortgaged property, including. the franchises, earnings and business of the Company, and will duly observe and conform to all valid reqairements of any governmental authority relative to any part of such property, and all covenants, terms and conditions under or upon which any part of such property is held; and that the Company will not anfl'er any mechanics', laborers', > statutory or other similar lien or charge to be hereafter created.. ~,,.,_ . :·~i ,, .. · . · ···~~ or remain. upon such property or any part thereof, or the income··.,, .•. ·· : ''~r~·~·~··;rt: therefrom. However, nothing contained in this Section shall re- · qaire any such tax, 118Beasment, lien or charge to be paid or any such requirement to be complied with so long as the validity thereof shall be contested in good faith, unless thereby, in the opinion of the Trustee or of counsel selected or approved by the Trustee, any of such proper.ty may be lost or forefeited. SECTioN 6. That the Company will, {a) at all times cause all of the mortgaged property, which is of a character usually insured by companies simi· larly situated and ·opet•ating·Iike properties, ·properly to be insured against loss or damage from such hazards and risks as are usually insured by companies similarly situated and operating like properties, to a reasonable amount in respon· sible stock companies, mutual companies, or reciprocal nsso· ciations, but no particular hazard or risk need be insured except to the extent of the excess thereof, if any, over Fifty thousand dollars; but the Company may from time to time adopt another met.hod 01' plnn of protection against such loss or dnmage in substitution, or partial substitution, for the aforesaid insurance, if such plan or method shall afford pro-

162 tectiou to tlte Trustee and the trust estate, ·in the opinion of the signer of an independent engineer's certificate, at least equal to the plan or method of protection against such loss or damage then adopted by companies similarly situated and operating properties subject to similar or greater hazards or risks, but before any such other method or plan may be adopted by the Company,_ tbe1·e shall be filed with the Trns· tee: (1) an independent engineer's certificate, stating that, in tbe opinion o~ the signer, such method or plan •. -- ; of protection is in accordance with the requirements of :;;-:···· 1· this Subdiviaion (a) and affords adequate protection to tbe Trustee and the trust estate against loss and dnmage .j· from hazards and risks covered thereby, and doea not . . ~-""'·" .... lessen the protection aguinst auch loss or damage exist-.··' .· '-""'!{~""---_:,~·:'; ing immediately prior to the adoption of such method or plan; and (2) an oftlcera' certifl.cate setting forth the detaila of such method or plan; ( (b) cause any particular loss in excess of Ten thousand dollars, which has been insured, to be made payable and to be paid to the Trustee, to be held and applied by the Trustee .... as a part of );he trust estate, except that, if the terms of the mortgage or other instrument securing any prior lien bonds require the payment. thereof to the trustee or other holder thereof, any such loss may be payable and may be paid to such trustee or other holder ; (c) cause all proceeds of any insurance payable directly to it to be applied to the replacement of, or improvements to, or both, of the mortgaged property; (d) at any and all times upon the written request of the Trustee and in any event in April of each calendar year, be ginning with the year 1940, furnish to the Trustee an oftlcera'

163 certificate stating in substance that the Company has com· plied with all the terms aud conditions of Subdivision (a.) of this Section and, except where another plan or met110d of protection has been adopted as permitted by' said Sub· division (a), containing a detailed statement of the insur ance then outstanding nnd in force provided for under said Subdivision (a.), including the names of any insurance com· panies which have_ insured, th!l amounts thereof and the property, hazards and risks covered thereby; and (e) whenever requested in writing by the Trustee, cause the policies of insurance carried pursuant to this Section to be delivered to the Trustee for enmlnation or inspection, and the Trustee shall, within thirty (30) days from the date of such delivery, return ouch policies to the_ Company. SECTION 7. That the Company will at all times make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance, or otherwise ns &ball be necessary to main· tain, preserve and keep. the mortgaged property at all times in good repair, physical condition, working order and condition and in a state of good operating ef!lciency, except that the Company may abandon any property ns provided in Section 2 (b) of Article VII. SECTION 8. That the holders of the capital stock of the Com· pany entitled to vote thereon and the Board of Directors of the Company, at meetings thereof respectively. duly convened and held, have duly authorized the execution and delivery of this Indenture to secure the Bonds issued and to be issued hereunder, and that all requirements at law and the by-laws and articles of incorporation of the Company have been fully complied with and nil other acts and things necessary to make this Indenture a valid, binding and legal instrument for the security of the Bonds have been done and performed.

164

SECTION 9. That, if the Company shall fail to perform any of the covenants contained in Sections 5, 6 and 7 of this Article, the Trustee, or any receiver appointed hereunder, may make advances to perform the same in its behalf; and the Company hereby agrees to repay all sums so advanced in its behalf, on demand, with interest at five per cent. (5%) per annum after demand, and all sums so advanced, with interest as aforesaid, shall be secured hereby having the benefit of the lien hereby created, in priority to the indebtedness evidenced by the Bonds and coupons; but no such advance shall be deemed to relieve the Company from any default hereunder.

SECTION 10. That the Company will cause this Indenture and all indentures supplemental hereto at all times to be recorded and filed and kept recorded and filed in such manner and in such places as may be provided by law in order fully to preserve and protect the security of the Bondholders and all the rights of the Trustee.

SECTION 11. That the Company will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, especially to make subject to the lien hereof any property agreed to be subjected hereto, or intended so to be, to transfer to any new trustee or trustees the estate, powers, instruments and funds held in trust hereunder and to confirm the lien of this Indenture with respect to any series of Bonds.

SECTION 12. That in case the Company shall hereafter create any mortgage upon, or pledge of, the mortgaged property or any part thereof, such mortgage or pledge shall be and shall be expressed to be subject to the prior lien of this Indenture for the security of all Bonds then authenticated and delivered or thereafter to be authenticated and delivered hereunder. That, subject to the provisions of Article XII, in case the Company shall here-

165 after acquire or own any property (other than property of the nature specifically excepted by the terms of the granting clauses of this Indenture), which is not subject to a· prior lien and which it has the power to subject either to the lien of this Indenture or to a prior lien as a first lien, it will subject such property to the lien of this Indenture as a first lien. SECTION 13. That the Company will not execute, or permit to be authenticated and delivered, any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture and the agreements in that behalf herein contained, and will not suffer or permit any default to occur under this Indenture, but will faithfully observe and perform all the con· ditions, covenants and requirements of this Indenture (including .:.. " all indentures. supplemental hereto). SEICTION 14. · That·the Company will not acquire, by purchase, merger or otherwise, any property subject to a lien. or liens which will on acquisition be an unfunded prior lien or prior liens, (a,) if at the time of first acquisition by the Company of property subject to such lien or liens, the principal amount of outstanding indebtedness secured by such lien or liens shall exceed seventy per cent. (70%) of the lesser of the cost or the fair value of the property of the nnture of property addi· tions subject to such lien or liens; and (b) unless the net earnings of such property available for interest, depreciation and property retirement (determined in the manner provided in Article I) for any twelve consecu· tive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which the first acquisition of property subject to such lien or liens occurs, shall have been in the aggregate equal to not less than the greater of two and one-half times the amount of

166 the annual interest charges on, or ten pt•r ct'nt. ( 10%) of the principal amouat of, nil outstantling imlebtedness secured by snch lien or liens. That, in case the Company shall propose to acquire any property subject to such 11 lien as perwittetl by this Section, it will prior to, or sinmltnncously with, the first ncquistion of any such prop erty file with the Trustee certificates with respect to such property of the nature prescribed by paragraphs(!!), (l·t), (15) nnd (16\ of Section 4(a) of Article III ami Subdivisions (b) and (c) of aaltl Section 4 antl Section 3 ( b \ of Article III (except that the certificate of the nature prescribed by _Section 3 {b) of Article ... III shnll refer only to the net enrnings of such property and to" . ,~<: ·'ij the indebtedness secured by snch liens to which sneh property' 'iii' ~--~:;:rs:·:!i~ · subject), and an opinion of the nature prescribed by paragraphs' ..,·;:;·_,.... : " (1·) to (5), both inclusive, of Section 4(c) of Article III. SECTION 15. That the Company will not issue, or permit to be issued, any prior lien bonds secured by any funded prior lien in addition to the prior lien· bonds secured by such prior lien at the time it became a funded prior lien, other than in lieu of lost, stolen or mutilated bonds or on the exchange for bonds already outstanding of an equnl principal amount of other bonds of the same issue and the same series, if any, and of the same maturity. SECTION 16. That the Company will not issue or permit to be issued, any prior lien bonds secured by any unfunded prior lien in addition to the prior lien bonds secured by such unfunded prior lien at the time of first acquisition by the Company of prop erty subject thereto (other than in lieu of lost, stolen or muti lated bonds or on the exchange for bonds already outstanding of an equal principal amount of other bonds of the sume issue and the same series, if any, and of the same maturity),

167 (a) except upon the basis of (1) property additions subject to such unfunded prior lien or prior liens purchased, constructed or other wise acq nircd by the Company after the time of the first UCI}uisition by the Company of property subject to such unfunded prior lien, and then only to the extent :of seventy percent. (70?'o) of the amount of net bondable value of such property additions·; (2) the deposit of cash with the trustee of such prior lien or with the Trustee in an amount equal to the prin· cipnl amount of the prior lien bonds to be issued, which cash may thereafter. be withdrawn only on the basis of · ·: -• .s..-.::..1.' r ·. ··': (i) property additions purchased, constructed or other~_,.;~{ .....: ... L.... : • ·. "' .:; .. ".i'-'·.\ •'-' ·-· • • . •--~~>.!-;• ~- ~-~- ,_~:~, ;~:·.;;.·.::~- .:,_'<0'1!.'..~· , .. Wlse acquired by the Company after the time of its ftrBt ~'m'' ,·. ·,_,1,.::;:'.;"'.'' ,,.,;~ acquisition of any property subject to ouch unfunded ·: ;:. i" . · ·· · prior ·lien, in an amount not exceeding seventy per cent. :; .'·. (70%) of the amount of the net bondable value of such · property additions, or ( ii) the cancellation of prior lien bonds secured by such prior lien in a principal amount equal to the amount of cash withdrawn; or (3) an equal aggregate principal amount of prior lien bonds secured by such unfunded prior lien, or by another unfunded prior lien which constitutes a lien on all or part of the property subject to such unfunded prior lien prior to the lien thereof; lind th.en or theretofore paid at maturity by the Company or redeemed or purchased by the Company (otherwise than out of funds included in the trust estate or similar funds held by the trustee or other holder of such prior lien or other prior lien) or otherwise canceled; and {b) unless the aggregate of the net earnings available for interest, depreciation and property retirement (determined

168 ns provided in Article I), for any twelve consecutive cal endnr months during the period of fifteen calendar months immedintely preceding the first day of the month in which the additional prior lien bonds IU'e to be issued, have been, in the aggregate, equal to not less than the greater of two and one-half times the amount of the annual interest charges on, or ten per cent. (10%) of the principal amount of, tile in debtedness specified in subparagraphs (i), (ii) and (iii) of Subdivision (b) (1) of Seetion 3 of Article III; provided tllrtt, if such application is upon the basis of payment at maturity of prior lien bonds theretofore sold or otberwise dis posed of or the redemption or purchase thereof after a date two years prior to the date of their maturity, the provision111 . ,.. of this Subdivision (b) shall apply only to the &tent set forth · ;i) \ -;·. ;.· ·-"'.... .,u bdi-'-' .....on ( co ) 0 f twu.. ,_"' cec tlon 16• "'""'''""··:~~ic-,·"''"''·.:.-".~'~"···-~'f:.•'-;;'":Jii'L . • ••• -~.17:~· _.. • •..• ···-•. ·o·:- That, in case the Company shall propose to .issue any addi· . .. :~:·f?- -~- _.:;·~ .:,~.·i,·: -·~- tionnl prior lien bonds as permitted by this Section, it will, prior to the issue thereof, file with the Trustee (a a l In the case of the issue of additional prior lien bonds as permitted by Subdivision (a) (1) of this Section, a cer tificate of the nature prescribed by Section 3 (b) of Article III and certificates and opinion of the nature prescribed by ..;. Subdivisions (a), (b), (c) and (e) (1) to (5) both inclusive, of Section 4 of Article III ( e:s:cept that such certificates and opinion shall refer to the issue ·of additional prior lien bonds and to property additions subject to an unfunded prior lien, ' and except that paragraphs (3) to (10), both inclusive, of the certificate provided by Subdivision (a) of said Section 4 shall be. omitted nnd in lieu thereof appropriate para graphs shall be inserted relating to the deductions and com putations required to be made by the definition of net bond· able value of property ndditions subject to an unfunded prior lien contained in Article I), together with an opinion

169 of counsel to the effect that the property additions made the basis for the issue of such additional prior lien bonds are subject to no lien, other than permitted liens, except the prior lien securing the prior lien bonds. ( bb) In the case of the issue of additional prior lien bonds .as permitted by Subdivision (a) (2) of this Section, a certificate of the nature prescribed by Section 3 (b) of Article III, except that such certificate' shall refer to the issue of additional prior lien bonds rather than additional Bonds, together with evidence satisfactory to the Trustee that cash depoaited may be withdrawn only on the basis permitted in Subdivision {a) (2) .of this Section. ( cc) In the case of the issue of additional prior lien. . .· bonds as permitted by Subdiviaion (a) (3) of this Section, an officers' certificate stating in substance that no part of the prior lien bonds made the basis for the issue of the additional prior lien bonds have theretofore been made the basis for the issue of additional prior lien bonds or for the release of property or for the payment by the trustee or other holder of the prior lien securing such prior lien bonds of any cash held by it as security for such prior lien bonds and that no part of such prior lien bonds have been purchased, re deemed or paid out of any such cash, and a certificate of the nature prescribed by Section 3 (b) of Article III, except that . such certificate shall refer to the issue of additional prior lien bonds rather than additional Bonds, provided that, if the issue of additional prior lien bonds is made on the basis of tbe payment at maturity of outstanding prior lien bonds theretofore sold or otherwise disposed of or the redemption or purchase thereof nfter a dnte two years prior to the date of their maturity, sucb additional prior lien bonds mny be authenticated and delivered in an amount equal to the prin· cipal amount of all prior lien bonds thus paid, purchased or redeemed without requiring such earnings certificate, upon

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receipt by the Trustee of an officers' certificate stating in substance that all of such additional prior lien bonds, or the proceeds of the sale thereof, will be applied by the Company to the extent necessary to purchase, pay or redeem said outstanding prior lien bonds or to pay indebtedness incurred by the Company for such purpose, and agreeing in the case of the sale of such additional prior lien bonds that the proceeds thereof shall be forthwith upon receipt thereof deposited with the Trustee or with the trustee or other holder of the prior lien securing said outstanding prior lien bonds, in trust for the purpose of paying said outstanding prior lien bonds or stating that other moneys have been deposited or paid for such purpose.

SECTION 17. That, except as in Article VI otherwise provided, the Company will faithfully perform or cause to be performed all the terms, covenants and conditions to be performed by the mortgagor in any prior lien contained. But nothing contained herein shall be construed to prevent the extension or renewal of any prior lien or any indebtedness secured thereby, including the principal of any outstanding prior lien bonds.

SECTION 18. That the Company will not apply for, and will not obtain,

(*a*) either

(1) the release from any prior lien of any bondable property, or

(2) the payment to it of any moneys deposited with the trustee or other holder of any prior lien upon the release of any bondable property, or upon payment of the principal of any obligations deposited upon any such release, or upon the release of any of such obligations,

171 or on account of the loss or destruction of any such property, upon the basis of non-bondable property; or (b) the payment to it of nny moneys deposited with the trustee or other holder of nny prior lien upon the release of any property or upon payment of the principal of any obligations deposited upon ·any, such· ··release, ·or upon the release of any of such obligations, or on account of the loss or destruction of property, upon the basis of either (1) property acquired by the Company prior to the date of the application for the release of property with respect to which such cash or obligations were deposited or prior to the loss or destruction, as the case may be, or·'·'(· (2) the cancellation of prior lien bonds which have never been sold or otherwise disposed of, unless such moneys are forthwith deposited with the Trustee to be held as a part of the trust estate. SECTION 19. That the Company will, in case it shall acquire all of the outstanding prior lien bonds secured by any prior lien, (a} cause such prior lien bonds to be canceled and the mortgage or other lien securing such bonds to be discharged, or ( b} deposit all such prior lien bonds with the Trustee to be held as a part of the trust estate. SECTION 20. That upon satisfaction of any funded prior lien (a} all prior lien bonds secured by other funded prior liens which are then held by the trustee or other bolder of such satisfied prior lien shall be canceled or shall be delivered to the Trustee to be hel<l subject to the provisions of Article VI, or to the trustee or other bolder of such other funded prior lien or of another fund~d prior lien to be canceled; and

172 (b) all moneys then held by the trustee or other holder of such satiail.ed prior lien, which were deposited with such trustee or other holder as the proceeds of insurance with respect to loss of property occurring after the date of acquisi· tion by the Company of the property subject to such prior lien and all moneys and obligations then held by the trustee or other holder of such satisfied prior lien, which were depoa ited with the trustee or othel,' holder upon the release of prop erty from such prior lien after the date of acquisition by the Company of the property subject to such prior lien or upon the release or payment of any such obligations, shall be delivered to the Trustee to be held as a part of the trust estate or to the trustee or other holder of another prior lien, ; , ,. . . . which is a lien on the property 'subject to the prior lien ~~- .. · -~ . . }~~;._ . satiail.ed, junior to the prior lien being satisfied but prior t.O'~' '~~.'~;,,_ the lien hereof. ----'· · .-. "• .. SECTION 21. That the Company will not sell or otherwise dis· pose of a part (less than substantially all) of the mortgaged ( property except as provided in Sections 1 and 2 of Artiele VII, or upon the release thereof as provided in Sections 3, 4 and 5 of Article VII. That the Company will not consolidate or merge with or into, or convey or lease all or substantially all of the mortgaged property as an entirety to, any other corporation ex· cept as provided in Article XII. SECTION 22. That the Company will, subject to the provisions of Article XII, at all times maintain its corporate existence and right to carry on business and duly procure all renewals and exten sions thereof, and, subject to the provisions of this Indenture, will diligently maintain, preserve and renew, all the rights, powers, privileges and·franchises owned by it. SECTION 23. That the Company will within one hundred and twenty (120) days after the close of each fiscal year file with the Trustee a statement signed by the Treasurer of the Company

173

and an independent certified or public accountant showing its financial condition, with reasonably detailed information as to its assets and liabilities and its earnings and operating expenses; that it will file with the Trustee, as and when sent to its stockholders, copies of such letters or information concerning its affairs as it may send to its stockholders generally; that books of record and account will be kept, in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company, and that all books, documents and vouchers relating to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such reputable accountants or other agent of recognized standing as the Trustee may from time to time designate, and that the Company will bear all expenses of any such inspection. All of the statements and copies of letters or other information required by this Section to be filed with the Trustee shall be kept available for inspection at reasonable times by the holders of Bonds, but the Trustee shall have no other duty with respect thereto. The Trustee shall be under no obligation to cause any such inspection to be made by it unless requested so to do by the holders of not less than twenty-five per centum (25%) in principal amount of the Bonds then outstanding hereunder and furnished with funds sufficient to pay all costs and expenses incurred or to be incurred by it in or in connection with such inspection.

That the Company will furnish to the Trustee, within thirty days after January 1 and July 1 in each year and at such other times as the Trustee may request in writing, such information as the Company or any paying agent for the Bonds may have and may lawfully disclose with respect to the names and addresses of the Bondholders.

The Trustee shall keep on file the most recent information (but not earlier information) received by it pursuant to the next preceding paragraph of this Section, and in case any Bondholder (hereinafter referred to as an "applicant Bondholder") desires such information for the purpose of communicating with other

174

Bondholders with respect to their rights hereunder or under the Bonds, the Trustee shall, if it lawfully may, at its election either (1) afford access to any such information with respect to the names and addresses of Bondholders or (2) make its services available for mailing to Bondholders any form of proxy or other communication with respect to their said rights, subject to the conditions, and in the manner, specified in paragraphs (*i*) and (*ii*) below:

(*i*) At the written request of the applicant Bondholder, the Trustee shall promptly furnish a statement of the approximate number of Bondholders, according to the latest information in the possession of the Trustee, and an estimate of the cost of mailing a specified form of proxy or other communication to such Bondholders. Any information requested pursuant to this paragraph (*i*) shall be mailed or otherwise furnished to the applicant Bondholder on or before the third business day after receipt of such written request.

(*ii*) At the written request of the applicant Bondholder, copies of any form of proxy or other communication furnished by the applicant Bondholder shall be mailed by the Trustee to all Bondholders whose names and addresses appear in the most recent information in the possession of the Trustee; provided, however, that if the approval of any governmental regulatory body or of any court or the compliance by the applicant Bondholder with any statute, or with any rule, regulation or order of any such governmental regulatory body or court, is, in the opinion of Counsel, who may, if the Trustee approves, be counsel for the applicant Bondholder, requisite for the mailing of such proxy or other communication, the applicant Bondholder shall establish to the reasonable satisfaction of the Trustee that such approval has been obtained, or that such statute, rule, regulation or order has been complied with. Thereafter such material shall be mailed with reasonable promptness after receipt by the Trustee of a tender of the material to be mailed, all envelopes or other containers therefor, all postage, or payment for postage, and rea-

175 sonable compensation and reimbursement to the Trustee of all expenses to be incurred in connection with such mailing, or of a surety company bond satisfactory to the Trustee in an amount sufficient to cover such compensation and expenses. SECTION 24. That the recitals of fact and statements con tained in this Indenture are true. ARTICLE V. REIDl!lMl'TION 011' BoNDS. SECTION 1. With respect to any particular series of Bonds, the Company may reserve the right to redeem and pay off before maturity all or any part of the Bonds of such series at BUch time or times and from time to time, and on such terms, as the Board of Directors may determine and as shall be expressed in the Bonds of such series. In case the Company shall desire to exercise such right to redeem and pay off all, or, as the case may be, any part of the Bonds, in accordance with the right reserved so to do, it shall give, in the manner provided in the supplemental indenture creating the Bonds of such series and expressed in such Bonds, a notice or notices to the elfect that the Company has elected to redeem all the Bonds or all the Bonds of a particular series or a part thereof, as the case may be, on a date therein designated, specifying, i.n the case ·of redemption of less than all series, the serial designation of the Uonds to be redeemed, and, in the case of partial redemption of any series, the distinctive numbers of the Bonds to be redeemed (to be stated in any one or more of the following ways-individually, in groups from one number up to another inclusive, or in groups from one number to another inclusive except such as shall have been previously called for redemption or otherwise retired), and in every case stating that on said date there will become and be due and pay. able upon each Bond so to be redeemed, at the agency of the Com·

176

pany in such city or cities, if any, at which the principal of the Bonds so to be redeemed is payable, the full principal thereof in the case of coupon Bonds and the specified amount of the principal thereof in the case of registered Bonds without coupons, together with the accrued interest to such date, with such premium, if any, as is specified in such Bonds, and that from and after such date interest thereon will cease to accrue. If notice by publication, if required, is duly given, failure to give notice by mail, if required, with respect to such redemption or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any Bonds so to be redeemed.

In case the Company desires to redeem and pay off less than all the outstanding Bonds of any series, it shall, in each such instance, notify the Trustee in writing of its desire so to do and of the aggregate principal amount of the Bonds of such series to be redeemed, and thereupon the Trustee shall draw by lot, in any manner deemed by it proper, from the distinctive numbers of the coupon Bonds of such series which are either outstanding or are reserved unissued for registered Bonds outstanding, the Bonds to be redeemed, and shall notify the Company in writing of the numbers of the Bonds so drawn. The Bonds may be drawn by lot individually or, in the discretion of the Trustee, in groups of Bonds consecutively numbered or both such methods either including or excluding, for the purpose of such grouping, the numbers of Bonds previously called for redemption or otherwise retired. Registered Bonds shall be deemed to have been drawn by lot if and to the extent that the serial numbers of any of the coupon Bonds reserved therefor are drawn as aforesaid.

SECTION 2. The Bonds designated for redemption or the specified portion thereof shall become due and payable upon the date specified in the notice provided for in Section 1 of this Article as the redemption date at the applicable redemption price at the time. Payment of the redemption price shall be made to the respective bearers of the Bonds designated for

177

redemption, or, if any such Bonds be registered Bonds without coupons or coupon Bonds registered as to principal, to the respective registered owners thereof, upon surrender of such Bonds, at the place stated in the notice of redemption, together with all unmatured coupons appertaining thereto. If there shall be drawn for redemption a portion of the principal amount but less than the entire principal amount of any registered Bond, the Company shall execute and the Trustee shall authenticate and deliver without charge to the holder thereof, at his option, either coupon Bonds or registered Bonds without coupons, of authorized denominations, for the unredeemed balance of the principal amount of such registered Bond.

SECTION 3. On or before the redemption date designated in the notice provided for in Section 1 of this Article, the Company shall deposit with the Trustee an amount of cash sufficient to effect the redemption of the Bonds specified in such notice, or, as authorized by Section 8 of Article VIII, it may direct the Trustee to apply to such purpose, to the extent that they are available, any moneys held by the Trustee which may be applied pursuant to said Section 8; and from and after the redemption date designated in such notice (such deposit having been made or direction given, as aforesaid), notwithstanding that any Bonds so called for redemption shall not have been surrendered for cancellation, no further interest shall accrue upon the principal of any of the Bonds so called for redemption and all coupons for interest thereon maturing subsequent to such redemption date shall be void. Coupons which have matured on or before such redemption date shall remain payable to bearer upon presentation and surrender thereof in accordance with their terms.

SECTION 4. All Bonds so redeemed at the office of the Company, with all unmatured coupons thereto appertaining, shall be delivered by the Company to the Trustee for cancellation. All Bonds and coupons redeemed and paid under this Article shall forthwith be canceled.

178 ARTICLE VL 0oNCIIlRNING SECUlUTIES HmLD BY TBlll TRUBTJIIlll. SliiOTION 1. All funded prior lien bonds, received uncanceled by the Trustee pursuant ~o the provieions of this Indenture, shall be held alive by the Trustee as a part of the trust estate for the protection and further security of the Bonds. Each funded prior lien bond, in coupon form, so received shall have all un· I matured coupons attached, or shall ba accompanied by evidence I satisfactory to the Trustee that the discharge of the mortgage or other lien securing such prior lien bonds may be obtained without the production of any coupon or coupona that may be mlaalng. All I funded prior lien bonds so received uncanceled shall be stamped ' by the Trustee with the followin~~: words: '< · "Not negotiable; held in trust under the provhdons'Of the Mortgage and Deed of Trust of The KanBIIII Power and Light Company to Harris Trust and Savings Ba.nk, 1111 Trustee, ( dated July 1, 1939.'' SmCTION 2. Unless and until an event of default hereunder shall occur and be continUing, no payment by way of interest or principal or otherwise of any of the funded prior lien bonda held by the Trustee shall be made or demanded, and the coupons thereto appertaining as they mature shall be canceled by the Trustee and delivered so canceled to the Company, unless the Company shall elect with respect to such prior lien bonds to have such payments made and demanded, in which event the Company shall be entitled to receive all such payments; and all moneys received by the Trustee on account of principal or interest of any funded prior lien bonds, or by reason of the sale or delivery of any such bonds to any sinking fund or analogous fund provided for in the instrument evidencing any mortgage or other lien securing the same, shall be paid over by the Trustee to or upon the order of the Company.

179 SECTION 3. Unless and until an event of default hereunder shall occur and be continuing, the Trustee, if 110 directed by an instrument in writing signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the I Company, shall surrender any funded prior lien bonds held alive ~~- by it to the Trustee of the mortgage or other holder of the lien II& curing auch. prior lien bonda for cancellation or to be held alive and uncanceled for the purposea .of any sinldng.fund or analogous 1 fund provided for in the instrument evidencing the mortgage or other lien securing such funded prior lien bonds, but funded prior 1 lien bonda so surrendered shall not be reissued and no prior lien bonds shall be issued under such prior lien in substitution ther&_;, . for. Funded prior lien bonda shall not be so surrendered unleu.O: · . · . •• · ~: .;.; . !::t~11::a:m~n!a;; ~~e?t~~:e:~:;: :o::e:r~th·~~:t'~j}.li other lien securing such funded prior lien bonds are such that no : . ?~ . '· ': ., i . ·transfer of ownerehip or polflession of such bonds by the Truatee '; ,.. c~, ., .;:.· · or other holder of such mortgage or other lien is permissible ther& under except to the Trustee to be held subject to the provision• of this Article VI or to the trustee or other holder of a mortgage or other lien securing other funded prior lien bonda for cancellation or to be held alive and uncanceled under the terms of such other mortgage or lien until such other mortgage or lien shall be can· celed, and thereupon to be delivered to the Truatee; that no funded prior lien bonds to be surrendered may be reiBBued; and · that no prior lien J!on<Js may be issued in substitution therefor 1._ under the mortgage or other lien securing such funded prior lien 1 bonds to be surrendered. · SECTION 4. Whenever all prior lien bonds and all unmatured coupons appertaining thereto secured by a particular funded pl'ior lien (except any lost, stolen or destroyed bonds as to which the Trustee shall have received the certificate of the trustee or other holder of the mortgage or other Instrument securing such bonds to the effect that satisfactory indemnity has been given to it) shall have been deposited with the Trustee or shall be held by the Trustee under any provision of this

Indenture or by the· trustee or other holder of the mortgage or other lien securing such prior lien bonds, the Trustee shall, at the request of the Company evidenced by a certified resolution and upon receipt of an opinion of counsel to the effect (a) that all the property then subject to such mortgage or other lien, in so far as the property is of the character covered by this Indenture, has been subjected to· the lien of this Indenture, and (b) that there are no liens upon the properties subject to the mortgage or other lien securing such prior lien bonds junior to such mortgage or other lien and prior to the lien of this Indenture, cancel or cause to be canceled all prior lien bonds and coupono of such issue so deposited with or held by it (if not previously canceled) and shall deliver the prior lien bonds and coupons so canceled to the ._._..:. =~t~:;:;:-o:~:: ~=: ~C:h~;~~nr:;!m_ shall~=<·~. :'·o·f:if'~~~··. -··· prior lien bondu may also be released plll'Btlant to Section 4 of .. Article VU. SECTION 5. All purchaBe money obligations and all bonds or other obligations issued by a municipality or other governmental subdivision which shall be received by the Trustee pursunut to Section 3 of Article VII shnll be held aiJ a part of the trust estate.. Interest received by the Trustee on such obligations shall, so long aB the Company is not in default hereunder to the knowledge of the Trustee, be paid over to the Company. AU moneys received by the Trustee as principal .of such obligations shall be applied by the Trustee aiJ a part of the trust estate. Such obligations held by the Trustee may be released pursuant to Sec· tion 3 of Article VII. ARTICLE VII. POSSESSION, USE AND RELmASE OF PROPERTY, SECTION 1. Unless an event of default shall have happened and be continuing, the Company shall be suffered and permitted

181

to possess, use and enjoy all the property and appurtenances, franchises and rights conveyed by this Indenture (other than such securities, obligations and moneys as are expressly required to be deposited with the Trustee), and to receive and use the rents, issues, income, products and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the Bondholders, to use and consume materials and supplies, deal with choses in action (other than pledged securities), leases (other than leases subject to the lien of this Indenture) and contracts, exercise the rights and powers conferred upon it thereby, alter and repair its buildings and structures, change the position of any of its buildings, structures, plants, poles, wires, conduits or other property whatsoever and replace and renew any of its equipment, machinery or other property, except that the position of none of the mortgaged property may be changed so as to impair the lien of this Indenture thereon unless such property is sold, abandoned or otherwise disposed of as permitted by this Section 1 or Section 2 of this Article VII or released as provided in Section 3 or 5 of this Article VII.

SECTION 2. The Company may at any time and from time to time, without any release or consent by the Trustee:

(*a*) Sell or otherwise dispose of, free from the lien of this Indenture, any machinery or equipment, which has become worn out, unserviceable, undesirable or unnecessary for use in the conduct of its business, upon replacing the same with, or substituting for the same, new machinery or equipment, or other property of a value at least equal to the value of such things so disposed of at the time of their disposal, provided that if any of such things so disposed of consisted of bondable property, the other property shall include bondable property of a value at least equal to the bonded cost of such bondable property so disposed of, all of which new machinery, equipment or other property shall without further action become subject to the lien of this Indenture;

182

(b) Abandon any property, if in the opinion of the Board of Directors the abandonment of such property is desirable in the proper conduct of the business of the Company;

(c) Modify or amend any lease which shall be a part of the trust estate provided that the Company shall forthwith assign to and mortgage with the Trustee the modified or amended lease, and provided further that if the lease so modified or amended shall have been theretofore made the basis for the issue of additional Bonds or the withdrawal of cash or the reduction of cash under any provision of this Indenture, the modified or amended lease shall comply with the requirements of subdivision (d) of the definition of property additions contained in Article I.

(d) Surrender or assent to the modification of any franchise, license, authority or permit which it may hold, or under which it may be operating, provided that the Company shall have the right, in the opinion of counsel, under the modified franchise, license, authority or permit, or under a new franchise, license, authority or permit received in exchange in the event of any such surrender, or under some other franchise, license, authority or permit, to conduct the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indeterminate or indefinite period of time. For the purposes of this Subdivision (d) and of any opinion to be rendered under it, any right of any municipality to terminate a permit, license or franchise by purchase shall not be deemed to abridge or affect its duration; and

(e) Surrender or assent to or procure a modification of any franchise, license, authority or permit under which it operates any of its properties, which it may now or hereafter hold or under which it may now or hereafter operate, if in the opinion of the Board of Directors it is no longer neces-

183 lll1rY or desirable in the proper conduct of the business and in the operation of the properties of the Company to oper ate such properties or to contply with the terms and pro visions of such franchise, license, authority or penmit and if the value and utility generally of all its properties as an enti1•ety and the value of the security for the Bonds will not thereby be impaired. SECTION 3. From time to· tiiiie hereafter-the Company may transfer or otherwise dispose of any property (other than prior lien bonds) constituting a part of the trust estate, and the Trus tee shall release the SIIUle from the lien of this Indentare, but only upon receipt by it of: (a) A certified resolution requesting such release; (b) Except in the case of the release of obligations there tofore deposited with the Trustee pursuant to paragraphs (1) and (2) of Subdivision (tl) of this Section, an engineer's certificate stating in substance: (1) The then fair value to the Company (without regard to any liens thereon), in the opinion of the sign ers, of the property to be released, which fair value shall not be less than thf' amount or fair value of the con sideration received or to be received by the Company from the Bille or other disposition of the property to be released, and .11 description in reasonable detail of the property to be released ; (2) That such release is, in the opinion of the sign ers, desirable in the proper ~onduct of the business of the Company; (3) Whether or not any p01•tion of sn~h property is subject to any lien prior to the lien of this Indenture, except permitted liens and judgment liens, and, if so, such lien or liens shall be specified; and

184 (4) That the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; ( c} In case the fair value of any property (other than obligations theretofore deposited with the Trustee pursuant to paragraphs (1) and (2) of Subdivision (d) of this Sec· tion) to be released is shown .. by. the engineer's certi11.cate required by Subdivision (b) of this Section to be more than Five hundred thousand dollars, nn independent engineer's certificate stating, in the opinion of the signer, that the pro- posed release is desirable in the proper conduct of the 'lmlii· _, _ ness of the Company, or is otherwise in the best interesl:a of · · ,~o- -· · the Company; : ; ;,~k'\'ti" dl\~'""~ · (d) In the case of the :release of property, other thnn,_,-,-::;;<,.·=;.;;;,. •. ::>•.·)'0· ·_ obligations of the nature speci11ed in paragraphs (1) and . (g';~ (2) of this Sulidiv!Bion (d), cash, which shall be :received ·;"f"?'. · and applied by the Trustee llll a part of the trust estate, in an amount at least equal to the amount by which the fni:r ( value to the Company of the property to be released, llll speci· fled in the engineer's certificate, excee:ls the aggregate of: (1) An amount equal to the aggregate principal amount of obligations secured by purchlllle money mort;. gage on the property to be released deposited with the Trustee, accompanied by an opinion of counsel to the effect that such obligations are valid obligations and that any purchase money mortgage securing the same is auf. flcient to constitute a valid purchase money lien upon the property to be releo.sed subject to no liens other than the liens, if any, existing on such property immediately prior to its release; provided, however, that such purchase money obligations together with all other purchase money obligations which shall have been used to reduce the amount of cnsh required to be deposited under the pro visions of this Section 3 and are then held as part of the

Hl5 trust estate shall not exceed ten per cent (10%) of the aggregate principal amount of Bonds at the time out standing under this Indenture; (2) An amount equal to the fair value in cash of bonds or other interest-bearing obligations, issued pur suant to law, in whole or in part payment for the prop· .erty to be released, by any municipal corporation or other governmental subdivision possessing taxing power, de posited with the Trustee, provided there shall be filed with the Trustee : ( i) an appraiser's certi.ftcate stating the fair value in cash of such bonds or other inter..ot-bearing obligationo, and · t•:, ...-. ( i&) an opinion of counsel to the effect that suCh·: itt{·_.' > bonds or other interest-bearing obligations have been issued pursuant to law, that such municipal corpora· tlon or other governmental subdivision possesses due taxing power for the servicing and payment of such bonds or other interest-bearing obligations nnd that such bonds or other interest-bearing obligations are direct and general obligations of such municipal cor· poration or other governmental subdivision; and {3) An amount equal to the principal sum secured by any lien prior to the lien hereof which is a lien solely on the property to be released; provided that in case such prior lien shall be a funded prior lien, the amount to be deducted pursuant to this pllragraph (3) shall be limited to tile principal amount of prior lien bonds secured by such funded prior lien which nre deposited with the Trustee plus the amount of cash then or there tofore deposited with the Trustee in order to make such prior lien a funded prior lien; nnd provided, further, there shall be filed with the 'rrustee an opinion of conn· sel stating that such lien is a lien solely on the property

186 to be released and provided that concurrently therewith all of the indebtedness secured by such lien and deposited with the Trustee shall be released from the lien hereof pursuant to Section 4 of this Article VII; or In the case of the release of obligations of the nature specified in paragraphs (1) and (2) of this Subdivision {d), cash, which shall be received by the Trustee as a part of the trust estate, in an amount equal tO the principal amount of such obligations; and (e) An opinion of collD.Bel stating, in case the Trustee .. .... :~ •1 .... ·~-- .. --~-·.;: . .•.• is requested to release any frimchise, that mch release will ·' ";., .... ··:·~.::- ~ ... not impair the right of the Company to operate any of its remaining properties. The amount of cuh required to be deposited pursuant to Sub { division (d) of this Section 3 may, at the election of the Com pany, be reduced by an amount equivalent to the amount of cash which conld at the time be withdrawn pursuant to Sections 1, 2 or 4 of Article VIII, by simultaneous compliance with said Section 1, said Section 2 or said Section 4 of Article VIII, as the case may be, except that any certificates required to be filed with the Trustee pu,rsuant to said Sections shall refer to the reduction of cash rather than to the withdrawal of cash. If the property to be released is subject to any prior lien, the certificate of the trustee or other holder of any such prior lien, that it has received cash or obligations of the nature specified in paragraphs (1) and (2) of Subdivision (d) of this Section 3 in an amount set forth in such certificate, shall (except in cases where all of the proi'erty subject to such prior lien is being re leased) be accepted by the Trustee hereunder to the extent of the amount so received by such other trustee or other holder, in lieu· of cash and obligations required by Subdivision (d) of this

187 Section 3 to be delivered to the Trustee upon the release of ssid property. SECTION 4. From tin1e to time hereafter the Company may obtain the release of funded prior lien bonds if, but only if, all the property subject to the prior lien securing such funded prior lien bonds shall have been, or is simultaneously being, released from the lien of this Indenture pursuant to Section 3 of this Article VII, and the Trustee shall release the ssme from the lien hereof, but only upon receipt by it of: (a) A certified resolution requesting such release; (b) An ofllcers' certificate stating in substance that all of the property subject to the prior lien securing such funded prior lien bonds has been, or is sinlultaneously being, released :' . from the lien of this Indenture; ( o) An opinion of counsel to the effect that none of the property of the Company will, ·upon the granting of such rele1111e, be subject to the prior lien securing such funded prior lien bonds; and (d) Cash, which · shall be received and applied by the Trustee as part of the trust estate, (1) in an amount equal to the aggregate principal amount of all prior lien bonds to be released or (2) if the fair value of the property subject to such prior lien as stated in the. certillcate ftled pursuant to Section 3 (b.) of this Article shall be less than the prin· cipal amount of all prior lien bonds secured by such prior lien, cash in an amount equal to such proportion of such fair value as the principal amount of such prior lien bonds to be released bears to the principal amount of all prior lien bonds secured by such prior lien. SECTION 5. Should any part of the trust estate be taken by the exercise of a power of eminent domain or should any munici· pality or other governmental subdivision nt any time exercise any right which it may have to purchase any part of the trust estate,

188 the Trustee may accept any award therefor, if approved by the Company, as representing its full value, and, at the request of the Compnny evidenced by a certified resolution, shnll execute and deliver a release of property so tnken or purchased and shall be fully protected in so doing upon being furnished with an opinion of counsel to the efi'ect that such property hllB been tnken by the exercise of a power of eminent domain or purchased by a munici p!!lity or other governmental subdivision in the exercise of a right which it had to purchase the siime. In any such proceedings the Trustee may be represented by counsel, who may or may not be of counsel to the Company. The proceeds of all property so tnken or purchllBed shnll be paid over to the Trustee hereunder to be held and applied as a part of the trust estate, and to any trustee _ , ... or other holder of any prior lien, as their respective interesta ·"··''!,. ):7,:; . ·'r:....,.lo'ltf.c·• ....... ~~~(-' may appear, and shill be deemed to be the proceeds of the releiUia ::'_ii~:'!"~:;,.,~,,.,, · of such property whether or not such property iB actually released by the Trustee. ·.-·. SECTION 6. In no event shall any purchllBer or purchasers in good faith of any property purported to be released hereunder be ( bound to ascertain the authority of the Trustee to execute the release; or to inquire as to any facts required by the provisions hereof for the exercise of such authority; or to see to the appli· cation of the purchllBe moneys. Nor shall any purchaser of machinery or equipment or tools or implements or materials or supplies be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby author ized. SECTION 7. The Trustee shall not be required under any of the provisions o:l:. this Article VII to release any part of the mort gaged property from the lien hereof at any time when to the knowl edge of the Trustee the Company shall be in default hereunder, but notwithstanding any such default the Trustee may release from the lien hereof any part of the mortgaged property, upon compli ance by the Company with the other conditions specified in this

189 Article VII in respect thereof, if the Trustee in its discretion shall deem such rclense for the best interest of the Bondholders; ll.lld, in such event, the Trustee shnll not be liable for releasing or refus· ing to rclettse any of the mort.gnged property from the lien hereof. In case the trust estate shall be in the possession of one or more receivers lawfully appointed or of a trustee in bankruptcy or re organization proceedings (including a trustee or trustees ap· pointed under the provisions of Chapter X of An Act to establish a uniform system of bankruptcy' throughout the United States, approved July 1, lS!lS, as amended) or of nssignees for the benefit of creditors, .the powers by this Article VII conferred. upon the Company may be exercised by such receivers, trustees or assignees, with the approvnl of the Trustee, regardless of whether or not the Company is in default hereunder, and in such event a writing signed by such receivers, trustees or assignees may be received by the Trustee in lieu of nny certified resolution required by the pro-· visions of this Article, and such receivers, trustees or assignees may make any certificate required by the provisions of this Article to be made by an officer or officers of the Company; provided, however, that so long as the trust estate shall be in the possession of any such receiver, trustee or assignee, no reduction shall be made in the amount of cash required to be deposited upon any relense on the basis of refundable Bonds. If the Trustee here under shall be in possession of the trust estate under any pro· vision of this Indenture, then all such powers by this Article VII conferred upon the Company may be. exercised by the Trustee in its discretion. ARTICLE VIII. APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE. SECTION 1. Any moneys held by the Trustee as a part of the trust estate (other thnn moneys received by the Trustee pur suant to Section 5 (a) of Article III or on account of judgment liens or in order to nmke a prior lien a funded prior lien) shall be

190 paid over from time to time by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company, in amount equal to the cost or the fair value to the Company, if the fair value is less thnn the cost, of gross property additions pur chased, constructed or otherwise acquired by the Company during the period apecitled pursuant to Subdivision (b) (1) of this Sec tion, but only upon the receipt by the Trustee of: (a) A certified resolution authorizing the application for the withdrawal from the trust estate of cash in the amount therein specified. (b) An engineer'a certi11cate stating in substance: (1) The cost to the Company of the gro1111 property additions purchased, constructed or otherwise acquired · ·;,~ · -'~:~,:(::;: by the Company during the period specified in such cero titlcate, commencing, , .. (i) in the case of withdrawal of moneys received by the Trustee purauant to Sections 3, 4 or 5 of ( Article VU upon the release of any property (other than obligations deposited pursuant to Section 3 (d) of Article VII) from the lien of this Indenture, on a date not eurlier than the date of the application for the release, (ii) in the case of withdrawal of moneys received by the Trustee upon the payment of principal of obligations deposited pursuant to Section 3 (d) of Article VII, or upon the release of such obligations from the lien of this Indenture, on a date not earlier than the date of the application for the release of the property with respect to which such obligations were deposited, (iii) in the case of withdrawal of moneys de posited with the Trustee pursuant to Section 6 of Article IV, on the date of the loss or destruction of

191 the property with respect to which such moneys were deposited, and (it~) in the case of withdrawal of any other moneys which may be withdrawn pursuant to this Section 1, on a date not earlier than the date of the receipt by the Trustee of such moneys. Whether the fair value to the Company of any particular property addition included· in-the· certificate is leas than the cost to the Company thereof, and, if so, the fair value thereof. Such gross property additions shall be described in the manner provided in Section 4 (a) (2) of Article III. If the fair value of any property additions is· len than the cost thereof to the Company the fair value &hall be nsed in determining the amount at which the grou ~· · property additions described pursuant·-to the provisions of this paragraph (1) are included in the engineer's cer t111.cate. (2) The amount of cash theretofore withdrawn pur· auant to this Section 1 on the basis of such grou prop erty additions and the amount by which cash required to be deposited into the trust estate has been reduced by compliance with this Section 1, which amount or amounts &hall be deducted from the aggregate amount stated pur· 1nant to paragraph (1) of this Subdivision (b) of gross property ad!U.tions available as the basis for the with· drawal of cash pursuant to this Section 1. (3) Whether the gross property additions are subject to an unfunded prior lien and, if so, the amount of prior lien bonds outstanding thereunder, which amount shall be deducted from the aggregate amount stated pursuant to paragraph (1) of this Subdivision (b). (4) That the gross property additions described in such certificate are property additions as detlned· in Arti cle I; that no portion of such gross property additions

192 has theretofore been included in a certificate with respect to net bondable value of property additions filed with the Trustee, or, if included in any such certificate, that an amount equal to the cash to be withdrawn on the basis of such gross property additions has been deducted in such certificate in determining net bondable value; nnd that the construction or acquisition of such property ad ditions was desirable in the conduct of the business of the Company. (5) The facts with respect to such property additions specified in paragraphs (12), (13), (14), (15) und (16) of Section 4 (a) of Article III. (c) The certificates, instruments and opinion of counsel of the kind prescribed in, and setting forth the facts With respect to such property additions specified in, Subdivisions (b), (c), (d) nnd (e) (1) to (6), both Inclusive, of Section 4 of Article III. ( ll) The prior lien bonds und cnsh, or in lieu thereof the certificate, prescribed in Section 4 (f) and the cash prescribed in Section 4 (g) of Article III, except that this Subdivision need not be complied with in case of an application for the withdrawal of cash deposited upon the release of any prop erty subject to an unfunded prior lien or in payment of the principal of, or upon the release of, obligations deposited upon any such release. No cash (other than cash deposited with the Trustee upon the release of property subject to llD unfunded prior lien or in pay ment of principal of, or upon the release of, obligations deposited with the Trustee upon any such release or with respect to the loss or destruction of property subject to an unfunded prior lien) shall be withdrawn from the trust estate, and no reduction in the amount of cash required by Section 3 (d) of Article VII to be deposited with tbe Trustee upon the release of any property (other than property subject to an unfunded prior lien) shall be made,

193

pursuant to this Section, upon the basis of property additions subject to an unfunded prior lien.

SECTION 2. Any moneys held by the Trustee as part of the trust estate (other than moneys deposited with the Trustee pursuant to Section 5(*a*) of Article III, or on account of judgment liens, or in order to make a prior lien a funded prior lien) shall be paid over from time to time by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company, in an amount equal to the aggregate principal amount of such of the refundable Bonds as were theretofore issued by the Company.

The Trustee shall pay over such moneys under this Section 2 only upon receipt by it of:

(*a*) A certified resolution authorizing the application for withdrawal from the trust estate of cash in the amount therein specified; and

(*b*) An officers' certificate, setting forth the same facts as are required to be stated by Section 6(*a*) of Article III, except that such certificate shall refer to the withdrawal of cash rather than to the authentication and delivery of additional Bonds and stating that the refundable Bonds made the basis of the application have theretofore been issued by the Company.

In case all or substantially all of the properties of the Company (other than obligations and cash held by the Trustee) shall have been released from the lien hereof, moneys held by the Trustee as part of the trust estate shall be paid over to the Company under this Section only in an amount equivalent to the lesser of (*aa*) the purchase price paid by the Company for any refundable Bonds purchased by the Company after the date of the deposit of the moneys being withdrawn or (*bb*) the principal amount of such Bonds; provided that in such case no such payment shall be made which would reduce the amount of cash and principal amount of

194

obligations held by the Trustee (or fair value of such obligations as shown by an appraiser's certificate, which shall be filed with the Trustee, if such fair value shall be less than such principal amount) below the principal amount of Bonds then outstanding hereunder.

SECTION 3. Any moneys received by the Trustee pursuant to Section 5(*a*) of Article III shall be paid over from time to time by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company, either:

(*a*) In an amount equal to seventy per cent. (70%) of the net bondable value of property additions not subject to an unfunded prior lien, but only upon receipt by the Trustee of:

(1) A certified resolution authorizing the application for withdrawal from the trust estate of cash in the amount therein specified; and

(2) The certificates, instruments, opinions, prior lien bonds and cash prescribed in Subdivisions (*a*) to (*g*), both inclusive, of Section 4 of Article III and, in case such property additions include an acquired plant or system, the certificate provided for by Section 3(*b*) of Article III;

or

(*b*) In an amount equal to the aggregate principal amount of refundable Bonds, but only upon receipt by the Trustee of:

(1) A certified resolution authorizing the application for withdrawal from the trust estate of cash in the amount therein specified; and

(2) An officers' certificate setting forth the same facts as are required to be stated pursuant to paragraphs (1), (2), (3) and (4) of Section 6(*a*) of Article III, except that such certificate shall refer to the withdrawal of

195 cash rather than to the authentication lllld delivery of additional Bonds. SECTION 4. In the event that all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an en· tirety from the lien hereof and in the event that the Company shall have complied with all provisions, if any, of each supplemental indenture relating to the retirement of Bonds in connection with such release, any remaining moneys received by the Trustee upon such release or in payment of principal of, or upon the release of, obligations deposited with the Trustee upon such release pursuant to paragraphs (1) and (2) of Seetion 3(d) of Article vn, shall be paid over from time to time by the Trustee to qr upon the ord~ of the Treasurer or an Assistant Treasurer of the Compimy, in an amount equal to the net bondable value of property additions not subject to lUI unfunded prior lien, but only .upon receipt by the Trustee of: (e) A certl1led resolution authorizing the application for withdrawal from the trust estate of cash in the amount therein speci1ied ; and (b) The certlftcates, Instruments, opinions, prior lien bonds IUid cash described in Subdivisions (a) to (g), both inclusive, of Section 4. ot Article III. SlllariON 5; ·Any moneys· received by ·the Trtistee pursuant to Section 5 of Article VI or Sections 3, 4 or 5 of Article VII, which shall not have been paid over to the Company pursuant to other provisions of this Article VIII, shall, at the request of the Company, be credited from time to time to the Com. pnny on account of any sinking or analogous fund payment or payments in cash required to be made by the Company, to the extent, if lilly, permitted under the provisions of the supplemental indenture by which such fund is established; any Bonds pur· chased or redeemed pursuant to Section 8 of this Article VIII through the application of moneys received by the Trustee pur· suant to Section 5 of Article VI or Sections 3, 4 or 5 of Article

196 VII shall, at the request of the Company, be credited from time to time to the Company on account of any sinking or analogous fund payment or payments required to be made by the Company, to the extent, if any, permitted under the provisions of the sup plemental indenture by which such fund is established; in either of said cases the cash so credited and Bonds so purchased or re deeJ!led shall be applied by the Trustee at the oome time, to the same extent and in the oome manner as if-such payments had been made in cash or such Bonds had been delivered or redeemed by the Company pursuant to the provisions of such sinking or analogous fund in discharge or partial discharge of such sinking or analogous fund payments, but only upon receipt by the Trustee of an om~ certificate requesting such credit and application and specifying the sinking or analogous fund payment in respect of which the '-~ .J. -·,·y;·';'?)~-.-. --:· moneys and Bonds shall be so credited., delivered and applied • . SmcnON 6. ·.A:J1y moneys deposited with the Trustee pursuant to any of the provisions of this Indenture on account of judgment liens and all moneys deposited with the Trustee to make a prior ( lien a funded prior lien shall be held by the Trustee as a part of the trust estate and applied by the Trustee towards the pay- ment, cancellation and discharge of the respective judgment liens and prior liens with respect to which such moneys were deposited. .A:I1y moneys held by the Trustee with respect to particular prior lien b9nds s]l.all upon request by the Company, evidenced by certified resolution,.be.paid.over to the trustee or other holder of the prior lien securing such prior lien bonds at the maturity of such prior lien bonds or on the redemption date thereof. .A:JJy moneys so held by the Trustee may be paid over to the Company from time to ~me by the Trustee, but only in the following events: (a) Whenever the trustee or other holder of the prior. lien securing any funded prior lien bonds, shall execute and deliver to the Company an instrument releasing and discharg. ing such prior lien, or whenever any judgment lien shall have been discharged, all moneys deposited with the Trustee pur suant to the provisions of this Indenture on account of the prior lien bonds secured thereby or on account of such judg-

197 ment lien, II.B the cii.Be may be, and then held by the Trustee shall be paid over by the Trustee to or upon the order of the Treii.Burer or an Assistant Treasurer of the Company, but only upon receipt by the Trustee of: (1) .A. certified resolution authorizing the application for the withdrawal from the trust estate of cash in the amount therein specifl.ed; and (2) .A.n opinion- of counsel to ·the effect that the in· atrument of satisfaction executed by the trustee or other holder of the prior lien securing such prior lien bonds Is sufficient to discharge ouch prior lien, and that upon the recording thereof, such prior lien will be discharged of record, or, in ease of a judgment lien, that such judg· ment lien hii.S been discharged. (b) Whenever prior lien bonds on account of which moneyu shall have been deposited with the Trustee llhall thereafter be deposited with the Trustee or paid or reduced or II.Scertained by judicial determination to be invalid, moneys deposit~ on account of such prior lien bonds shall be paid over by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company, in an amount equal to the principal amount of such prior lien bonds so deposited, paid or reduced or so II.Bcertained to be invalid, plus an amount equal to any moneys deposited with and held by the Truutee with respect to interest and premium on such prior lien bonds, but only' upon reeeipt by the Trustee of: (1) .A. certified resolution authorlzing the application for the withdrawal from the trust estate of cash in the amount therein specified; (2) Either ( i) prior lien bonds of the same issue with respect to which such moneys were deposited (either uncan· celed to be held and dealt with by the Trustee in the manner and subject to the provisions of Article YI or

198 canceled at maturity or under the redemption or other provisions of the instrument evidencing the mortgage or other lien securing the same or otherwise) ; or ( ii) an ofllcers' certificate accompanied by an opin ion of counsel to the efl'ect that specified· prior lien bonds of the issue with respect to which such moneys were depoaited have been paid or reduced or ascer· tained by judicial. determination to be in whole or in part invalid and specifying the amount of payment or reduction or the extent of invalidity, as the case may be; ~: . ad ··:·--..... - ·~·~-=..::.::•- (3) An of!l.cers' certificate stating in aubstance: . ·'~_f.::o .• o:::..-y?;;;:'·~~~;- : ·-~~;· . ~~--~>:· .· (i) That no part of the prior lien bonda made the:-: bruda for the application has theretofore been made ., .. _ the bruda for the withdrawal of c·8811 pwant to this Section 6; ( ii) That no part of the prior lien bonds made the basis for the application has been paid or retired out of moneys received by the trustee or other holder of the prior lien securing such prior lien bonds on ac count of insurance or partial release or upon the exer cise of the power of eminent domain, and that imme diately after the Withdrawal of cash, application for which is then being inad'e, the amount of cash and prior lien bonds then held by the Trustee hereunder and by the trustee or other holder of the prior lien securing such prior lien bonds will be suf!l.clent to con stitute such prior lien a funded prior lien; and (iii) In case the prior lien bonds delivered to the Trustee pursuant to paragraph (2) of this Subdivl aion (b) are canceled, that such prior lien bonds were not theretofore canceled or surrendered by the Trus tee pursuant to Section 3 of Article VI;

199 ( o) Whenever all property 1111bject to 11. particular funded prior lien and all prior lien bonds secured by 1111ch prior lien held by the Trustee have been released from the lien of this Indenture pursuant to Section 3 and Section 4 of Article VII, all moneys then held by the Trustee on account of prior lien bonds secured by 1111ch prior lien, lihall be paid ove to the Company upon compliance with Section 1, 2 or 4 of this Article VIII. Prior lien bonds and coupons for the payment or redemption of which moneye lihall have been irrevocably deposited with the trustee or other holder of the mortgage or other lien securing 1111ch prior lien bonds (whether npon or prior to the maturity or redemption of 1111ch prior lien bonds) llhaD. be deemed · to have been paid within the meaning of this Section 81 provided ·.,. that, if 1111ch prior lien bonds are to be redeemed prior to the ma· turl.ty thereof, notice of 1111ch redemption lihall, according to an opinion of counsel furnllihed to the Trustee, have been publilihed or otherwise given ae required by the mortgage securing 1111ch prior lien bonds or provisions ootiefactoey to the Troatee lihall have been made for such notice. SIIICTION 7. Any moneys received by the Trustee pursuant to Section 3 (!I) of Article VII upon the release of any :fb:ed non-bondable property and any moneys received by the Trustee in payment· of· the principal of obligations deposited· with the Trus tee pursuant to said Section 3 (d) upon the release of any such property, or upon the release of any such obligations, lihall be paid over from time to time by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company, in an amount equal to the lesser of the cost or the fair value to the Company of other fixed non-bondable property acquired by the Company simultaneously with or subsequent to the date of the application for the release with respect to which such cash or obligations were deposited, but only upon receipt by the Trus· tee of the resolutions, certificates, instruments and opinion of

200 counsel of the kind described in, and setting forth the facta with respect to such property specified in Subdivisions (a), (b) and {c) of Section 1 of this Article VIII, together {in case of with drawal of cash deposited upon the release of property not subject to an unfunded prior lien) with the prior lien bonds and cash prescribed in Subdivision {tl) of said Section 1 except that such certificates, instruments and opinion, {a) need not state that the property therein described consists of property additions, but in lieu thereof shall state that such property is fixed property; and ' . {b) shall omit the statement required by paragraphs (2) and (4) of said Section 1 (b) and in lieu thereof shall state that no portion of such property has theretofore been ln·.f1:'•: :<::;~jf;;:;., · eluded in any certiftca~ filed pursuant· to the provisions of .'-.._.. , . -· · this Section 7 and that the construction or acquisition of · ·such property was desirable in the conduct. of the business of the Company. ( No cash shall be withdrawn from the trust estate pursuant to this Section 7 on the basis of property subject to an unfunded prior lien, unless the cash being withdrawn was deposited upon the release of property subject to an unfunded prior lien. SIIIOTION 8. AJJy moneys held by the Trustee u a part of the trust estate {other .than moneys held on account of. prior lien bonds or judgment liens), and not paid .over to the Company pursuant to the other provisions of this Article VIII, shall, at the election and in accordance with the request of the Company, evidenced by a certified resolution, be applied by the Trustee from time to time to the purchase of Bonds outstanding hereunder (of such series and within such limitations as to price as may be specified in the resolution) or to the redemption of such Bonds in accordance with the terms thereof. The Trustee shall make the purchases of the Bonds in such manner llB it may deem proper, but at prices not in excess of those specified in

201 the resolution. Any particular moneys in excess of $25,000 held by the Trustee as a part of the trust estate (other than moneys held on account of prior lien bonds or judgment liens), which shall not have been withdrawn within a period of three years after the date of deposit, shall be applied forthwith by the Trustee to the purchase or redemption, at its election, of Bonds of such series. as may be selected by the Trustee in its dis cretion, but only in case of failure of the Company to deliver to the Trustee, in accordance with this Section 8, a certified reso lution specifying a series of Bonds so to be purchased or redeemed. The Trustee shall not, unless the Company shall otherwise author ize, purchase Bonds at a price or prices exceeding the redemp tion price thereof prevailing at the time and accrued interest to the next interest date, or if not redeemable, at a price or prices exceeding the principal amount thereof and accrued interest ic( ' the next interest date. Unless all or substantially all of the properties of the Company (other than obligations and cash held .... by the Trustee) shall have been released from the lien hereof, the Trustee may purchll3e from the Company Bonds which have theretofore been is!!lled by the Company and reacquired by it. Upon the purchase or redemption by the Trustee of any Bonds pursuant to the provisions of this Section: (a) The Company shall pay to the Trustee all interest up to but not including the day of purchase or redemption, as the case may be, on all Bonds. so purchased or redeemed, together with an amount by .which .the aggregate purchase or redemption price (excluding interest) paid by the Trustee exceeds the aggregate principal amount of the Bonds.. pur chased or redeemed. The cost of all advertising or publish· ing shall be paid by the Company, or, if paid by the Trustee, shall forthwith be paid to it by the Company upon demand; and (b) The Trustee shall pay to or upon the order of the Treasurer or an Assistant Treasurer of the Company, from any moneys held by the Trustee as part of the trust estate,

202 11.11. amotmt equlll to the amount by which the aggregate prlll· ciplll amotmt of Bonds purchased exceeds the aggregate plll' chase price (less interest) paid by the Trustee for such Bonda. In case 1111 or aubstllll.tilllly all of the properties of the Com· puy (other thllil obligations llll.d cash held by the Trustee) shall have been released from the lien hereof, no payment shall be made to the Compuy by the Trustee pursuut to the provisions of this Section until all of the Bonds (other thu Bonds held by the Company) shill have been paid, redeemed or otherwise retired. All Bonds purehased by or delivered to the Trustee tmder the provfll!.ons of this Section 8, together with the unmatured coupons thereto appertaining shall be forthwith CIIJI.Celed upon :receipt ""., , '"'""""' , thereof by the Trustee. --··· ., ' "''7 SIIIC'l'ION 9. The Compuy may, at uy time at its election (whether at or prior to the maturity or the redemption date ot the particular Bonds), deposit cash with the Trustee for th1> payment at maturity or on redemption of all the Bonds and t. coupons or of uy part thereof speciJied by the Company at the time of such deposit. Any moneys so deposited by the Com- pany shall not be included in the trust estate but shall be re- ceived by the Trustee for the account of the holders of the Bonds and coupons to be so paid or redeemed and shall be paid to them, respectively, at maturity or on the redemption date, upon the presentation or ·surrender of their Bonds and coupons,· to- gether, in the case of Bonds called for redemption, with all unmatured coupons appertaining thereto. Upon surrender by the Company from time to time to the Trustee for cucellation prior to such maturity or redemption date, as the case may be, of any of the Bonds, with all unmatured coupons appertaining thereto, against which such deposit shall have been made, the Company shall be entitled to receive from the Trustee the cash held in respect of such Bonds and coupons so surrendered. Any moneys so deposited with the Trustee by the Company for the payment or redemption of Bonds and coupons and re-

203

maining unclaimed by the bearers or registered owners of Bonds or the bearers of the coupons for six years after the date of each such maturity or redemption shall, upon the written request of the Company therefor, be repaid by the Trustee to the Company upon its written receipt therefor, and such bearers or registered owners of the Bonds and holders of the coupons shall thereafter be entitled to look only to the Company for payment thereof. The Trustee, before being required to make any such payment to the Company, may at the expense of the Company cause a notice to be published once in an authorized newspaper in each city in which the Bonds and coupons are payable, stating that such moneys remain unclaimed as aforesaid and that after a date stated therein they will be returned to the Company; but the Trustee shall be under no duty to cause such notice to be published.

SECTION 10. Any moneys held by the Trustee as a part of the trust estate, may at the request of the Company, evidenced by a certified resolution, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company, and not disapproved by the Trustee, which as to principal and interest constitute direct obligations of the United States of America; but the Trustee shall not be required to make any such investment after it has canceled and discharged the lien of this Indenture in accordance with Article XVI hereof. Until an event of default hereunder shall occur and be continuing, any interest on such bonds, obligations and securities which may be received by the Trustee shall be forthwith paid to the Company. Such bonds, obligations and securities shall be held by the Trustee as a part of the trust estate; but, upon a like request of the Company or at any time when the Trustee in its discretion shall deem such action advisable, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds or other obligations so sold. In case the net proceeds (exclusive of interest) realized upon any sale shall amount to less

204. thnn the amount invested by the Trustee in the purchase of the bonds or other obligations so sold, the Trustee shall within five days after such sale notify the Company in writing thereof nnd within five days thereafter the Company shall pay to the Trustee the amount of the difference between such purchase price and the amount so realized, nnd the amounts so paid shall be· held by the Trustee in like mnnner nnd subject to the same conditions as the proceeds realized upon such sale. Whenever the Compnny, upon any application for which pro vision is made in this Indenture in respect to the withdrawal of cash held by the Trustee, shall. become entitled to the payment to it by the Trustee of any moneys theretofore deposited with or then held by the Trustee under this Indentu:re, the Company shall accept bonds or other obligations held by the Trustee u part of the trust estate pursuant to this Section 10, to the eXtent. that such bonds or other obligatione shall be tendered to it by the Trulltee in lieu of cash; and such bonds or other obligations shall be accepted in lieu of such cash at the cost thereof to the trust estete. ( SECTION 11. Except as otherwise expressly permitted by this Section 11, no cash held by the Trustee as a part of the trust estate shall be paid over to the Company or applied to the pur chase or redemption of Bonds pursuant to this Article VIII, if the Compnny is to the knowledge of the Trustee in default here under; and the Company shall furnish to the Trustee, in connec· tion with each application pursuant. to this Article VIII, an officers' certificate stating that the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms or covenants of this Inden· ture. In case the trust estate shall be in the }Jossession of one or more receivers lawfully appointed or of a trustee in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of Chapter X of An Act to estab lish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended) or of assignees for the benefit of creditors, the powers by this Article VIII conferred upon

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the Company with respect to the withdrawal of moneys on the basis of property additions, and with respect to the application of moneys held by the Trustee on account of judgment liens or prior lien bonds to the payment, cancellation and discharge of the respective judgment liens or prior liens with respect to which such moneys were deposited, may be exercised by such receivers, trustees or assignees, with the approval of the Trustee, regardless of whether or not the Company is in default hereunder, and in such event a writing signed by such receivers, trustees or assignees may be received by the Trustee in lieu of any certified resolution required by the provisions of this Article, and such receivers, trustees or assignees may make any certificate required by this Article to be made by an officer or officers of the Company. If the Trustee hereunder shall be in possession of the trust estate under any provision of this Indenture, then all such powers by this Article conferred upon the Company may be exercised by the Trustee in its discretion.

ARTICLE IX.

Remedies Upon Default.

Section 1. In case any one or more of the following events (herein called "events of default") shall happen and be continuing, that is to say:

(*a*) Default shall be made in the due and punctual payment of the principal of any Bond when and as the same shall become due and payable whether at maturity or otherwise;

(*b*) Default shall be made in the due and punctual payment of any instalment of interest on any Bond or in the due and punctual payment or satisfaction of any sinking fund obligation, when and as such interest instalment or sinking fund obligation, as the case may be, shall become due and payable as in such Bond or in this Indenture or any inden-

206 ture supplemental hereto expressed, and such default Bhnll continue for a period of thirty days; (o) Default shall be made by the Company in the per formance or observance of any other of the covenanta, agree ments or conditions on its part in this Indenture or any in denture supplemental hereto or in the Bonds contained, and such default shall continue for a period of sixty days after written notice to the Company by. the Trustee or by not less than fifteen per cent. (15%) of the Bondholders; (d) Default shall be made in the due and punctual pay ment of the principul of any of the prior lien bonds, when and lUI the llllDle shnll become due and payable, either at maturity thereof, by declaration or otherwise, or default shnll be made in the due and punctual payment of any instalment of intereet :· '' ,., · ~-:· on any prior lien bonds when and lUI the same sb,all become ·· due and payable and such default shall continue beyond the period of grace, if any, specified in the prior lien securing -:··- said prior lien bonds ; (e) If the Company shnll (1) admit in writing its inabil· ( ity to pay its debts generally as they become due, (2) file a petition in bankruptcy, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a receiver of itaelf or of the whole or any substantial part of the trust estate, or (5) on a petition 1n bankruptcy 11led against the Company be adjudicated a bankrupt; (f) If an order, judgment or decree shall be eatered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of the trust estate, and such order, judgment or decree shnll not be vacated or set aside or stayed within ninety days from the date of such appoint ment; (g) If the Company shnll (1) 11le a petition under the provisions of Chapter X of An Act to establish a uniform eystem of bankruptcy throughout the United States, approved July 1, 1898, as amended, or (.2) ftle an answer seeking the relief provided in said Chapter X; (h) If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition ftled against the Company under the provieiona of said Chapter X, and such order, judgment or decree shall not be vacated or set aeide or stayed within sixty days from the date of the entry of such order, judgment or decree; - · ( i) If, under the provisions of any other law for the relief or aid of debtore, any court of competent jurisdiction :;::l::::£~n~:t~~==~~r= ~T" -'-~'i~~fii' from the date of assumption of such custody or control; or · . - :~~ (j) If 1lnal judgment for the payment of money in excess .::~~: of One hundred thousand dollare shall be rendered against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereon within thirty days from the entry thereof or shall not within said period of thirty days, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment shall have been grented, passed or entered and cause the execution thereof to be stayed during such appeal; then, and in each and every such case, the Trustee may, iu its discretion and, upon written request of not less than twenty-five per cent. ( 25%) of the Bondholders, shall by notice in writing delivel'ed to the Company declare the principal amount of all Bonds, if not already due and payable, to be immediately due and payable; and upon any such declaration all Bonds shall be come and be immediately due and payable, anythlag in thiEi Inden·

208 ture or in any of the Bonds contained to the contrary notwith standing. This provision, however, is subject to the condition that, if at any time after the principal of the Bonds shall have been so declared due and payable and prior to the date of matur ity thereof as stated in the Bonds and before any sale of the trust estate shall have been made, all arrears of interest upon.all such Bonds (with interest at the rate specified in such Bonds on any overdue instalment of interest and. the. expenses of the Trustee, its agents and attorneys) shall either be paid by the Company or be collected and paid out of the trust estate, and all defaults as aforesaid (other than the payment of principal which has been so declared due and payable) shall have been made good or lie- cured to the satisfaction of the Trustee or provision deemed by . the Trustee to be adequate shall be made therefor, then, and in . , .· 7 every such case, a majority of the Bondholders may waive mch · --'':': :~~!~+":" ';. ·· default and its consequences and rescind such declaration; but no , ,... "'.such waiver shall extend to or affect any subsequent default or · impair or exbaust any right or power consequent thereon. SECTION 2. The Company agrees, to the full extent that it ( may lawfully so agree, that if an event of dcf11ult shall happen and be continuing, the Company upon demllnd of the Trustee shall forthwith surrender to the Trustee the possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to enter and take possession of all of the trust estate an·d to hold, operate and Ii111nage the trust estate and from time to time make all necess11ry repairs and such alterations, addi· lions, advances and improvements ns it· may deem wise; and to receive the rents, income and profits thereof and use the same to pay all proper costs and expenses of so taking, holding and man aging the trust estate, including reasonable compensation to the Trustee, its agents and attorneys, and all charges of the Trustee hereunder and any taxes nnd assessments and other charges prior to the lien of this In'denture which the Trustee mny deem it wise to pay and all expenses of such repairs, additions and improve ments, and, subject to Section 2 of Article IV, to apply the re mainder of the moneys so received by it as follows:

209

(*a*) in case the principal of any of the Bonds shall not have become due, to the payment of the interest in default, in the order of the maturity of the instalments of such interest, with interest at the rate specified in such Bonds on the overdue instalments thereof; such payments to be made ratably to the persons or parties entitled thereto, without discrimination or preference; or

(*b*) in case the principal of any of the Bonds shall have become due, by declaration or otherwise, first to the payment of accrued interest in the order of the maturity of the instalments thereof with interest at the rate specified in such Bonds on the overdue instalments thereof, and next to the payment of the principal of all Bonds then due; such payments to be made ratably to the persons or parties entitled thereto, without discrimination or preference.

Whenever all that is due upon such interest instalments and upon the principal of such Bonds, and under any of the terms of this Indenture, shall have been paid and all defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns. The same right of entry, however, shall exist upon any subsequent default.

SECTION 3. If an event of default shall happen and be continuing, then, and in every such case, the Trustee may, if and to the extent permitted by law, by such officer or agent as it may appoint, with or without entry, sell the trust estate as an entirety or in such parcels as the holders of a majority of the Bondholders shall in writing request, or, in the absence of such request, as the Trustee may determine, at public auction at some convenient place in the City of Topeka, Kansas, or at such other place or places as may be required by law, having first published notice of such sale in an authorized newspaper in the City of Topeka, Kansas, and in an authorized newspaper in each of the cities in which the principal of any of the Bonds is payable, at least once in each of four successive calendar weeks preceding such sale, and having given any other notice which may be

210

required by law; and from time to time adjourn such sale in its discretion by announcement at the time and place appointed for such sale or for such adjourned sale or sales without further notice except such as may be required by law; and upon such sale make or deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same. The Trustee and its successors are hereby irrevocably appointed the true and lawful attorneys of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold; and for that purpose it and they may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper conveyances, assignments, instruments of transfer, and releases as may be designated in any such request.

SECTION 4. If an event of default shall happen and be continuing, then, and in every such case, the Trustee may in its discretion, and shall, at the request in writing of not less than twenty-five per cent. (25%) of the Bondholders, proceed by suit or suits at law or in equity or by any other appropriate remedy to enforce payment of the Bonds and to foreclose this mortgage and to sell the trust estate under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any other appropriate legal or equitable remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of its rights or any of the rights of the Bondholders, provided that, if in the opinion of counsel for the Trustee such suit or suits would likely involve the Trustee in any expense or liability which it would not be entitled to collect out of the trust estate, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding with such suit or suits.

·' ·.!'_:i·· ··~ .~i~- 211 SllCTION 5. Upon any lillle being made either under the power of !lll.le hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the principal of nlllionds, if not previously due, and the interest accrued thereon, shall at once become and be immediately due and payable. SECTION 6. Upon any lillle, whether made under the power of sale hereby given or by virtue ·of jutUcilil proceedings, the whole of the trust estate shall be sold in one parcel ns au entirety, unless such sale ns an entirety, in the judgment of the Trustee, shall be impracticable by reason of some statute or other caue, or nnll'l!llll n majority of the Bondholders sbnll in writing reqneat the Trnii-J\, : .. tee to cause the trust estate to be sold in pnreels, in which the lillle llhnll be made in anch pnreell!l antlin soch 'Order ::.-::-:=: ~ ......~.~ ~J'. '. ::~~·'":;-.' ·,. be speci11ed in soch ~1nest, but, if not eo specl11ed, u the Tl'ir.~~:.: tee in its discretion shall deem most expedient in the Interest. the Bondholders. The Company, to the full extent that it' · lawfully do so, for itself, and for all who may claim through or under it, hereby expressly waives and releues all right to have the trust estate or any part thereof marshalled upon any fore closure, sale or other enfo1•cement hereof, and the Trustee, or any court in which the foreclosure of this Indenture or the administra· tion of the trust hereby created is sought, shnll have the right as aforesaid to sell the entire trust estate as a whole ln a single parcel. Upon any Bille, whether ·mnde· under the power of sale hereby given or by virtue of judicial proceedings, any Bondholder or Bondholders or the Trustee may bid for and purchase the mort gaged property, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in their or its own absolute right without further accountability; and any · purchaser at any such snle may, in paying the purchase money, turn in any of the Bonds and coupons in lien of cash to the amount which shnll, upon distribution of the net proceeds of such snle, be payable thereon, subject, however, to the provisions with respect to extended, pledged and transferred coupons con· tnined in Section 2 of Article IV. Snid Ronda and coupons, in cllfie tile amount so payable thereon shall be less thnn the &nlonnt .. I

212

due thereon, shall be returned to the holders thereof after being properly stamped to show partial payment.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representative, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or non-application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the property sold, and shall be a perpetual bar both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or to claim the property sold or any part thereof from, through or under the Company, its successors or assigns.

SECTION 7. The proceeds of any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any of the provisions of this Indenture as part of the trust estate, shall be applied as follows:

First: To the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred by the Trustee under this Indenture, and to the payment of all taxes, assessments or liens superior to the lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made;

Second: To the payment of the whole amount then owing or unpaid upon the Bonds for principal and interest, with

Interest at the rate specltled in 11111ch Bondli on overdue prin cipal and overdue inatalmenta of intereat, and, in ease such proeeede shall be insufftcient to pay in full the whole amount so due and unpaid upon the Bondli, then to the payment of such principal and interest ratably, without preference or priority of principal over interest, or of interest over princi pal, or of any instalment of. interest over any other inatal ment of interest, subject, however, to.BectionJ~ of Article IV. Such payments shall be made on the date fixed therefor by the Trustee, upon presentation of the several Bondli and coupons and stamping thereon tbe amount paid, if Bonde be only plll'tly paid, and upon 11111nender and tion thereof if fully paid; and nird:--AJJ.-nrpiU. tiiei''rem.!ii,»s to ·tlie COi''in'. Plll1Yi' •','.:..... liUCCeliliOrB Or aeeisne, Or to WhomBoever may be lawfully!·;· ;~{i~~~~r titled to li.'IICilive the same, or u a· court ~ competent j~ · diction ma;y direct. · .· · ' ~·· 8JDOTION 8. In case (a) default shall be made in the payment of any instal· ment of interest on any Bond, when and as the same shall become due and payable, and such default shall have con tinued for a period of thirty days; or (b) default shall be made in. the payment of the principal of any Bond, when the same shall have become due and pay able, whether at maturity thereof or by declaration as author- · ized in Section 1 of this Article, or upon a sale as provided in Section 5 of this Article, or otherwise; then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Bonds and coupons, the whole amount then due and payable on all such Bonds and coupons, for interest or principal, or both, as the case mny be, with interest at the rate specified in such Bonds upon the overdue

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principal and the overdue instalments of interest, and, in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount so due and unpaid.

The Trustee shall, if permitted by law, be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the trust estate, and in the case of a sale of the trust estate and of the application of the proceeds of sale to the payment of the indebtedness hereby secured, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Bonds and coupons, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the indebtedness remaining unpaid, with interest, as aforesaid. No recovery of any such judgment by the Trustee, and no levy of any execution under any such judgment upon the trust estate or any part thereof, or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon the trust estate or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the Bonds, but such lien, rights, powers and remedies shall continue unimpaired as before.

Any moneys collected by the Trustee under this Section shall be applied by the Trustee towards payment of the amounts then due and unpaid upon such Bonds and coupons in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind (except as provided in Section 2 of Article IV), according to the amounts due and payable upon such Bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and coupons and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

215 EllllCl'lON 9. If lUI. event of default llhall happen ud be con; tinul.ng ud upon 1lllng a bill in equity or other commencement of judicial proceedings to enforce the rightll of the Trustee and of the Bondholders, the Truatee as a matter of right shall, to the extent permitted by law, be entitled to the appointment of a receiver or receivers of the trust eetate and of the income, rents, iBBUee and protitll thereof pending such proceedinp, with such powers as the court mlildng auch appointment shall confer, but notwitblltiUI.ding the appointment of any :reCeiver the Truetee shall be entitled to retain poDBesaion and control of uy property depoeited or pledged with it hereunder or agreed or provided to be delivered or depoeited or pledged with it hereunder. SmarxoN 10. The Company agrees, to the full extent that it ._. · lU1 lawtully 1110 agree, that in case of a default on Ita pari, · llforee&id, neither the Company :nor any one cJnlmtng through under it shall or will eet up, claim or oeek to tate advantage of any appraisement, valuation, lltay, extenllio:n or redemption laws· :now or heronfter in force in uy locality where any property sub ject to the lien hereof may be llituated, bi order to prevent or hinder the enforcement or foreclosure of this Indenture, the abqo. lute sale of the trust estate or any portion thereof, or the tinal ud absolute putting into possesllion thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Com· pany, to the full extent that it may lawfully do so, for itself,-and all who may claim through or under it, hereby waives the bene1lt of all such laW& SmarxoN 11. Anything in this Indenture to the contrary not· - withstanding, a majority of the Bondholders shall have the right, by an instrument in writing executed and delivered to the Trus tee, to direct· the manner and place of conducting all proceedings to be taken for any sale of the tl•ust estate, or any portion thereof, or for the foreclosure of this Indenture, or for the appointment of a receiver, or any other proceedings hereunder; but none of the Bondholders shall have any right or power to involve the Trustee in any personal liability of any kind to anybody without tlrst and from time to time indemnifying it to ita satisfaction.

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SECTION 12. No holder of any Bond or coupon shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Indenture, unless such holder previously shall have given to the Trustee written notice of some existing default and of the continuance thereof, as hereinbefore provided, or unless, also, twenty-five per cent. (25%) of the Bondholders shall have made written request upon the Trustee and shall have afforded to it a reasonable opportunity, either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, or unless, also, such holder or holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused or neglected to comply with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture and to any action or cause of action for foreclosure or for the appointment of a receiver, or for any other remedy hereunder; it being understood and intended that no one or more holders of Bonds or coupons shall have any right in any manner whatever hereunder or under the Bonds or coupons by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity, shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of such Bonds and coupons. Nothing herein contained shall, however, affect or impair the right of any Bondholder, which is absolute and unconditional, to enforce the payment of the principal and interest of his Bonds at and after the maturity of such principal or interest, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on each of the Bonds to the respective

217

holders thereof at the time and place in the Bonds and coupons expressed.

SECTION 13. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then, and in every such case, the Company and the Trustee shall be restored to their former positions and rights hereunder in respect to the trust estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

SECTION 14. All rights of action under this Indenture, or under any of the Bonds, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of such Bonds or the coupons thereunto belonging, or the production thereof on the trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name for the ratable benefit of the holders of the Bonds and coupons, subject to the provisions of this Indenture.

SECTION 15. The Trustee shall be entitled and empowered either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Bonds and the holders of the coupons, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Bonds and of the coupons allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings relative to the Company or its creditors or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Bonds and of the coupons by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and

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lawful attorney-in-fact of the respective holders of the Bonds and of the coupons, with authority to make and file in the respective names of the holders of the Bonds or of the coupons, or on behalf of the holders of the Bonds or of the coupons as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Bonds or of the coupons themselves, any proof of debt, amendment of proof of debt, claims, petition or other documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and to do and perform any and all acts and things for and on behalf of such holders of the Bonds and of the coupons, as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustee and of the holders of the Bonds and of the coupons against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganisation or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Bondholder.

SECTION 16. No delay or omission of the Trustee or of the Bondholders to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every right and power given by this Article to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

SECTION 17. No Bonds owned or held by, for the account of or for the benefit of, the Company (other than Bonds pledged to secure any obligation) shall be deemed outstanding for the purpose of any calculation of outstanding Bonds provided for in this Article IX or any payment or distribution provided for in this Article IX. Bonds owned or held by, for the account of or the benefit of, the Company, which have been pledged to secure an

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obligation, shall be deemed outstanding for the purpose of any calculation of outstanding Bonds provided for in this Article IX and for the purpose of any payment or distribution provided for in this Article IX.

ARTICLE X.

Evidence of Rights of Bondholders.

Any demand, request, consent or other instrument, which this Indenture may require or permit to be signed and executed by the Bondholders, may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders in person or by attorney appointed in writing. Proof of the execution of any such demand, request, consent or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the Bonds or coupons, shall be sufficient for any purpose of this Indenture if made in the following manner:

(*a*) The fact and date of the execution by any person of such demand, request, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in any state, that the person signing the same acknowledged to him the execution thereof, or by an affidavit of a witness of such execution;

(*b*) The amount of Bonds transferable by delivery held by any person executing such demand, request, consent or other instrument as a Bondholder, and the issue and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate of ownership executed by such person if such person is an insurance company or, if such person is not an insurance company, by a certificate executed by any trust company, bank, banker or other depositary wheresoever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that

220

at the date therein mentioned such person had on deposit with such depositary the Bonds described in such certificate. The Trustee may assume the continuance of any such ownership unless and until it receives proof, satisfactory to it, to the contrary.

The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of coupon Bonds registered as to principal and of registered Bonds without coupons shall be proved by the registry books.

The Trustee shall not be bound to recognize any person as a Bondholder unless and until his title to the Bonds held by him is proved in the manner in this Article provided.

Subject to the provisions of Article XV, any demand, request or consent of the holder of any Bond shall bind all future holders of the same Bond in respect of anything done or suffered by the Company or Trustee in pursuance thereof.

ARTICLE XI.

Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of, or the interest on, any Bond, or for any claim based thereon or on this Indenture or any indenture supplemental hereto, against any incorporator or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released as a condition of and consideration for the execution of this Indenture and of the issue of the Bonds and coupons.

ARTICLE XII. CoNSOLIDATION, MEIIGIIIR AND SALE. SECTION 1. Nothing in this Indenture contained, or in any Bond secured hereby, shall prevent the consolidation with the Company or the merger into the Company of any other corpora tion or prevent any merger of the Company into any other corpo ration or prevent the sale or leaSe by the· Company of its property as an entirety or substantially as an entirety upon the terms here- . inalter set forth; provided that: (a) any sneh consolidation or merger or Bille or lease · shall be on sneh termau not to ~pair the lien and· · ot this Indenture upon any part of the trust atate of the rights and powers 'of the Tru8tee or of the holdei:ili1f the Bond111; . ~ ... : (11) ln Cll8e of any wch consolidation, merger into an· other corporation or Bille: (1) the principal o.mount of indebtedness which is outstanding immediately after such consolidation, mer· ger or sale and which will be secured by a lien or liens. on the properties of such other corporation, other than a lien or liens either junior to the lien of this Indenture or constituting funded prior liens, shnll not eli:Cecd seventy per cent. (70%.) .of the fair. value of the prop· erty of the nnture of property additions then owned by such other corporation, without limitation ss to the · date of acquisition, as stated in nu independent engineer's certificate to be tiled with the Trustee prior to or aim· ultaneonsly with such consolidation, merger or sale, or the cost to such other corporation of such properties, if such cost is lower ; and ('2) the net earnings of such other corporation avail· able for interest, depreciation nnd property retirement (determined in the manner provided in Article I) for

222

any twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which such consolidation, merger or sale is to be made, shall have amounted in the aggregate to not less than the greater of two and one-half times the amount of the annual interest charges on, or ten per cent. (10%) of the principal amount of, (*i*) all indebtedness secured by such liens on the properties of such other corporation which will be outstanding immediately after such consolidation, merger or sale, and (*ii*) all other indebtedness of such other corporation maturing more than one year from the date of creation thereof which will be outstanding immediately after such consolidation, merger or sale, in case such other corporation shall not, simultaneously with such consolidation, merger or sale, execute and deliver to the Trustee and cause to be recorded a supplemental indenture subjecting to the lien of the Indenture all property and franchises then owned and which may thereafter be acquired by such successor corporation (other than property of the character described in the granting clauses hereof as excepted property);

(*c*) upon any such consolidation, merger or sale, the due and punctual payment of the principal and interest of all Bonds at the time outstanding according to their tenor, and, subject to the provisions of Section 3 of this Article, the due and punctual performance and observance of all the covenants and conditions of this Indenture shall, by supplemental indenture and as a condition of any such consolidation or merger or as a consideration for any such sale, be expressly assumed by the successor corporation formed by or resulting from any such merger or consolidation or to which such sale shall have been made; and

(*d*) any such lease shall be made expressly subject to immediate termination by the Trustee at any time when any event of default, as specified in Section 1 of Article IX,

·- .,K shall have happened and be continuing, and al110 by the pur chaser of the property so leased at any sale thereof heremder, whether IIUCh sale be made under the power of sale hereby . ·:~··· conferred or under judicial proceedings. SECTION 2. Every successor corporation resulting from a con· aolidation of the Company with another corporation or a merger of the Company into another. corporation or the sale by the Com· pany of all or substantially all.of its, property. as an entirety to another corporation, all on the terms set forth in Section 1 of this Article XII, shall upon executing, acknowledging and de- : livering to the Trustee, and causing to be recorded and filed. 1111 required by Section 10 of Article IV, an indenture IIUIIPleme:ntal hereto, 1111 provided in Section 1 of this Article, in formL ::~~~ tory to the Trulltee, 1111cceed to and be IIUbatituted for the C with the so.me effect 118 it it bad been named herein u the pal~ of the flrllt part. Such IIUcceBBOr corporation DlDJ' .c·~,,.,... -···:co'i:i cauae to be signed, either in its own name or in the namea :·;;:~:.~·~-!~;"~'-};~;;. Company, with 1111ch suitable reference, if any, to 1111ch ~ dation,·merger or sale as may be required by the Trustee, any or all of the Bonds which shall not theretofore have been signed by the Company and authenticated by the Trustee; and upon the written order of such successor corporation in lieu of the Company, and subject to the terllis, conditions and restrictions herein prescribed with respect to the authentication and delivery of Bonds, the Trustee shall nuthenticate and deliver any and all Bonds which s)lo.l,l_ha.ve.been previously signed by the proper ofllcers of the Company and detivered to the Truatee for authen· tication and any of such Bonds which snch successor corpot'lltion shall thereafter, in accordance with the provisioua of this Inden· ture, cause to be signed and delivered to the Trustee for that purpose. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any additional Bonds other than upon the basis of the retirement of Bonds or to the withdrawal upon .the basis of property additions of any caeh deposited with the Trust® 118 the basis for the authentication and delivery of additional Bondu, the lllllecesmor corporation llhall 11111bject all of the properties !l.lld franchises then OWDed or thereafter acqu.ired by it (except prop erties of the nature speei1leally excepted from the lien hereof) to the lien of this Indenture; !l.lld in case of the exercise of any other privilege with reapect to property additions conferred upon the Company by this Indenture, the 11111ccessor corporation shall 11111bject all property additions which are made the basis for the exercise of 11111ch· privilege to the Hen of this Indenture; in each case with l!limilar force, effect and standing as if the Company had itself acqu.ired or conlltrneted 11111ch property additions and had not been consolidated with or merged into such IIIUCcessor corpo ration or had not sold the property of the Company as an entirety to nch lllllCceaBOI.' corporation. All Bondm so authent!Ntted ll1!d delivered llhall in nlll.'eSp6Ctlllliave the ame rank ll1!d security u the Bonde theretofon 01.' thereafter authenticated and delivm>d '- ;· . ·... in accordllliee· with the terms of this Indenture. The Trustee may l.'eeeive the opinion of counsel as conclusive . ·.· ':-..0····-- " ~ ~-~-·0· -. evidence that IIUIY 11111pplemental indentul.'e complies with the fore going conditiomi !l.lld provisions of this Section. SECTION 3. No consolidation or merger of the Company into anothel.' corporation and no conveyiiUice of all or nbstantially all of the IIBBets of the CompiiUiy to IIUiother corporation shall or is intended to .subject to the lien of this Indenture any or all of the -t;'-•.;;., property or franchises of the successor corporation formed upoia anch consolidation or merger or to which such sale shall have been made, except as hereinafter in this Section 3 provided, unleBB the successor corporation, in its discretion, shall subject the same to the Hen hereof or unless the successor corporation shall exl!r eise the privilege of obtaining the authentication and delivery of additional Bonds pursuant to Section 4 or 5 of .uticle III or the withdrawal, pursuant to Section 3 (a-) of Article VIII, of money111 deposited with the Trustee pursuant to Section 5 (a) of Article III; but the foregoing provisions of thia Section 3 notwithstand· ing, this Indenture shall, after such consolidation, "merger or sale constitute a lien of the rank herein provided upon all prop erties and friiUichises acquired by such successor corporation from

225

the Company, which were subject to the lien hereof immediately prior to such consolidation, merger or sale and upon all additions, extensions, improvements, repairs and replacements to or about the plants or properties included in the trust estate immediately prior to such merger, consolidation or sale, appurtenant to the trust estate as so constituted (as distinguished from the additions, extensions, improvements, repairs and replacements to or about the plants or properties appurtenant to the plants or properties of the successor corporation and additional plants or properties thereafter acquired by the successor corporation upon which the Indenture need not constitute a lien). Nothing contained in this Article XII, however, shall affect or lessen the extent of the lien of this Indenture upon the property of the Company hereafter acquired, by reason of the acquisition by the Company of all or substantially all of the property of another corporation.

ARTICLE XIII.

Concerning the Trustee.

Section 1. The Trustee hereby accepts full responsibility for the exercise of due care in the performance of its powers and duties as the same have been defined by the express terms of this Indenture. The Trustee shall not be required, save as herein specifically provided, to ascertain or inquire as to the performance of any of the covenants or agreements herein contained on the part of the Company. The Trustee shall be entitled to reasonable compensation (which shall not be limited by any provisions of law in regard to the compensation of trustees of an express trust), for all services rendered by it in the execution of the trusts hereby created, which compensation as well as all expenses reasonably incurred and disbursements actually made hereunder, including counsel fees, the Company agrees to pay. In default of such payment by the Company, the Trustee shall have a lien therefor on the mortgaged and pledged property and the proceeds thereof prior to the lien of the bonds and coupons issued

226 hereunder. The Tr1111tee i!hall not be nuder any responiidblllty, if acting in good faith, for the selection, appointment or approval of any engineer, appraiser or counael or of any other person or firm for any of the purposes expressed in thia Indenture. The Trustee may execute any of .the trusts or powers hereof and perform any duty hereunder either directly or by or through ita agents or attorneys and it i!hall not be answerable for the defaalt, omlBBion, mlatake or mloconduet of any agent or attorney selected by it, if such pel'!IOn ahall have been selected with reaaonable care, or for any error of judgment made in good faith by a reeponiidbJe ofllcer or olllcero of the Truatee. :Nor, except ae otherwllle provided in thla Indenture, i!hall the Trustee .bellable for anything whatever In connection with thiiJ traet, except for ita own negligence or wilful mll!lCOnduet. The Trnlltee lilhall · be reeponiidble for the validity or execution of thla Indenture, er}:t'~ of any Indenture npplemental hereto, or of the Donda, nor for_ the value of the mortgaged and pledged property or any pa.ri .• thereof nor for the title of the Company thereto nor for the aecnrlty aft'orded thereby and hereby nor for the vo.lldity of any securities at any tiDie held hereunder, nor for the recitals herein or bi. the Bonde contained (such reelto.ls being made solely by the Company). The Trustee ahall be protected and held ho.rmleBB in acting upon any notice, consent, certificate, bond or other instrument or paper believed by lt to be genuine and to have been executed by the proper party. Upon. any application. by the Company for the authentication and delivery of Bonds or for the taking of an.v other action provided for herein or ln any indPntnre supplemental hereto, the reeolutiona, certificates, statement&, opinions, reporte, orders or other Instruments required by any of the provisions of tbla Indenture or of any Indenture supplemental hereto to be deliv· ered to the Trustee as a condition of the granting of euch appllca· tion or the ta.klng or permitting by It of such action may be reo eelved by the Trustee 1111 conclusive evidence, in the absence of bad faith on its part, of any fact or matter therein llll!t forth and shall be full warrant, authority and protection to the Trustee, acting 0111. the faith thereof, not only with respect to the facts but also with

. ~· respect to the opinions therein set forth; and before granting any snch application or taking or permitting any such action, the Trustee, in the absence of bad faith on its part, sball not be bound to make any further investigation into the matters stated in any snch resolution, certificate, statement, opinion, report, order or other instruments, unless requested in writing so to do by the holders_ of not less than ten per cent. ( 10%) in principal amount ;:.:: of the Bonds and furnisbed with adequate security and indemnity against the coats and expenses of such examination. The Trustee sball be entitled to receive a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer the Company as conclusive pruof of any fact or matter reg~~ to be ascertained by it hereunder, unless otherwille apecliicaJl required herein. If the Trustee llhall determine. or . .,..... -u•o: quested, as aforesnid, to make such further investlig81ioii :·· be entitled to examine the boob, records lllld premlees oHhe .... . .. .... pany, either itself or byu agent er attomey; and unless ·atlll1ie with or without mch investigation, of the truth and aCI!urlley the matters stated in such resolutiorur, certificates, statements, opinions, reports, orders or other instruments, it sbail be under no obligation to grant the application. The reasonable expense of every such examination sbnll be paid by the Company, or if paid by the Trustee, shall be repaid by the Company, upon demand, with interest at the rate of abc' per cent. ( 6%) per annum. lllld untllsueh repayment shall be secured by a lien on the mortgaged and pledged property and the proceeds thereof prior to the Uen· of the Bonds and coupons issued hereunder. The Trustee may advise with·counoel and the opinion of such coUDBcl; and any such cert!A· cats, or any other evidence, prescribed by thhl Indenture, which the Trustee may accept, shall be a fnll protection and justification for anything snffered or done by it in good faith in reliance there upon. The Trustee shall not be accountable for the use or applica tion by the Company of any Bonds authenticated and delivered hereunder or of the proceeds of such Bonds, or for the use or application of any moneys paid aver by it in aecordance with any provisions of this Indenture.

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The Trustee shall be under no duty to give any notice of the execution or delivery of this Indenture or to file or record or cause to be filed or recorded this Indenture, or any instruments supplemental hereto, as a mortgage, conveyance or transfer of real or personal property, or otherwise, or to re-file or re-record or renew the same, or to procure any further, other, or additional instruments of further assurance, or to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder, or to do any other act which may be suitable to be done for the better maintenance or continuance of the lien or security hereof, or for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any property intended now or hereafter to be conveyed in trust hereunder is subjected to the lien hereof.

SECTION 2. The Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto or to take any action towards the execution or enforcement of the trusts hereby created, which in the opinion of counsel for the Trustee would be likely to involve the Trustee in expense or liability that it would not be entitled to collect out of the trust estate, unless, if required by the Trustee, one or more Bondholders shall furnish the Trustee with reasonable indemnity against such expense or liability; nor shall the Trustee be required to take any action in respect of any default unless requested to take action in respect thereof by a writing signed by the holders of at least twenty-five per cent. (25%) in aggregate principal amount of the Bonds issued hereunder and then outstanding. The Trustee shall give to the Bondholders notice of the happening of any completed default known to it, provided, however, that the Trustee may withhold the giving of such notice if and so long as the withholding of such notice is in its judgment made in good faith, in the interest of the Bondholders. Such notice shall be given by mail to the Bondholders as their names and addresses appear in the most recent information in the possession of the Trustee, as provided in Section 23 of Article IV hereof.

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SECTION 3. Except as herein otherwise provided, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given and served, for all purposes, by being deposited postage prepaid in a post-office letter box in The City of New York, the City of Chicago, Illinois or the City of Topeka, Kansas, addressed (until another address is filed by the Company with the Trustee), as follows: The Kansas Power and Light Company, Topeka, Kansas.

SECTION 4. Subject to the provisions of Section 9 of Article VIII, any moneys which at any time shall be deposited by the Company with the Trustee, or with any other depositary, or which the Trustee or such other depositary shall be directed to apply for the purpose of paying any of the Bonds which shall become due and payable, either at maturity thereof or upon call for redemption or otherwise or for the purpose of paying the interest due and payable on the Bonds issued hereunder and all other moneys received by the Trustee under any provision of this Indenture shall be and are hereby assigned, transferred and set over unto the Trustee or such other depositary, as the case may be, in trust for the purposes for which the said moneys shall have been deposited, without liability on the Trustee or the depositary as the case may be for interest thereon; and in the event of the appointment of a receiver or of a trustee of the Company or of its property, neither such receiver nor such trustee shall have any right, title or interest in said moneys so deposited or in any part thereof. Except as may be otherwise specified by law for trust funds, moneys held by the Trustee need not be segregated from any other funds and except as herein otherwise expressly provided the Trustee shall allow and credit to the Company interest on such moneys at such rate as the Trustee allows at the same time upon other deposits of similar character.

SECTION 5. The Trustee or any successor trustee may resign and be discharged from the trusts hereby created by giving not less than four weeks' prior written notice thereof to the Com-

pnny and by publillhing such notice at least once a week, for four successive calender weeks upon any secular day of eacb such cal· ·endar :week, in a daily newspaper printed in the English language published and of general circulation . in the City of Chicago, lllinois, and such resignation shall take effect upon the dny spt>ei· lied in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company as herein· after provided, and in sucb event such resignation shall take effect immediately ()n the appointment of such successor trustee. But the publishing of such not.ice of resignation need not be made if consent to such resignation shall have been given in writing by the holders of all Bonds at the time outstanding. · The Trustee or any successor trustee mny be removed at any time by ·the holders . -·. ·.. : of.a majority in princlpill ~ount of the Bonds, by an ~~~e~.~-t~~ · or concurrent instruments ·in writing, signed bi duplicate·· Bondholders, of which one copy shall be 11led with the Company,:<~·: . . .. ·.. · .. . . ·.~ one with the. Trustee. · In ease ,at any time the Trustee shall :::;:.·; c, · · .. resign, or shall be removed or be dissolved or otherwiee shall be-· -. --~ · · come incapable of acting, or in ease control of the Trustee or of its ( officers shall be taken over by any public officer or officers, a snc· cessor trustee may be appointed by the holders of a majority in principal amount of the Bonds, by an instrument or concurrent instruments in writing signed in duplicate by such Bondholders, and filed, one copy with the Company and the other with the snc· cessor trustee; out until the successor trustee shall be so ap· pointed by the Bondholders as herein authorized, the Company by resolution of its Board of Directors or, in case all or substan· tially all of the assets of the Company shall be in the possession of one or more receivers lawfu:lly appointed, trustees in bank· ruptcy or reorganization proceedings (including a trustee or trus· tees appointed under the provisions of Chapter X of An Act to establish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended), or assignees for the benefit of creditors, such receivers, trustees or assignees, by an instrument in writing, may in any such case appoint a successor trustee. After any such appointment other than by the Bond· holders, the Company, sucb receivers, trustees or assignees, as

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the case may be, which made such appointment shall forthwith cause notice thereof to be published once in each of two successive calendar weeks upon any secular day of each such calendar week in a daily newspaper printed in the English language published and of general circulation in the City of Chicago, Illinois, but any successor trustee so appointed shall, immediately, and without further act, be superseded by a successor trustee appointed by the Bondholders in the manner above prescribed, if such appointment be made prior to the expiration of six months from the date of the first publication of such notice by the Company, such receivers, trustees or assignees.

Every such successor trustee hereunder shall always be a bank or trust company or a national banking association in good standing, having its principal office in the Borough of Manhattan, The City of New York, the City of Chicago, Illinois, or the City of Topeka, Kansas, which is authorized to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a capital and surplus aggregating not less than Five million dollars ($5,000,000) or such larger amount as may be required by the laws of any governmental authority having jurisdiction or the rules, regulations and orders of any regulatory body established thereunder, if there be such a bank or trust company or national banking association willing to accept the trust on customary terms. If, in a proper case, no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within three months after a vacancy shall have occurred in the office of the Trustee, the holder of any Bond or the retiring Trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

Any successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor trustee and to the Company or to the receivers, trustees, assignees or court appointing it an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become vested with all the estate, proper-

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ties, rights, powers and trusts of such predecessor in the trust hereunder with like effect as if originally named as Trustee herein; but the outgoing Trustee shall, nevertheless, on the written demand of the new trustee or of the Company or of the holders of ten per cent. (10%) in principal amount of the outstanding Bonds execute and deliver an instrument conveying and transferring to such new trustee upon the trusts herein expressed, all the properties, rights, powers, trusts, duties and obligations of such outgoing Trustee, and shall duly assign, transfer and deliver all moneys and property held by such outgoing Trustee to the new trustee so appointed in its place; and, upon request of any such new trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such new trustee all such properties, rights, powers, trusts, duties and obligations.

SECTION 6. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any state or jurisdiction in which any part of the mortgaged and pledged property then subject to this Indenture may be located, the Company and the Trustee shall have power to appoint, and upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint another corporation or one or more persons approved by the Trustee to act as co-trustee jointly with the Trustee with such powers as may be provided in the instrument of appointment, of all or any of the property subject to the lien hereof and to vest in such corporation or person or persons as such co-trustee, any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such prop-

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erties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to Harris Trust and Savings Bank, shall be to the extent permitted by law, but to such extent only, appointed subject to the following provisions and conditions, namely:

(1) The Bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by Harris Trust and Savings Bank, or its successor in the trust hereunder; and

(2) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may remove any co-trustee appointed under this Section or otherwise, and may likewise and in like manner appoint a successor to such co-trustee so removed or whose office shall have been vacated, anything herein contained to the contrary notwithstanding.

Any notice, request or other writing, by or on behalf of the holders of the Bonds issued hereunder, delivered to Harris Trust and Savings Bank, or its successor in the trust, shall be deemed to have been delivered to the then trustee as effectually as if delivered to each of them. Every instrument, other than this Indenture, appointing any trustee other than a successor to Harris Trust and Savings Bank, shall refer to this Indenture and the conditions of this Article XIII expressed, and upon the acceptance in writing by such trustee or co-trustee, he, they or it shall be vested with the estates or property specified in such instrument, jointly with Harris Trust and Savings Bank, or its successor (except insofar as local law makes it necessary for any co-trustee to act alone), subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with

Hlu:om Trust ud Savinp Blmk, or ita succe!lllor in the trust. Any co-trustee may, at uy time by 1m instrument in writing, constitute Harris Trust ud Savings Dllllk, or ita successor in the trust hereunder his, their or its agent or attorney-in-fact, with full power ud authority, to the extent which may be authoa-ized by law, to do ull actllud thinp ud exercise ull discretion authlli' ized or permitted by him, them or it, for and in behi!lf of him, them or it, ud in hill, their or ite name. In Clllile uy co-trustee, or a successor to it, shull die, become incapable of acting, resign or be removed, all the estates, property, righte, powl'rs, truMts, dutil'!l and obligations of said co-trlUitee so far as perntitte~l by law, shall vest in ud be e:z:ereized by Harris Trust and Savings Dank, or ita IIIUCCe!li!Or in the trust, without the appointment of a new trustee or lllllCCe!li!Or to 11111ch co-trustee. Bml'!oN 'f. Any corporation into which the Trustee mny be merged or with which it may be consolidnted or uy corporation .··,. resulting boin uy merger or consolidation· to which the Trostee shall be a party, or any c6rporntion to which substantially all the corporate trust bnaineu of the Trustee may be transferred, pro vided such corpm•ation shall be a corporation organized under ( the laws of ·the· States of New York, Illinois or Eunsas, or u nntionnl banking nssoeintion having nn oillce for the transnction of Ita business In the Dorough of Manhattan, The City of New York, the City of Chicago, Illinois, or the City of Topeka, Kansas, which is authorized to exercise corporate trust powers and Is sub ject to 11111perviaion or examination by Federal or St.ate authority, shall be the successor to the Trustee under this Indenture, with· out the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Ronda contemplated to ·be immed hereunder shall have been authen· ticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the original Trustee or of any successor to it, as Trustee hereunder, and deliver the said Bonds so authenticated; and in case any of said Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonda either in the name of any predecessor

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hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of Harris Trust and Savings Bank shall apply only to its successor or successors by merger or consolidation.

SECTION 8. If any trustee for the time being has or acquires any conflicting interest as now or hereafter defined by the statutes of the United States of America, applicable to trustees under indentures relating to securities similar to the Bonds, or by the rules, regulations and orders of any regulatory body established pursuant to such statutes, which statutes or rules or regulations or orders require trustees subject thereto having or acquiring any such conflicting interests to resign, or which would disqualify any such trustee from accepting any trusteeship under any indenture similar to this Indenture, such trustee shall either eliminate such conflicting interest within the time provided thereby, or resign in the manner herein provided. Should a trustee resign by reason of the provisions of this Section 8 he or it shall be under no duty or responsibility to see to the appointment of a successor trustee or for anything whatsoever subsequent to such resignation, except as provided in Subdivision (*d*) of Section 9 of this Article.

SECTION 9. (*a*) If the Trustee in an individual capacity shall be or shall become a creditor, secured or unsecured, of the Company (other than in a relationship of the nature specified in Subdivision (*c*) of this Section) within four months prior to a default in the payment of principal of, or interest on, the Bonds when and as the same shall become due and payable, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually and of the Bondholders:

(1) an amount equal to any reductions in the amount due and owing to the Trustee upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction

.236 l.'e!lllltl.ng from the receipt or diiiJlOsition of any propq described iD paragraph (2) of this ·subdivision (a), or from the exercise of any right of set-ofl' which the Trustee, could have exercised if a petition in bankruptcy had been 11led by or against the Company at the date of such default; and (2) all property received by the Trustee in respect of ·;.,.:-. any claim as such creditor, na security therefor or iD satis faction or composition thertl()f or otherwise, after the begiD ning of such four months' period or an amount equal to the proceeds of any such property, if dilljlOsed of, subject, how ever, to the rights, if any, of the Company and its other . • . ereditors iD weh property or Bllch proceeds. . . . · (b)· Nothing contained iD this Section shall afreet the right Of . TrtiBtee: ·::< .,..... -~: ~ ·:~.~_;.~._:;;, ~-~-~--.;;,~;::;:· .--: •1'<~~:." ::~:-r! . : . ' . . . •; . ..•.· . . . ';'• ~.. .·- . ,. -; . · , (1) to retabi for"its. own aecount (i) payments miule. on .account of any such c1abn described iD Subdivision (G) ..... -· of this Section by person.s, other than the Company, who are linble thereon, ( U) the proceeds of the bona tide sale of any such claim by the Trustee to a third person, or (iii) dividends paid on claims 111ed against the Company iD bankruptcy or receivership or in proceedings for reorganiza tion pursuant to Chapter X of An Act to establish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended, or in proceedings under any appli· cable state law; (2) to realize, for its own account, upon any property held by the Trustee as security for any such claim, if such property wns so held prior to the beginniDg of such four months' period; (3) to realize, for its own account, but only to the extent of the clnim hereinaftet• mentioned, upon any property held by the Trustee as security for any such claim, if such claim was createll after the beginning of such four months' period !Uid such property was t·eceived as security therefor simul tnneou~ly- with thP l'l'E'ntion tlwreof, nnd if the Trustet> ltnd

237

no reasonable cause to believe that a default hereunder in the payment of principal or interest would occur within four months; or

(4) to receive, for its own account, payment on any such claim against the release of any security held as described in paragraph (2) or (3) of this Subdivision (*b*), up to an amount equal to the fair value of such security.

For the purposes of paragraph (2) of Subdivision (*a*) of this Section and paragraphs (2), (3) and (4) of this Subdivision (*b*), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any such claim is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim, such claim shall have the same status as such preexisting claim.

(*c*) If the Trustee shall be required to account, as provided in Subdivision (*a*) of this Section, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee and the Bondholders in such manner that the Trustee and the Bondholders realize, as a result of payments from such special fund and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Chapter X of said Act referred to in Subdivision (*b*) (1) of this Section or in proceedings under any applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee, anything on account of the receipt by the Trustee from the Company of the funds and property in such special account and before crediting to the claim of either the Trustee or the Bondholders dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to said Chapter X or in proceedings under any applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all

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sources other than from such dividends and from the funds and property so held in such special account.

(*d*) In case the Trustee shall have resigned or been removed within four months prior to the happening of such default, it shall nevertheless be subject to the provisions of this Section as though such resignation or removal had not occurred. If the Trustee shall have resigned or been removed prior to the beginning of such four months' period it shall nevertheless be subject to the provisions of this Section as though such resignation or removal had not occurred if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee had continued as Trustee, occurred after the beginning of such four months' period and within four months after such resignation or removal.

(*e*) The Trustee shall not be required to account, as provided in Subdivision (*a*) of this Section, if the creditor relationship arises from:

(1) the ownership or acquisition of securities issued under any mortgage, deed of trust, trust or other indenture, or similar instrument or agreement (including any supplement or amendment to any of the foregoing) whether or not any property, real or personal, is or is to be pledged, mortgaged, assigned or conveyed thereunder; or the ownership of any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) disbursements made in the ordinary course of business in the capacity of trustee under any such mortgage, deed of trust, trust or other similar instrument or agreement, or in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(3) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction;

239

(4) the ownership of stock or of securities of a corporation organized under the provisions of Section 25(a) of the Act approved December 23, 1913, known as the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(5) the acquisition, ownership, acceptance or negotiation of drafts, bills of exchange, acceptances or obligations, falling within the classification of self-liquidating paper.

The word "security" or "securities" as used in this subdivision (c) shall have the same meaning as the definition of the word "security" in the Federal Securities Act of 1933, as amended, as in effect at the date of the execution of this Indenture.

Section 10. In any proceeding brought by the Trustee hereunder, it shall be held to represent all of the holders of the Bonds and it shall not be necessary to make such Bondholders parties to any proceeding.

Section 11. Subject to the provisions of Sections 8 and 9 of this Article, the Trustee and any successor or successors thereto, or any agent of the Company appointed for the purpose of Section 4 of Article IV or for any other purpose, may each acquire and hold Bonds and coupons and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder or as though it were not such agent.

Section 12. The Trustee hereby accepts the trust hereunder and agrees to perform the same but only upon the terms and conditions provided in this Indenture.

ARTICLE XIV.

Supplemental Indentures.

Section 1. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when author-

240

ized by resolution of its Board of Directors, any other corporation when authorized by its Board of Directors, and the Trustee, from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

(*a*) to close this Indenture against, or to restrict, in addition to the limitations and restrictions herein contained, the authentication and delivery of additional Bonds hereunder by imposing additional conditions and restrictions to be thereafter observed, whether applicable in respect of all Bonds authenticated and delivered and to be authenticated and delivered hereunder or in respect of one or more series thereof, or otherwise;

(*b*) to add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed and to surrender any right or power herein reserved to or conferred upon the Company although the freedom of action of the Company may be materially restricted thereby;

(*c*) to convey, transfer and assign to the Trustee, and to subject to the lien of this Indenture, with the same force and effect as though included in the granting clauses hereof, additional properties hereafter acquired by the Company, whether through consolidation, merger or by purchase or otherwise and to correct or amplify the description of any properties at any time subject to the lien of this Indenture;

(*d*) to make such provisions in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture;

(*e*) to modify any of the provisions of this Indenture or to relieve the Company from any of the obligations, conditions or restrictions herein contained, provided that no such

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modification shall be or become operative or effective which shall in any manner impair any of the rights of the Bondholders or of the Trustee, while any Bonds of any series established prior to the execution of such supplemental indenture shall remain outstanding, and provided, further, that such supplemental indenture shall be specifically referred to in the text of all Bonds of any series established after the execution of such supplemental indenture; and provided, also, that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative; or

(*f*) for any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity or curing, correcting or supplementing any defect or inconsistent provision contained in this Indenture or any supplemental indenture;

and the Company hereby covenants that it will fully perform all the requirements of any such supplemental indentures which may be in effect from time to time; but no restriction or obligation imposed hereby or by any supplemental indenture upon the Company in respect to any of the Bonds or series of Bonds then outstanding under this Indenture may, except as otherwise provided in this Indenture, be waived or modified by such supplemental indentures, or otherwise. Nothing in this Article contained shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

Section 2. The Trustee is hereby authorized to join with the Company or any other corporation in the execution of any such supplemental indenture authorized or permitted by the terms of this Indenture, and to make the further agreements and stipulations which may be therein contained.

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ARTICLE XV.

Meetings of Bondholders.

Section 1. Modifications and alterations of this Indenture, of any indenture supplemental hereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made as hereinafter provided in this Article XV.

Section 2. The Trustee may at any time call a meeting of the Bondholders, and it shall call such a meeting on the written request of the Company or of not less than ten per cent. (10%) of the Bondholders. In the event of the Trustee's failing for ten days to call a meeting after being thereunto requested as above set forth, ten per cent. (10%) or more of the Bondholders, or the Company pursuant to resolution of the Board, may call such meeting. Every such meeting called at the instance of the Trustee shall be held at the principal office of the Trustee, but if called by or at the request of the Bondholders or of the Company shall be held at such place in the Borough of Manhattan, The City of New York, or in the City of Chicago, Illinois, as the case may be, as may be specified in the notice calling such meeting or requesting such meeting to be called. If such meeting is called by the Trustee, written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty days before such meeting,

(a) to each registered owner of Bonds then outstanding addressed to him at his address appearing (if at all) on the registry books,

(b) to each holder of Bonds then outstanding payable to bearer who shall have filed with the Trustee an address for notices, addressed to him at such address,

(c) to each holder of Bonds then outstanding addressed to him as his name and address appears in the most recent information in the possession of the Trustee, as provided in Section 23 of Article IV hereof, and

(d) to the Company addressed to it at Topeka, Kansas,

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and shall be published by the Trustee at least once in each of four successive calendar weeks immediately preceding the meeting in an authorized newspaper of the Borough of Manhattan, The City of New York, and in an authorized Chicago, Illinois, newspaper, provided, however, that the mailing of any such notice shall in no case be a condition precedent to the validity of any action taken at such meeting. If such meeting is called by the Bondholders or the Company, after failure of the Trustee to call the same after being requested so to do in accordance with this Section 2, notice of such meeting shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of Bondholders shall be valid without notice if the holders of all Bonds then outstanding are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived before or after the meeting by the Company, the holders of all Bonds outstanding and by the Trustee.

All holders of Bonds at the time of such meeting shall be entitled to vote thereat; except that

(*aa*) with respect to bearer Bonds which have been stamped or upon which has been made a notation recording the issue of a certificate for voting at such meeting issued in the manner provided in Section 3 of this Article XV (whether or not such Bonds are thereafter registered as to principal) only the holder of such certificate and his proxies shall be entitled to vote such Bonds at said meeting and any adjournment thereof;

(*bb*) the Trustee may, and upon request of the Company or of not less than twenty-five per cent. (25%) of the Bondholders shall, fix a day not exceeding ninety days preceding the date for which the meeting is called as a record date for the determination of holders of Bonds registered as to principal and holders of registered Bonds entitled to notice of and to vote at such meeting and any adjournment thereof, and only such registered owners who shall have

244

been such registered owners on the date so fixed, and who are entitled to vote such registered Bonds at the meeting, shall be entitled to receive notice of such meeting, and, subject to the provisions of Subdivision (*aa*) of this Section 2, the Bonds registered as to principal on such record date and registered Bonds may be voted at such meeting and any adjournment thereof only by the holders, and their proxies, who shall have been registered owners of such Bonds on such record date, notwithstanding any transfer of any such Bonds on the books of the Company after such date. If any Bonds registered as to principal on such record date or any registered Bonds shall thereafter be transferred to bearer, a suitable notation may be made upon such Bonds at the time of their transfer from such registered owner's name to record the fact that the registered owner of such Bonds on said record date and his proxies shall be the only persons entitled to vote such Bonds at the meeting. If any Bonds in bearer form on such record date are thereafter registered as to principal and before any certificate as provided in Section 3 of this Article XV has been issued with respect to such Bonds, the first registered owner to whom such Bonds in bearer form are transferred shall be deemed to have been a registered owner of such Bonds on the record date for the purposes of this Article XV, except as to his right to receive notice of such meeting; and

(*cc*) no one shall be entitled to vote in respect of any Bond owned by or held by, for the account of or for the benefit or interest of, the Company or any affiliated corporation.

SECTION 3. Attendance by Bondholders at any meeting may be in person or by proxy. In order that bearer Bonds may be voted at any such Bondholders' meeting without being produced thereat, the Trustee may, and, upon request of the Company or of not less than twenty-five per cent. (25%) of the Bondholders, shall make and from time to time vary such regula-

245

tions as it shall deem fit permitting holders of bearer Bonds to submit such Bonds to, or deposit their Bonds with, any banks, bankers or trust companies or their duly authorized agents, which shall issue to or upon the order of the holders of such Bonds certificates with respect thereto entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the Bonds, in respect of which such certificates shall have been issued, and any regulations so made shall be binding upon the Trustee, the Inspectors of Votes and all Bondholders. Unless the Bonds so received are to be kept on deposit pending the holding of such Bondholders' meeting and any adjournments thereof, said banks, bankers or trust companies, or their duly authorized agents, upon issuing any such certificates shall make a notation upon the Bonds with respect to which the certificates are to be issued recording the issue of such certificates, and shall forthwith return the Bonds bearing such notation to the persons entitled thereto. Thereafter the Bonds bearing such notation shall not be entitled to be voted at the meeting except by the holders, and their duly authorized proxies or agents, of the certificates issued with respect to such Bonds.

Each person seeking to attend or vote at any meeting of Bondholders must, if required by any authorized representative of the Trustee or of the Company, produce such proof of Bond or certificate ownership or personal identity as shall be satisfactory to the Inspectors of Votes. Every proxy shall be signed by the Bondholder or certificate holder himself or by his duly authorized attorney, and shall be witnessed; and its genuineness if questioned shall be established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to the Inspectors of Votes and filed with the Trustee.

Officers and nominees of the Company and of the Trustee may attend at any such meeting and take part therein, but shall not be entitled to vote thereat except to the extent that they may

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be Bondholders or may hold proxies of Bondholders or may hold certificates entitling them to vote issued as in this Section 3 provided.

SECTION 4. Persons named by the Trustee if represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, then the Bondholders and holders of certificates, issued as in Section 3 of this Article XV provided, and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the Bondholders and holders of such certificates and proxies present by a majority vote irrespective of the amount of their holdings. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary as aforesaid, and who shall make and file with the Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

SECTION 5. The holders (or persons entitled to vote the same) of not less than eighty per cent. (80%) of the Bonds entitled to be voted at any such meeting must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn. If such meeting is adjourned by less than a quorum for more than seven days, notice thereof shall forthwith be mailed by the Trustee, if such meeting shall have been called by the Trustee, to the persons specified in Subdivisions (*a*), (*b*) and (*c*) of Section 2 of this Article XV, and shall be published

247

at least once in each seven days' period of such adjournment in an authorised newspaper of the Borough of Manhattan, The City of New York, and in an authorized Chicago, Illinois, newspaper. The failure to mail such notice as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called by the Bondholders or by the Company after failure of the Trustee to call the same after being requested so to do in accordance with Section 2 of this Article XV, notice of such adjournment shall be given by the Chairman and Secretary of the meeting in the newspapers and for the number of times above specified in this Section and shall be sufficient if so given.

SECTION 6. Any modifications or alterations of this Indenture, of any indenture supplemental hereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons in any particular may be made at a meeting of Bondholders duly convened and held in accordance with the provisions of this Article XV, but only by a resolution duly adopted by the affirmative vote, in person or by proxy, of the holders (or persons entitled to vote the same) of eighty per cent. (80%) or more of the Bonds entitled to be voted upon any such modification or alteration when such meeting is held, and approved by resolution of the Board of Directors as hereinafter specified; but no such modification or alteration shall be made which will permit the extension of the time or times of payment of the principal of, or the interest on, any Bond, or a reduction in the rate of interest thereon, or otherwise affect the terms of payment of the principal of, or interest on, any Bond, or reduce the percentage required by this Section for the taking of any action under this Section, nor shall any action permitted under this Section and taken at any meeting of the Bondholders affect the rights under this Indenture or of any indenture supplemental hereto of the holders of one or more, but less than all, of the series of Bonds outstanding hereunder, unless such action shall also have received the affirmative vote, in person or by proxy, of the holders (or persons entitled to vote the same) of at

248

least eighty per cent. (80%) of the Bonds of each of the series so affected entitled to be voted upon any such action when such meeting is held. For all purposes of this Article XV the Trustee shall be entitled to rely upon an opinion of counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of Bonds then outstanding.

Bonds owned or held by, for the account of or for the benefit or interest of, the Company or any affiliated corporation, shall not be deemed outstanding for the purpose of any vote or of any calculation of outstanding Bonds provided for in this Article XV or for the purpose of the quorum provided for in Section 5 of this Article XV.

The term "affiliated corporation" as used in this Article shall be construed to mean (*a*) any corporation which directly or indirectly owns or controls an interest of twenty-five per cent. (25%) or more of the outstanding capital stock of the Company having voting power, or (*b*) any corporation of which twenty-five per cent. (25%) or more of the outstanding capital stock having voting power is owned by or held by, for the account of or for the benefit or interest of, the Company or any corporation which directly or indirectly owns or controls an interest of twenty-five per cent. (25%) or more of the outstanding capital stock of the Company having voting power.

For all purposes of this Indenture, the Trustee, and for the purposes of this Article XV, the Trustee, the Chairman and Secretary of any meeting held pursuant to this Article XV and the Inspectors of Votes at any such meeting, shall (unless challenged by any Bondholder at such meeting) be entitled conclusively to rely upon a notification in writing by the Company, specifying the principal amount of Bonds owned by or held by, for the account of or for the benefit or interest of, the Company or any affiliated corporation, or stating that no Bonds are so owned or held. In case the meeting shall have been called otherwise than on the written request of the Company, the Trustee, if the notification by the Company is not furnished as in this paragraph provided, shall be entitled conclusively to assume that none

249

of the Bonds outstanding under this Indenture are so owned or held.

SECTION 7. A record in duplicate of the proceedings of each meeting of Bondholders shall be prepared by the Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under Section 5 of this Article XV, and showing that said notices were published as provided in Section 2 of this Article XV and, in a proper case, as provided in Section 5 of this Article XV. Such record shall be signed and verified by the affidavits of the permanent Chairman, the permanent Secretary of the meeting, and a duly authorized representative of the Trustee if such a representative was present at the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and such meeting shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to each registered owner of Bonds outstanding addressed to him at his address appearing (if at all) on the registry books, to each holder of Bonds outstanding payable to bearer who shall have filed with the Trustee an address for notices, addressed to him at such address, and to each holder of Bonds outstanding addressed to him as his name and address appears in the most recent information in the possession of the Trustee, as provided in Section 23 of Article IV hereof (but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof), and a copy or summary thereof shall be published by the Company at least once in an authorized newspaper in the Borough of Manhattan, The City of New York, and at least once in an author-

250

ized Chicago, Illinois, newspaper, such publication to be made not more than fifteen days after the adoption of such resolution. Proof of such publication and mailing by the affidavit or affidavits of some person or persons having knowledge of the facts shall be filed with the Trustee. No such Bondholders' resolution shall be binding unless approved by the Board of Directors as evidenced by a certified resolution filed with the Trustee, and any resolution of Bondholders so adopted and approved shall be deemed conclusively to be binding upon the Company, the Trustee and the holders of all Bonds and coupons, except as otherwise specifically provided in this Article XV; provided, that no such resolution of the Bondholders, or of the Board of Directors, shall in any manner be so construed as to change or modify any of the rights or obligations of the Trustee without its written assent thereto. Nothing in this Article XV contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or of any right expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any of the provisions of this Indenture or of the Bonds.

Section 8. Bonds authenticated and delivered after the date of any Bondholders' meeting may bear a notation, in form approved by the Trustee, as to the action taken at meetings of Bondholders theretofore held, and, in such case, upon demand of the holder of any Bond outstanding at the date of any such meeting and presentation of his Bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such Bond by endorsement or otherwise as to any action taken at any meeting of Bondholders theretofore held. If the Company or the Trustee shall so determine, new Bonds so modified that they will, in the opinion of the Trustee and the Board of Directors, conform to such Bondholders' resolutions, shall be prepared, authenticated and delivered, and such new Bonds shall be exchanged for Bonds of the same series and maturity then outstanding hereunder, upon de-

251

mand of, and without cost to, the holders thereof, upon surrender of such Bonds with all unmatured coupons appertaining thereto. The Company or the Trustee may require Bonds to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto, or of the rights and obligations of the Company or of the holders of the Bonds and coupons made at any Bondholders' meeting approved by resolution of the Board of Directors, as aforesaid, may be executed by the Trustee and the Company; and upon demand of the Trustee, or if so specified in any resolution adopted by any such Bondholders' meeting, shall be executed by the Company and the Trustee.

ARTICLE XVI.

Defeasance.

If the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the Bonds and coupons, the principal and interest to become due thereon and the premium thereon, if any, at the times and in the manner stipulated therein, and if the Company shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it or on its part, then these presents and the estate and rights hereby granted shall (at the option of the Company evidenced by a certified resolution delivered to the Trustee) cease, determine and be void, and thereupon the Trustee shall, upon the request of the Company, cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds as shall be requisite to satisfy the lien hereof, and reconvey to the Company the estate and title hereby conveyed, and assign and deliver to the Company any property at the time subject to the lien of this Indenture which may then be in its possession.

Bonds and coupons for the payment or redemption of which moneys shall have been deposited with the Trustee, whether at or

252

prior to the maturity or the redemption date of such Bonds, shall be deemed to have been paid within the meaning of this Article; provided, however, that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or provision satisfactory to the Trustee shall have been made therefor.

The cancellation and discharge of this Indenture, however, shall be without prejudice to the right of the Trustee to be paid any compensation then due it hereunder, and to be protected and saved harmless by the Company from any and all losses, liabilities, costs and expenses, including counsel fees, at any time incurred by the Trustee hereunder or connected with any Bond, and the Company hereby covenants to protect and save the Trustee harmless from any and all such losses, liabilities, costs and expenses.

ARTICLE XVII.

Miscellaneous Provisions.

Section 1. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, and the holders of the Bonds and coupons, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the holders of the Bonds and coupons.

Section 2. Whenever in this Indenture or in any indenture supplemental hereto provision is made for the destruction or cancellation by the Trustee and the delivery to the Company of any Bonds or any coupons, the Trustee may, upon the request of the Company, in lieu of such destruction or cancellation and delivery, cremate such Bonds and coupons in the presence of an officer of the Company (if the Company shall so require) and deliver a certificate of such cremation to the Company.

253

SECTION 3. In case any one or more of the provisions contained in this Indenture or in the Bonds or coupons should be invalid, illegal or unenforcible in any respect, the validity, legality and enforcibility of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

SECTION 4. Although this Indenture, for convenience and for the purpose of reference is dated July 1, 1939, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

SECTION 5. In case, by reason of the temporary or permanent suspension of publication of any newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice required hereby in the newspaper or newspapers as herein provided, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice. Such publication shall, so far as may be, approximate the terms and conditions of the publication in lieu of which it is given.

SECTION 6. The same officer or officers of the Company, or the same engineer or counsel or other person, as the case may be, may, but need not, certify to all the matters required to be certified under any Article, Section, Subdivision or other portion hereof, but different officers, engineers, counsel or other persons may certify to different facts, respectively. Where any person or persons are required to make, give or execute two or more orders, requests, certificates, opinions or other instruments under this Indenture, any such orders, requests, certificates, opinions or other instruments may, but need not, be consolidated and form one instrument. Any certificate which is required to be verified may be verified on information and belief.

Except as otherwise expressly provided in this Indenture, or in any indenture supplemental hereto, any request, opinion, consent, demand, notice, order, appointment, or other direction required or permitted to be made or given by the Company, shall be deemed to have been sufficiently made or given if executed on

254

behalf of the Company by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers.

Any opinion of counsel required to be furnished pursuant to any of the provisions of this Indenture may, in lieu of stating the facts required by the provisions hereof, state that the required conditions will be fulfilled on the execution and delivery of designated instruments, which instruments shall be delivered in form approved by such counsel prior to or concurrently with the taking or suffering by the Trustee of the action as a condition precedent to which such opinion is required to be furnished under the terms of this Indenture.

Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the principal office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee, for all purposes, by being deposited, postage prepaid, in a post-office letter box addressed to the Company at Topeka, Kansas, or to the Company at such other address as may be filed in writing by the Company with the Trustee.

SECTION 7. Subject to the provisions of Articles XII and XIII, whenever in this Indenture any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of the respective successors and assigns, whether so expressed or not.

SECTION 8. This Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, said The Kansas Power and Light Company has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be at-

255

tested by its Secretary or one of its Assistant Secretaries; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of July, One thousand nine hundred and thirty-nine.

THE KANSAS POWER AND LIGHT COMPANY,
By H. L. HANLEY
Vice President.

[CORPORATE SEAL]

Attested:
I. S. STEWART
Assistant Secretary.

Signed, sealed and delivered by The Kansas Power and Light Company in the presence of:
S. L. POMEROY
C. P. NONGARD
As Witnesses.

HARRIS TRUST AND SAVINGS BANK,
By HAROLD ECKHART
Vice President.

[CORPORATE SEAL]

Attested:
F. O. MANN
Assistant Secretary.

Signed, sealed and delivered by Harris Trust and Savings Bank, in the presence of:
S. L. POMEROY
E. M. PFEILER
As Witnesses.

256

STATE OF ILLINOIS }
COUNTY OF COOK } SS.:

BE IT REMEMBERED, that on this 24th day of July 1939, before me, the undersigned, GUY H. STRAFER a Notary Public within and for the County and State aforesaid, personally came H. L. HANLEY, a Vice President, and I. S. STEWART, an Assistant Secretary, of The Kansas Power and Light Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

GUY H. STRAFER
Notary Public.
My Commission Expires January 26, 1941

257

STATE OF ILLINOIS }
COUNTY OF COOK } SS.:

BE IT REMEMBERED, that on this 24th day of July 1939, before me, the undersigned, TILLIE F. KURTZ, a Notary Public within and for the County and State aforesaid, personally came HAROLD ECKHART, a Vice President, and F. O. MANN, an Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

TILLIE F. KURTZ
Notary Public.
My Commission Expires July 13, 1941

258

STATE OF ILLINOIS }
COUNTY OF COOK } SS.:

BE IT REMEMBERED, that on this 24th day of July 1939, before me, the undersigned, GUY H. STRAFER, a Notary Public within and for the County and State aforesaid, personally came H. L. HANLEY, a Vice President, and I. S. STEWART, an Assistant Secretary, of The Kansas Power and Light Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, who, being by me, respectively, duly sworn, did each say that the said H. L. HANLEY is Vice President and that the said I. S. STEWART is an Assistant Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith for the uses and purposes therein set forth and without any intent to hinder, delay or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

[NOTARIAL SEAL]

GUY H. STRAFER
Notary Public.
My Commission Expires January 26, 1941

259

The Mortgage and Deed of Trust dated July 1, 1939, was recorded on July 27, 1939, in the offices of the Registers of Deeds of the Counties listed below, all in the State of Kansas, as follows:

	Recording as Real Estate Mortgage			Recording as Chattel Mortgage		
COUNTY	TIME	BOOK	PAGE	TIME	BOOK	PAGE
Atchison	8:45 AM	250	—	8:55 AM	P	157
Barber	8:06 AM	48A	1-258	8:06 AM	20	135
Barton	8:05 AM	52	417	8:05 AM	W	159
Brown	8:15 AM	200A	1	8:15 AM	X	136
Butler	8:10 AM	159	440	—	5086A	—
Clark	8:16 AM	46	—	8:20 AM	25	K3
Clay	8:07 AM	66	69	8:07 AM	30	135
Cloud	8:05 AM	87	578	8:05 AM	18	153
Comanche	8:30 AM	47A	—	8:30 AM	18	138
Dickinson	8:12 AM	111	153	8:12 AM	A7	147
Doniphan	9:00 AM	115	—	9:00 AM	10	144
Edwards	8:05 AM	23	397	8:06 AM	5	120
Ellis	9:00 AM	70	2	9:00 AM	18	K
Ellsworth	8:06 AM	50	1	8:06 AM	25	148
Geary	9:00 AM	36	1-258	9:00 AM	2	155
Jackson	10:00 AM	108A	—	10:00 AM	40	K-9
Jefferson	8:09 AM	174	544	8:15 AM	29	142
Johnson	8:00 AM	A	—	8:05 AM	30	145
Kingman	8:05 AM	K	93	8:05 AM	W	K
Kiowa	8:50 AM	F	166	8:45 AM	H-1	K-7
Lincoln	8:10 AM	46	1	8:15 AM	16	92
Marion	8:30 AM	217	A	8:30 AM	26	142
Marshall	8:05 AM	238	38	8:05 AM	13	150
McPherson	8:05 AM	123	1	8:05 AM	49	42
Morris	8:15 AM	62A	—	8:10 AM	8	152
Nemaha	8:45 AM	133	54-71	8:45 AM	5	151
Ottawa	8:06 AM	62	1	8:06 AM	29	K2408
Osage	8:10 AM	K43	—	8:10 AM	0	162
Pawnee	8:05 AM	43	1-258	8:05 AM	22	139
Pottawatomie	8:30 AM	99	IV	8:30 AM	V	160
Pratt	8:05 AM	80	536	8:05 AM	37	148
Reno	8:10 AM	266	1	8:10 AM	B4	K
Republic	8:15 AM	49	309	8:15 AM	7	145-C
Rice	8:20 AM	119	1	8:20 AM	31	K
Riley	8:15 AM	196	—	8:15 AM	V	146
Rush	8:05 AM	24	3	8:05 AM	0	947
Russell	9:00 AM	60	1	9:00 AM	33	K
Saline	8:31 AM	135	287-417	8:31 AM	32	177
Shawnee	8:00 AM	778	216	8:00 AM	39	2
Stafford	8:15 AM	76C	1-258	8:25 AM	32	10
Wabaunsee	9:15 AM	1	1-258	9:15 AM	27	40
Washington	8:00 AM	92	416	8:00 AM	40	145

See next page

MYERS AND CO., TOPEKA, KANS.

ADDITIONAL RECORDING DATA

Original Mortgage Dated July 1, 1939

County	Recording as Real Estate Mortgage			Recording as Chattel Mortgage		
	Date	Book	Page	Date	Book	Page
Chase	8-16-43	#1484 Vol. 62 Mtg record		8-16-43	Vol. 2	K #1486
Coffey	11-23-49	107		11-23-49	P	91
Douglas	11-17-49	97	1	11-17-49	#4737	
Elk	11-25-49	77	D	11-25-49	8	
Ford	12- 8-49	79 all		12- 8-49	20	
Grant	11-22-49	27	1-439	11-22-49	19	143
Gray	12- 8-49	44A	238	12- 8-49	18	281
Greenwood	11-23-49	152	73	11-23-49	47	143
Haskell	12- 8-49	31 Mtgs	31F	12- 8-49	20Cm	269
Labette	11-25-49	99	631	11-25-49	Z	
Leavenworth	11-17-49	306	320	11-17-49	50	K
Lyon	11-23-49	131	1	11-23-49	#5857	
Neosho	11-25-49	B	133	11-25-49	3	267
Wilson	11-25-49	128		11-25-49	36	91
Woodson	11-23-49	48	387	11-23-49	Z	137
Wyandotte	11-17-49	1216	484 to	11-17-49	#C211410	
		1217	112			
Harvey	12-22-49	170-D mtgs	1-258	12-22-49	x of Chattels	Page 159